Exhibit 1.2

Execution Version

October 27, 2025

WERIDE INC.

XU HAN

TONYHAN LIMITED

XU HAN LIMITED

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

MORGAN STANLEY ASIA LIMITED

J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

and

THE HONG KONG UNDERWRITERS

(named in Schedule 1)

HONG KONG UNDERWRITING
AGREEMENT
relating to the Hong Kong Public Offering of
4,412,500 Class A Ordinary Shares of par
value of US$0.00001 each in the Company

18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong

TABLE OF CONTENTS

Page

1	DEFINITIONS AND INTERPRETATION	3
2	CONDITIONS	17
3	APPOINTMENTS	20
4	HONG KONG PUBLIC OFFERING	26
5	ALLOTMENT AND PAYMENT	31
6	STABILIZATION	34
7	COMMISSIONS AND COSTS	35
8	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	39
9	INDEMNITY	42
10	FURTHER UNDERTAKINGS	47
11	TERMINATION	53
12	RESTRICTION ON ISSUE OR DISPOSAL OF SECURITIES	58
13	ANNOUNCEMENTS	61
14	ALLOCATION OF SHARES, FREE FLOAT AND OFFER SIZE	61
15	UNDERTAKINGS BY A COMMERCIAL COMPANY UNDER CHAPTER 18C OF THE LISTING RULES	62
16	CONFIDENTIALITY	62
17	NOTICES	63
18	GOVERNING LAW, DISPUTE RESOLUTION AND WAIVER OF IMMUNITY	65
19	MISCELLANEOUS	67

i

THIS AGREEMENT is made on October 27, 2025

BETWEEN:

(1)	WERIDE INC., an exempted company incorporated in the Cayman Islands with limited liability on March 13, 2017, having its registered address at P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands (the “Company”);

(2)	XU HAN, of Building C1, Guangzhou BioIsland International Apartment, No. 96, Xingdaohuan South Road Guangzhou International Biotech Island, Guangzhou, Guangdong Province, the PRC (“Dr. HAN”);

(3)	TONYHAN LIMITED, a company incorporated in the BVI with limited liability on May 10, 2017, having its registered address at the office of Harkom Corporate Services Limited of Jayla Place, P.O. Box 216, Road Town, Tortola, VG1110, British Virgin Islands (the “THL”);

(4)	XU HAN LIMITED, company incorporated in the BVI with limited liability on June 22, 2022, having its registered address at the office of Harkom Corporate Services Limited of Jayla Place, P.O. Box 216, Road Town, Tortola, VG1110, British Virgin Islands (the “XHL”);

(5)	CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED, of 29/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong (“CICC”);

(6)	MORGAN STANLEY ASIA LIMITED, of Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong (“MS”);

(7)	J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED, of 28/F, Chater House, 8 Connaught Road Central, Hong Kong (“J.P. Morgan”); and

(1)	THE HONG KONG UNDERWRITERS whose names and addresses are set out in Schedule 1 (the “Hong Kong Underwriters”).

RECITALS:

(A)	The Company is an exempted company incorporated in the Cayman Islands with limited liability on March 13, 2017 under the laws of Cayman Islands, and is registered in Hong Kong as a non-Hong Kong company under Part 16 of the Companies Ordinance on March 31, 2025. As of the date hereof, the Company has an authorized share capital of US$50,000 divided into 4,500,000,000 Class A Ordinary Shares of par value US$0.00001 each and 500,000,000 Class B Ordinary Shares of par value US$0.00001 each.

(B)	As at the date of this Agreement, Dr. Han, through XHL and THL, was interested in 41,249,590 Class B Ordinary Shares. Immediately following the completion of the Global Offering (assuming that the Over-allotment Option is not exercised and no further Class A Ordinary Shares are allotted and issued under the 2018 Share Plan), Dr. Han, through XHL and THL, will be entitled to exercise the voting rights attaching to approximately (i) 7.98% of the total issued share capital of the Company, (ii) 70.15% of the voting rights in the Company with respect to Shareholder resolutions relating to matters other than the Reserved Matters on the basis that each Class A Ordinary Share entitles the holder to exercise one vote and each Class B Ordinary Share entitles the holder to exercise forty votes, (iii) 7.98% of the voting rights in the Company with respect to Shareholder resolutions relating to the Reserved Matters on the basis that each Share entitles the holder to exercise one vote, and (iv) 37.85% of the voting rights in the Company with respect to Shareholder resolutions relating to matters other than the Reserved Matters on the basis that each Class A Ordinary Share entitles the holder to exercise one vote and assuming that the exercise of voting right attached to each Class B Ordinary Share will be capped at ten votes.

(B)	The Company is proposing to obtain a listing for its Class A Ordinary Shares on the Stock Exchange by way of a Global Offering comprising:

(i)	Hong Kong Public Offering (as defined herein), comprising an offer for subscription of the Hong Kong Offer Shares, in respect of which this Agreement is being entered into; and

(ii)	International Offering (as defined herein), pursuant to the registration statement on Form F-1, as amended, that to be filed with the SEC on or around October 28, 2025, including the preliminary prospectus dated October 28, 2025 and the final prospectus to be filed with the SEC on or about November 4, 2025, or pursuant to the shelf registration statement on Form F-3 that to be filed with the SEC on November 3, 2025, the preliminary prospectus supplement to be filed on or about November 3, 2025 and the final prospectus supplement to be filed with the SEC on or about November 4, 2025.

(C)	CICC and MS have been appointed as the Joint Sponsors. CICC and MS have been appointed as the Sponsor-OCs. CICC, MS and J.P. Morgan have been appointed as the Overall Coordinators and Joint Global Coordinators in connection with the Global Offering.

(D)	The Joint Sponsors have made an application on behalf of the Company to the Listing Committee of the Stock Exchange for the listing on the Main Board of, and permission to deal on the Main Board in, the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including Class A Ordinary Shares which may be issued pursuant to the Over-allotment Option), the Class A Ordinary Shares to be issued pursuant to the 2018 Share Plan and the Class A Ordinary Shares to be issued after the conversion of the Class B Ordinary Shares into Class A Ordinary Shares on a one to one basis.

(E)	The Hong Kong Underwriters have agreed to severally, but not jointly or jointly and severally, underwrite the Hong Kong Public Offering upon and subject to the terms and conditions of this Agreement.

(F)	Each of the Warrantors has agreed to give irrevocably the representations, warranties, undertakings and indemnities set out herein in favor of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters.

(G)	The Company has appointed International Corporation Services Ltd. to act as its principal share registrar and transfer agent in the Cayman Islands and Computershare Hong Kong Investor Services Limited to act as the Share Registrar.

(H)	The Company has appointed CMB Wing Lung Bank Limited as the Receiving Bank for the Hong Kong Public Offering and CMB Wing Lung (Nominees) Limited as the Nominee to hold the application monies under the Hong Kong Public Offering.

(I)	In connection with the Global Offering, the Company has obtained the approval granted by the CSRC on September 24, 2025, authorizing the Company to proceed with the Global Offering and the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange.

(J)	The Company, the Single Largest Group of Shareholders, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators and the International Underwriters intend to enter into the International Underwriting Agreement providing for the underwriting of the International Offering by the International Underwriters subject to the terms and conditions set out therein.

(K)	The Company is expected to grant to the International Underwriters the Over-allotment Option, exercisable by the Overall Coordinators (for themselves and on behalf of the International Underwriters), at their sole and absolute discretion, to require the Company to allot and issue up to an aggregate of 88,250,000 additional Offer Shares, representing not more than 15% of the total number of Offer Shares initially available under the Global Offering, at the International Offer Price under the International Offering to cover over-allocations (if any) in the International Offering, subject to and on the terms of the International Underwriting Agreement. It is expected that Humber Partners Limited and/or Yanli Holdings Limited will enter into a Stock Borrowing Agreement with CICC.

(L)	At a meeting of the Board held on October 21, 2025, resolutions were passed pursuant to which, inter alia, the Board has approved, and any executive director of the Company was authorized to sign on behalf of the Company, this Agreement and all the other relevant documents in connection with the Global Offering.

NOW IT IS HEREBY AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Introduction: Except where the context otherwise requires, in this Agreement, including the Recitals and the Schedules, the following words and expressions shall have the respective meanings set out below:

“2018 Share Plan” means the 2018 share plan adopted by the Company in June 2018 and amended and restated in July 2024, a summary of which is set out in “Statutory and General Information — D. 2018 Share Plan” in Appendix IV to the Hong Kong Prospectus;

“Acceptance Date” means November 3, 2025, being the date on which the Application Lists close in accordance with Clause 4.4;

“Accepted Hong Kong Public Offering Applications” means the Hong Kong Public Offering Applications which are from time to time accepted in whole or in part pursuant to Clause 4.5;

“Admission” means the grant or agreement to grant by the Listing Committee of the Stock Exchange of the listing on the Main Board of, and permission to deal on the Main Board in the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including any additional Class A Ordinary Shares to be issued pursuant to the exercise, whether fully or partially, of the Over-allotment Option), any additional Shares to be issued pursuant to the 2018 Share Plan and the Class A Ordinary Shares to be issued after the conversion of the Class B Ordinary Shares into Class A Ordinary Shares on a one to one basis;

“ADS(s)” means American Depositary Shares (each represents three Class A Ordinary Shares);

“Affiliates” means, in relation to any person, any other person which is the holding company of such person, or which is a subsidiary or branch, or any subsidiary or branch of the holding company of such person, or which directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person. For the purposes of the foregoing, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled by” and “under common control with” shall be construed accordingly;

“AFRC” means the Accounting and Financial Reporting Council of Hong Kong;

“AFRC Transaction Levy” means the transaction levy at the rate of 0.00015% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares and of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the AFRC;

“Announcement Date” means the date on which details of the basis of allocation of the Hong Kong Public Offering to successful applicants under the Hong Kong Public Offering are published in Hong Kong in accordance with the Hong Kong Prospectus, which is currently expected to be November 4, 2025;

“Application Lists” means the application lists in respect of the Hong Kong Public Offering referred to in Clause 4.4;

“Application Proof” means the application proof of the Hong Kong Prospectus submitted to the Stock Exchange on February 13 and August 14, 2025;

“Approvals and Filings” means all approvals, sanctions, consents, permissions, certificates, authorizations, licenses, permits, clearances, orders, concessions, qualifications, registrations, declarations and franchises from any person, and filings and registrations with any person, of any relevant jurisdictions, including, without limitation, the United States, Hong Kong, the PRC and Cayman Islands;

“Articles of Association” means the articles of association of the Company as amended, supplemented or otherwise modified from time to time;

“Associate” or “Close Associate” has the meaning given to it in the Listing Rules;

“Authority” means any administrative, governmental, legislative or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational, including, without limitation, the CSRC, the Stock Exchange and the SFC;

“Board” means the board of directors of the Company;

“Brokerage” means the brokerage at the rate of 1.0% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares or 1.0% of the International Offer Price in respect of the International Offer Shares (as the case may be);

“Business Day” means any day (other than a Saturday, Sunday or public holiday in Hong Kong) on which banks in Hong Kong are open for general banking business and on which the Stock Exchange is open for business of dealing in securities;

“BVI” means British Virgin Islands;

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC;

“Class A Ordinary Shares” means class A ordinary shares in the share capital of the Company, with a par value of US$0.00001 each, conferring a holder of a class A ordinary share one vote per share on any resolutions tabled at the Company’s general meetings;

“Class B Ordinary Shares” means class B ordinary shares in the share capital of the Company, with a par value of US$0.00001 each, conferring a holder of a class B ordinary share currently forty (40) votes per share (and ten (10) votes per Share after amendment of the Articles of Association in the Post-Listing GM) on any resolutions tabled at the Company’s general meetings, save for resolutions with respect to any Reserved Matters, in which case they shall be entitled to one vote per Share;

“CMI Engagement Letters” means the respective engagement letters in respect of the Global Offering entered into between the respective CMIs and the Company;

“CMIs” means CICC, MS, J.P. Morgan, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, Daiwa Capital Markets Hong Kong Limited, ABCI Capital Limited, ABCI Securities Company Limited and ICBC International Securities Limited, being the capital market intermediaries of the Global Offering ;

“Code of Conduct” means the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission, as amended, supplemented or otherwise modified from time to time;

“Commercial Company” means a Specialist Technology Company that has met the revenue requirement as set out in Rule 18C.03(4) of the Listing Rules at the time of listing;

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“Companies (Winding up and Miscellaneous Provisions) Ordinance” means the Companies (Winding up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“Company’s Cayman Counsel” means Travers Thorp Alberga, being the Company’s legal advisers on Cayman Islands law, of 3605 Tower Two, Lippo Centre, 89 Queensway, Admiralty, Hong Kong;

“Company’s HK & US Counsel” means Cooley HK, being the Company’s legal advisers on Hong Kong and US law, of 35/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong;

“Company’s PRC Counsel” means Commerce & Finance Law Offices, being the Company’s legal advisers on PRC law, of 10/F, Tower 1, Jing An Kerry Centre 1515 West Nanjing Road, Jing’an District, Shanghai, PRC;

“Compliance Adviser” means Rainbow Capital (HK) Limited, of Office No. 710, 7/F, Wing On House, 71 Des Voeux Road Central, Central, Hong Kong;

“Compliance Adviser Agreement” means the agreement entered into between the Company and the Compliance Adviser on February 10, 2025, appointing the Compliance Adviser to provide continuing compliance advice to the Company as stipulated therein and as required under the Listing Rules;

“Conditions” means the conditions precedent set out in Clause 2.1;

“Conditions Precedent Documents” means the documents listed in Parts A and B of Schedule 3;

“Connected Person” has the meaning given to it in the Listing Rules;

“Contracts (Rights of Third Parties) Ordinance” means the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“CSRC” means the China Securities Regulatory Commission;

“CSRC Archive Rules” means the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (關於加強境內企業境外發行證券和上市相關保密和檔案管理工作的規定) issued by the CSRC, the Ministry of Finance of the PRC, the National Administration of State Secrets Protection of the PRC, and the National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time;

“CSRC Filing Report” means the filing report of the Company in relation to the Global Offering, initially submitted to the CSRC on February 14, 2025 pursuant to Article 13 of the CSRC Filing Rules, including any amendments, supplements and/or modifications thereof;

“CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境內企業境外發行證券和上市管理試行辦法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time;

“CSRC Filing(s)” means any letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the Global Offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filing Report);

“CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules;

“Depositary” has the meaning ascribed to it in the International Underwriting Agreement;

“Directors” means the directors of the Company whose names are set out in the section headed “Directors and Senior Management” in the Hong Kong Prospectus;

“Disputes” has the meaning ascribed to it in Clause 18.2;

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, equitable right, power of sale, hypothecation, retention of title, right of pre-emption or other third party claim, defect, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind, or an agreement, arrangement or obligation to create any of the foregoing;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder;

“Final Prospectus” has the meaning ascribed to it in the International Underwriting Agreement;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“FINI” means the “Fast Interface for New Issuance”, an online platform operated by the HKSCC that is mandatory for admission to trading and, where applicable, the collection and processing of specified information on subscription in and settlement of all new listings;

“FINI Agreement” means the FINI agreement dated October 3, 2025 and entered into between the Company and HKSCC;

“Formal Notice” means the press announcement substantially in the agreed form to be issued in connection with the Hong Kong Public Offering pursuant to the Listing Rules, as amended, supplemented or otherwise modified from time to time;

“Global Offering” means the Hong Kong Public Offering and the International Offering;

“Group” means the Company and its Subsidiaries from time to time;

“Group Company” means a member of the Group;

“Guide” means the Guide for New Listing Applicants issued by the Stock Exchange in May 2024, as amended from time to time;

“HK$” or “Hong Kong dollars” means Hong Kong dollars, the lawful currency of Hong Kong;

“HKSCC” means Hong Kong Securities Clearing Company Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Hong Kong Offer Price” means the final price per Offer Share (exclusive of Brokerage, Trading Fee, SFC Transaction Levy and AFRC Transaction Levy) at which the Hong Kong Offer Shares are to be subscribed under the Global Offering;

“Hong Kong Offer Shares” means the 4,412,500 Class A Ordinary Shares being initially offered by the Company for subscription under the Hong Kong Public Offering, subject to adjustment and reallocation as provided in Clauses 2.7, 4.11 and 4.12;

“Hong Kong Prospectus” means the prospectus in the agreed form to be issued by the Company in connection with the Hong Kong Public Offering, and all amendments or supplements thereto;

“Hong Kong Prospectus Date” means the date of issue of the Hong Kong Prospectus, which is expected to be on or about October 28, 2025;

“Hong Kong Public Offering” means the offer of the Hong Kong Offer Shares at the Hong Kong Offer Price for subscription by the public in Hong Kong on and subject to the terms and conditions of this Agreement and the Hong Kong Public Offering Documents;

“Hong Kong Public Offering Applications” means applications to subscribe for Hong Kong Offer Shares made online through the White Form eIPO Service or through HKSCC EIPO service to electronically cause HKSCC Nominee Limited to apply on an applicant’s behalf and otherwise made in compliance with the terms and conditions of the Hong Kong Public Offering Documents, including, for the avoidance of doubt, Hong Kong Underwriter’s Applications;

“Hong Kong Public Offering Documents” means the Hong Kong Prospectus and the Formal Notice;

“Hong Kong Underwriters” means the underwriters whose names and addresses are set out in Schedule 1;

“Hong Kong Underwriting Commitment” means, in relation to any Hong Kong Underwriter, the maximum number of Hong Kong Offer Shares which such Hong Kong Underwriter has agreed to procure applications to purchase, or failing which itself as principal apply to purchase, pursuant to the terms of this Agreement, being such number calculated by applying the percentage set forth opposite to its name in Schedule 1 to the aggregate number of Hong Kong Offer Shares, subject to adjustment and reallocation as provided in Clauses 2.7, 4.9, 4.11 and 4.12, as applicable, but in any event not exceeding the maximum number of Hong Kong Offer Shares as set out in Schedule 1;

“Hong Kong Underwriter’s Application” means, in relation to any Hong Kong Underwriter, a Hong Kong Public Offering Application made or procured to be made by such Hong Kong Underwriter as provided in Clause 4.7 which is applied to reduce the Hong Kong Underwriting Commitment of such Hong Kong Underwriter pursuant to Clause 4.7;

“Incentive Fee” has the meaning ascribed to it in Clause 7.2;

“Indemnified Parties” means the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, and the Hong Kong Underwriters and each of their respective Affiliates and delegates under Clause 3.8, as well as the respective representatives, directors, officers, employees, assignees and agents of each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, and the Hong Kong Underwriters and of each of their respective Affiliates;

“Indemnifying Parties” means the Warrantors and “Indemnifying Party” means any one of them;

“Industry Consultant” means China Insights Industry Consultancy Limited, being the Company’s industry consultant, of 10F, Block B, Jing’an International Center, 99 Puji Road, Jing’an District, Shanghai, PRC;

“Intellectual Property” means letters patent, trademarks (both registered and unregistered), service marks (both registered and unregistered), registered designs, trade or service names, domain names, software, utility models, applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world, copyright, inventions, confidential information, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or processes), business names and any similar rights situated in any part of the world, and the benefit (subject to the burden) of any and all licenses in connection with any of the foregoing;

“Internal Control Consultant” means internal control consultant appointed by the Company to conduct internal control review in anticipation of the Global Offering;

“International Offer Price” means the final price per Offer Share (exclusive of Brokerage, Trading Fee, SFC Transaction Levy and AFRC Transaction Levy) at which the International Offer Shares are to be subscribed under the Global Offering;

“International Offer Shares” means the 83,837,500 Class A Ordinary Shares to be initially offered to investors at the International Offer Price under the International Offering for subscription, subject to adjustment and reallocation in accordance with the International Underwriting Agreement, together (where applicable) with any additional Offer Shares to be issued pursuant to the exercise of the Over-allotment Option;

“International Offering” means offering through the International Underwriters or their respective affiliates of the International Offer Shares at the International Offer Price pursuant to the registration statement on Form F-1, as amended, that to be filed with the SEC on or around October 28, 2025, including the preliminary prospectus dated October 28, 2025 and the final prospectus to be filed with the SEC on or about November 4, 2025, or pursuant to the shelf registration statement on Form F-3 that to be filed with the SEC on November 3, 2025, the preliminary prospectus supplement to be filed on or about November 3, 2025 and the final prospectus supplement to be filed with the SEC on or about November 4, 2025, upon and subject to the terms and conditions of the International Underwriting Agreement and the Final Prospectus;

“International Offering Purchasing Commitment” means, in relation to any International Underwriter, the maximum number of International Offer Shares in respect of which such International Underwriter has agreed to procure placees, or failing which itself as principal to purchase, pursuant to the terms of the International Underwriting Agreement, subject to adjustment and reallocation in accordance with the International Underwriting Agreement and subject to the Over-allotment Option;

“International Underwriters” means the underwriters of the International Offering named as such in the International Underwriting Agreement;

“International Underwriting Agreement” means the international underwriting agreement relating to the International Offering expected to be entered into between, among others, the Company, the Single Largest Group of Shareholders, the Sponsor-OCs, the Overall Coordinators and the International Underwriters on or around the Price Determination Date;

“Investor Presentation Materials” means all information, materials and documents used, issued, given or presented in any of the investor presentations, roadshow presentations and/or non-deal roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Offer Shares;

“Joint Bookrunners” means CICC, MS, JP. Morgan, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, Daiwa Capital Markets Hong Kong Limited, ABCI Capital Limited and ICBC International Securities Limited, being the joint bookrunners to the Global Offering;

“Joint Global Coordinators” means CICC, MS and JP. Morgan, being the joint global coordinators to the Global Offering;

“Joint Lead Managers” means CICC, MS, JP. Morgan, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, Daiwa Capital Markets Hong Kong Limited, ABCI Securities Company Limited and ICBC International Securities Limited, being the joint lead managers to the Global Offering;

“Joint Sponsors” means CICC and MS, being the joint sponsors to the Global Offering;

“Laws” means all laws, rules, regulations, guidelines, opinions, notices, circulars, orders, codes, policies, consents, judgments, decrees or rulings of any court, government, law enforcement agency, governmental or regulatory authority whether national, federal, provincial, regional, state, municipal or local, domestic or foreign (including, without limitation, the Stock Exchange, the SFC and the CSRC) of all relevant jurisdictions (including, without limitation, Hong Kong, the PRC and Cayman Islands) (including, without limitation, the Listing Rules, Code of Conduct, Companies Ordinance, Companies (Winding up and Miscellaneous Provisions) Ordinance, and the CSRC Rules);

“Legal Advisers” means Company’s HK & US Counsel, Company’s PRC Counsel, Company’s Cayman Counsel, Underwriters’ HK & US Counsel, Underwriters’ PRC Counsel, JUN HE LAW OFFICES LLC and Akin & Gump Strauss Hauer & Feld LLP;

“Listing Committee” means the listing committee of the Stock Exchange;

“Listing Date” means the first day on which the Class A Ordinary Shares commence trading on the Main Board of the Stock Exchange, which is expected to be on November 6, 2025;

“Listing Rules” means the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time) and the listing decisions, the Guide, guidelines and other requirements of the Stock Exchange;

“Losses” has the meaning ascribed to it in Clause 9.1;

“Main Board” means the stock exchange (excluding the option market) operated by the Stock Exchange which is independent from and operated in parallel with the Growth Enterprise Market of the Stock Exchange;

“Material Adverse Effect” means a material adverse effect or any development involving a prospective material adverse effect, on the profits, losses, results of operations, assets, liabilities, general affairs, business, management, performance, prospects, shareholders’ equity, position or condition (financial, trading or otherwise) of the Group, taken as a whole;

“Maximum Hong Kong Offer Price” has the meaning ascribed to it in Clause 2.6;

“Money Settlement Failure” means a notification by HKSCC to any of the Joint Sponsors or the Overall Coordinators that any Hong Kong Offer Share(s) shall be reallocated from the Hong Kong Public Offering to the International Offering due to a money settlement failure as described in the section headed How to Apply for Hong Kong Offer Shares in the Hong Kong Prospectus;

“Nasdaq” means the Nasdaq Stock Market;

“Nominee” means CMB Wing Lung (Nominees) Limited, in whose name the application moneys are to be held by the Receiving Bank under the Receiving Bank Agreement;

“OC Engagement Letters” means the Sponsor and Sponsor-OC Mandates and the engagement letter in respect of the Global Offering entered into between J.P. Morgan as an Overall Coordinator and the Company;

“Offer Shares” means the Hong Kong Offer Shares and the International Offer Shares, together with, where relevant, the Over-allotment Option Shares;

“Offering Documents” means the Hong Kong Public Offering Documents, the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any other announcement, document, materials or information made, issued, given, released or used in connection with or in relation to the contemplated offering and sale of the Offer Shares or otherwise in connection with the Global Offering, including, without limitation, any Investor Presentation Materials relating to the Offer Shares and, in each case, all amendments or supplements thereto, whether or not approved by the Joint Sponsors, the Overall Coordinators or any of the Underwriters;

“Operative Documents” means the Price Determination Agreement, the Receiving Bank Agreement, the Registrar’s Agreement, the FINI Agreement and the Stock Borrowing Agreement, or any relevant one or more of them as the context requires;

“Overall Coordinators” means CICC, MS and J.P. Morgan, being the overall coordinators to the Global Offering;

“Over-allotment Option” means the option to be granted by the Company to the International Underwriters and exercisable by the Overall Coordinators (for themselves and on behalf of the International Underwriters) under the International Underwriting Agreement, pursuant to which the Company may be required to allot and issue the Over-allotment Option Shares at the International Offer Price to cover over-allocations in the International Offering (if any), on and subject to the terms of the International Underwriting Agreement;

“Over-allotment Option Shares” means up to 13,237,500 additional Offer Shares which the Company may be required to allot and issue upon the exercise of the Over-allotment Option;

“Over-Subscription” has the meaning ascribed to it in Clause 4.11;

“PHIP” means the post hearing information pack of the Company posted on the Stock Exchange’s website at http://www.hkexnews.hk on October 19, 2025, as amended or supplemented by any amendment or supplement thereto;

“Post-Listing GM” means the first general meeting of the Company to be convened within six months from the Listing Date, in which shareholders’ approval will be sought to amend the Articles of Association, details of which are described in the section headed “Waivers and Exemptions – Requirements Relating to the Articles of Association” in the Hong Kong Prospectus;

“PRC” means the People’s Republic of China which, for the purposes of this Agreement only, excludes Hong Kong, Macau Special Administrative Region of the People’s Republic of China and Taiwan;

“Preliminary Prospectus” means each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of the International Underwriting Agreement;

“Price Determination Agreement” means the agreement in the agreed form to be entered into between the Company, the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) on the Price Determination Date to record the Hong Kong Offer Price and the International Offer Price;

“Price Determination Date” means the date on which the Hong Kong Offer Price is fixed and International Offer Price are fixed for the purposes of, among others, the Global Offering in accordance with Clause 2.6;

“Proceedings” means all litigations, actions, suits, claims (whether or not any such claim involves or results in any action, suit or proceeding), demands, investigations, judgments, awards and proceedings (including, without limitation, any investigation or inquiry by or before any Authority);

“Receiving Bank” means CMB Wing Lung Bank Limited, the receiving bank appointed by the Company in connection with the Hong Kong Public Offering pursuant to the Receiving Bank Agreement;

“Receiving Bank Agreement” means the agreement dated October 24, 2025 entered into between the Company, the Receiving Bank, the Nominee, the Joint Sponsors, the Overall Coordinators and the Share Registrar for the appointment of the Receiving Bank and the Nominee in connection with the Hong Kong Public Offering;

“Registrar’s Agreement” means the agreement dated August 6, 2025 entered into between the Company and the Share Registrar in relation to the appointment of the Share Registrar;

“Relevant Jurisdictions” has the meaning ascribed to it in Clause 11.1;

“Registration Statement” has the meaning ascribed to it in the International Underwriting Agreement;

“Renminbi” and “RMB” mean Renminbi, the lawful currency of the PRC;

“Reporting Accountants” means KPMG, Certified Public Accountants;

“Reserved Matters” means those matters resolutions with respect to which each Share is entitled to one vote at general meetings of the Company pursuant to the Articles of Association after amendment in the Post-Listing GM, being: (i) any amendment to the memorandum of association of the Company or Articles of Association, (ii) the variation of the rights attached to any class of shares, (iii) the appointment or removal of any independent non-executive Director, (iv) the appointment or removal of the Company’s auditors, and (v) the voluntary winding-up of the Company;

“SEC” the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Securities and Futures Commission” or “SFC” means the Securities and Futures Commission of Hong Kong;

“Securities and Futures Ordinance” or “SFO” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“SFC Transaction Levy” means the transaction levy at the rate of 0.0027% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares, or 0.0027% of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the SFC;

“Share Registrar” means Computershare Hong Kong Investor Services Limited of Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong;

“Shares” means the Class A Ordinary Shares and/or the Class B Ordinary Shares in the share capital of the Company;

“Single Largest Group of Shareholders” means Dr. Han, XHL and THL, which constitute the single largest group of shareholders of the Company, and each a member of the Single Largest Group of Shareholders;

“Specialist Technology Company” means a company primarily engaged (whether directly or through its subsidiaries) in the research and development of, and the commercialization and/or sales of, Specialist Technology Product(s) within an acceptable sector of a Specialist Technology Industry, as defined in Rule 18C.01 of the Listing Rules;

“Sponsor-OCs” means CICC and MS, being the sponsor-overall coordinators to the Global Offering;

“Sponsor and Sponsor-OC Mandates” means the respective engagement letters in respect of the Global Offering entered into between each of CICC and MS as a Joint Sponsor and a Sponsor-OC and the Company;

“Stabilizing Manager” has the meaning ascribed to it in Clause 6.1;

“Stock Borrowing Agreement” means the stock borrowing agreement expected to be entered into on or about the Price Determination Date between Humber Partners Limited and/or Yanli Holdings Limited as lender and CICC as borrower, pursuant to which Humber Partners Limited and/or Yanli Holdings Limited shall, upon request, make available to CICC up to 13,237,500 Offer Shares for the purposes of or in connection with settlement of over-allocations under the Global Offering;

“Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Subsidiaries” means the companies named in the Hong Kong Prospectus as subsidiaries of the Company, and “Subsidiary” means any one of them;

“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offer Shares other than the Offering Documents or amendments or supplements thereto, including, without limitation, any Investor Presentation Materials relating to the Offer Shares that constitutes such a written communication;

“Taxation” or “Taxes” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC, the Cayman Islands and the United States or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, fee, assessment, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the PRC, Cayman Islands, the United States or of any other part of the world, whether by way of actual assessment, withholding, loss of allowance, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation;

“Time of Sale” has the same meaning as in the International Underwriting Agreement;

“Time of Sale Prospectus” has the same meaning as in the International Underwriting Agreement;

“Trading Fee” means the trading fee at the rate of 0.00565% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares, or 0.00565% of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the Stock Exchange;

“Under-Subscription” has the meaning ascribed to it in Clause 4.6;

“Underwriters” means the Hong Kong Underwriters and the International Underwriters;

“Underwriters’ HK & US Counsel” means Latham & Watkins LLP, being the Underwriters’ legal advisers on Hong Kong and US law, of 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong;

“Underwriters’ PRC Counsel” means Han Kun Law Offices, being the Underwriters’ legal advisers on PRC law, of 9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Dongcheng District, Beijing, PRC;

“Underwriting Commission” has the meaning ascribed to it in Clause 7.1;

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“Unsubscribed Shares” has the meaning ascribed to it in Clause 4.6;

“U.S.” and “United States” means the United States of America;

“Verification Notes” means the verification notes relating to the Hong Kong Prospectus, copies of which have been signed and approved by, among others, the Directors, and delivered or will be delivered to the Joint Sponsors and the Overall Coordinators;

“Warranties” means the representations, warranties and undertakings given by the Warrantors as set out in Schedule 2;

“Warrantors” means the Company and the Single Largest Group of Shareholders;

“White Form eIPO Service” means the facility offered by the Company through the White Form eIPO Service Provider as the service provider designated by the Company allowing investors to apply electronically to purchase Offer Shares in the Hong Kong Public Offering on a website designated for such purpose, as provided for and disclosed in the Hong Kong Prospectus; and

“White Form eIPO Service Provider” means Computershare Hong Kong Investor Services Limited of Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong.

1.2	Recitals and Schedules: The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and the Schedules.

1.3	References: Except where the context otherwise requires, references in this Agreement to:

1.3.1	statutes or statutory provisions, rules or regulations (whether or not having the force of law), shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted or both from time to time (whether before or after the date of this Agreement) and to any subordinate legislation made under such statutes or statutory provisions;

1.3.2	knowledge, information, belief or awareness or similar terms of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due, diligent and careful enquiries;

1.3.3	a “company” shall include any company, corporation or other body corporate, whenever and however incorporated or established;

1.3.4	a “person” shall include any individual, body corporate, unincorporated association or partnership, joint venture, government, state or agency of a state (whether or not having separate legal personality);

1.3.5	a “subsidiary” or a “holding company” are to the same as defined in section 15 and 13 of the Companies Ordinance;

1.3.6	“Clauses”, “Paragraphs”, “Recitals” and “Schedules” are to clauses and paragraphs of and recitals and schedules to this Agreement;

1.3.7	“parties” are to the parties to this Agreement;

1.3.8	the terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, shall in each case refer to this Agreement taken as a whole and not to any particular clause, paragraph, sentence, schedule or other subdivision of this Agreement;

1.3.9	the terms “or”, “including” and “and” are not exclusive;

1.3.10	the terms “purchase” and “purchaser”, when used in relation to the Hong Kong Offer Shares, shall include, a subscription for the Hong Kong Offer Shares and a subscriber for the Hong Kong Offer Shares, respectively and the terms “sell” and “sale”, when used in relation to the Hong Kong Offer Shares, shall include an allotment or issuance of the Shares by the Company;

1.3.11	a document being “in the agreed form” are to a document in a form from time to time (whether on or after the date hereof) agreed between the Company, the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) with such alternatives as may be agreed between the Company, the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) but such documents in agreed form do not form part of this Agreement;

1.3.12	a “certified copy” means a copy certified as a true copy by a Director, a company secretary of the Company or a counsel for the Company;

1.3.13	“written” or “in writing” shall include any mode of reproducing words in a legible and non-transitory form;

1.3.14	times of day and dates are to Hong Kong times and dates, respectively; and

1.3.15	any reference to “right(s)”, “duty(ies)”, “power(s)”, “authority(ies)” and “discretion(s)” of the Joint Sponsors or the Overall Coordinators shall only be exercised when the Joint Sponsors or the Overall Coordinators (as the case may be) unanimously elect to do so, respectively.

1.4	Headings: The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.5	Genders and plurals: In this Agreement, words importing a gender shall include the other genders and words importing the singular shall include the plural and vice versa.

2	CONDITIONS

2.1	Conditions precedent: The obligations of the Hong Kong Underwriters under this Agreement are conditional on the following conditions precedent being satisfied or, where applicable, waived (to the extent permissible under applicable Laws):

2.1.1	the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) receiving from the Company all Conditions Precedent Documents as set out in Part A of Schedule 3 and Part B of Schedule 3, in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators, not later than 8:00 p.m. on the Business Day immediately before the Hong Kong Prospectus Date and 8:00 p.m. on the Business Day immediately before the Listing Date or such later time and/or date as the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) may agree, respectively;

2.1.2	the issue by the Stock Exchange of a certificate of authorization of registration in respect of the Hong Kong Prospectus on the Business Day immediately before the Hong Kong Prospectus Date and the registration by the Registrar of Companies in Hong Kong of one copy of the Hong Kong Prospectus, duly certified by two Directors (or by their attorneys duly authorized in writing) as having been approved by resolutions of the Board and having attached thereto all necessary consents and documents required by section 342C (subject to any certificate of exemption granted pursuant to section 342A) of the Companies (Winding up and Miscellaneous Provisions) Ordinance not later than 6:00 p.m. or such later time as agreed by the Stock Exchange or the Registrar of Companies in Hong Kong (as the case may be) on the Business Day before the Hong Kong Prospectus Date;

2.1.3	Admission having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, despatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) may agree in writing) and Admission not subsequently having been withdrawn, revoked or withheld prior to the commencement of trading of the Class A Ordinary Shares on the Main Board;

2.1.4	admission into CCASS in respect of the Class A Ordinary Shares having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, despatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) may agree in writing);

2.1.5	the Hong Kong Offer Price and the International Offer Price having been fixed and the Price Determination Agreement having been duly executed by the Company and the Overall Coordinators (for themselves and on behalf of the Underwriters), on the Price Determination Date (or such later date as may be agreed between the Company and the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters)) in accordance with Clause 2.6 and such agreement not subsequently having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the Listing Date;

2.1.6	the execution and delivery of the International Underwriting Agreement and the Stock Borrowing Agreement by the parties thereto on the Price Determination Date and such agreement(s) not subsequently having been terminated, the obligations of the International Underwriters under the International Underwriting Agreement having become unconditional in accordance with its terms, save for the condition therein relating to the obligations of the Hong Kong Underwriters under this Agreement (and any condition for this Agreement to become unconditional), and the International Underwriting Agreement not having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the Listing Date;

2.1.7	the CSRC having accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to 8:00 a.m. on the Listing Date;

2.1.8	the Warranties being true, accurate, not misleading and not being breached on and as of the date of this Agreement and the dates and times on which they are deemed to be repeated under this Agreement (as though they had been given and made on such dates and times by reference to the facts and circumstances then subsisting);

2.1.9	each of the Warrantors having complied with this Agreement and satisfied all the obligations and conditions on its/his part under this Agreement to be performed or satisfied (or otherwise waived in accordance with the terms stated herein) on or prior to the respective times and dates by which such obligations must be performed or conditions must be met;

2.1.10	all of the waivers or exemptions as stated in the Hong Kong Prospectus to be granted by the Stock Exchange or the SFC having been granted and are not otherwise revoked, withdrawn, amended or invalidated; and

2.1.11	all of the Approvals and Filings in connection with the application for listing of the Class A Ordinary Shares and the Global Offering granted by the relevant Authorities having been obtained, valid and are not otherwise revoked, withdrawn, amended or invalidated.

2.2	Procure fulfilment: Each of the Warrantors jointly and severally undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters to fulfil or procure the fulfilment of the Conditions, on or before the relevant time or date specified therefor and, in particular, shall furnish such information, supply such documents, pay such fees, give such undertakings and do all acts and things as may be required by the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters), the Stock Exchange, the SFC, the CSRC and the Registrar of Companies in Hong Kong and any other relevant Authority for the purposes of or in connection with the application for the listing of and the permission to deal in the Class A Ordinary Shares and the fulfilment of such Conditions.

2.3	Extension: The Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) shall have the right, in their sole and absolute discretion, on or before the last day on which each of the Conditions is required to be fulfilled, either:

2.3.1	to extend the deadline for the fulfilment of any or all Conditions by such number of days/hours and/or in such manner as the Joint Sponsors and the Overall Coordinators may determine (in which case the Joint Sponsors and the Overall Coordinators shall be entitled to extend the other dates or deadlines referred to in this Agreement in such manner as they deem appropriate, provided that no extension shall be made beyond the 30th day after the date of the Hong Kong Prospectus and any such extension and the new timetable shall be notified by the Joint Sponsors and Overall Coordinators to the other parties to this Agreement and the relevant Authorities as soon as practicable after any such extension is made); or

2.3.2	in respect of the Condition set out in Clause 2.1.1, to waive or modify (with or without condition(s) attached and in whole or in part) such Condition.

2.4	Conditions not satisfied: Without prejudice to Clauses 2.3 and 11, if any of the Conditions has not been fulfilled in accordance with the terms hereof on or before the date or time specified therefor without any subsequent extension of time or waiver or modification in accordance with the terms hereof, this Agreement shall terminate with immediate effect and the provisions of Clause 11.2 shall apply.

2.5	No waiver in certain circumstances: The Joint Sponsors’, the Sponsor-OCs’, the Overall Coordinators’, the Joint Global Coordinators’, the CMIs’, the Joint Bookrunners’, the Joint Lead Managers’ or the Hong Kong Underwriters’ consent to or knowledge of any amendments/ supplements to the Offering Documents subsequent to their respective issues, publications or distributions will not (i) constitute a waiver of any of the Conditions; or (ii) result in any loss of their or the Hong Kong Underwriters’ rights to terminate this Agreement.

2.6	Determination of Hong Kong Offer Price and International Offer Price: The Company and the Overall Coordinators (for themselves and on behalf of the Underwriters) shall meet or otherwise communicate as soon as reasonably practicable, after the book-building process in respect of the International Offering has been completed, with a view to agreeing the price at which the Hong Kong Offer Shares and the International Offer Shares will be offered pursuant to the Global Offering. The Company and the Overall Coordinators (for themselves and on behalf of the Underwriters) will determine the Hong Kong Offer Price by reference to, among other factors, the closing price of the ADSs on Nasdaq on the last trading day on or before the Price Determination Date (which is accessible at https://www.nasdaq.com/market-activity/stocks/wrd) and the Hong Kong Offer Price will not be more than HK$35.0 per Hong Kong Offer Share (“Maximum Hong Kong Offer Price”). The Company and the Overall Coordinators (for themselves and on behalf of the Underwriters) may agree on the International Offer Price at a level higher than that of the Maximum Hong Kong Offer Price if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on Nasdaq on the last trading day on or before the Price Determination Date (on a per-Share converted basis) were to exceed the Maximum Hong Kong Offer Price as stated in the Hong Kong Prospectus and/or (b) the Company and the Overall Coordinators believe that it is in the best interest of the Company as a listed company to set the International Offer Price at a level higher than the Maximum Hong Kong Offer Price based on the level of interest expressed by professional and institutional investors during the book-building process. If the International Offer Price is set at or lower than the Maximum Hong Kong Offer Price, the Hong Kong Offer Price must be set at such price which is equal to the International Offer Price. In no circumstances the Hong Kong Offer Price will be set above the Maximum Hong Kong Offer Price or the International Offer Price. If the Company and the Overall Coordinators (for themselves and on behalf of the Underwriters) reach agreement on the said prices, which are expected to be agreed on or about the Price Determination Date, then such agreed prices shall represent the International Offer Price and the Hong Kong Offer Price for the purposes of the Global Offering and for this Agreement and the parties shall record the agreed prices by executing the Price Determination Agreement. If no such agreement is reached and the Price Determination Agreement is not signed by November 4, 2025, and no extension is granted by the Joint Sponsors and Overall Coordinators pursuant to Clause 2.3, then the provisions of Clause 2.4 shall apply. Each of the Hong Kong Underwriters (other than the Joint Sponsors and the Overall Coordinators) hereby authorizes the Joint Sponsors and the Overall Coordinators to negotiate and agree on its behalf the Hong Kong Offer Price and the International Offer Price and to execute and deliver the Price Determination Agreement on its behalf with such variations, if any, as in the sole and absolute judgement of the Overall Coordinators may be necessary or desirable and further agree that it will be bound by all the terms of the Price Determination Agreement as executed.

2.7	Reduction of the number of Offer Shares: The Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) may, where considered appropriate, based on the level of interest expressed by prospective institutional, professional and other investors during the book-building process in respect of the International Offering, and with the consent of the Company, reduce the number of Offer Shares below those stated in the Hong Kong Prospectus at any time on or prior to the morning of the Acceptance Date. In such a case, the Company shall, promptly following the decision to make such reduction, and in any event not later than the morning of the Acceptance Date, (i) cause to be published on the website of the Stock Exchange (www.hkexnews.hk) and on the website of the Company (https://www.weride.ai) notices of the reduction. Upon issue of such a notice, the revised number of Offer Shares will be final and conclusive. Such notice shall also include confirmation or revision, as appropriate, of the use of proceeds of the Global Offering, the working capital statement and the Global Offering statistics set out in the Hong Kong Prospectus, and any other financial information which may change as a result of such reduction; (ii) issue a supplemental prospectus and apply for waivers as required, from the Stock Exchange and the SFC (if necessary); and (iii) comply with all the Laws applicable to that reduction.

3	APPOINTMENTS

3.1	Joint Sponsors: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of the Joint Sponsors as the joint sponsors of the Company in relation to its application for Admission, and each of the Joint Sponsors, relying on the Warranties and subject to the terms and conditions of this Agreement, hereby confirms and acknowledges its acceptance of such appointment. For the avoidance of doubt, the appointment of the Joint Sponsors hereunder is in addition to their engagement under the terms and conditions of the Sponsor and Sponsor-OC Mandates, which shall continue to be in full force and effect.

3.2	Sponsor-OCs and Overall Coordinators: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of the Sponsor-OCs as the sponsor-overall coordinators, and the Overall Coordinators as the overall coordinators in connection with the Global Offering, and each of the Sponsor-OCs and the Overall Coordinators, relying on the Warranties and subject to the terms and conditions of this Agreement, hereby confirms and acknowledges its acceptance of such appointment. The Company also hereby confirms and acknowledges its appointment, to the exclusion of others, of CICC as the designated Sponsor-OC of the Global Offering for communication with, and provision of information to, the Stock Exchange and the SFC in accordance with the applicable Laws or upon request. For the avoidance of doubt, the appointment of the Sponsor-OCs and the Overall Coordinators hereunder is in addition to their engagement under the terms and conditions of the Sponsor and Sponsor-OC Mandates and OC Engagement Letters, which shall continue to be in full force and effect.

3.3	Joint Global Coordinators: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of the Joint Global Coordinators as the joint global coordinators in connection with the Global Offering, and each of the Joint Global Coordinators, relying on the Warranties and subject to the terms and conditions of this Agreement, hereby confirms and acknowledges its acceptance of such appointment.

3.4	Joint Bookrunners: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of the Joint Bookrunners as the joint bookrunners in connection with the Global Offering, and each of the Joint Bookrunners, relying on the Warranties and subject to the terms and conditions of this Agreement, hereby confirms and acknowledges its acceptance of such appointment.

3.5	Joint Lead Managers: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of the Joint Lead Managers as the joint lead managers in connection with the Global Offering, and each of the Joint Lead Managers, relying on the Warranties and subject to the terms and conditions of this Agreement, hereby confirms and acknowledges its acceptance of such appointment.

3.6	Capital Market Intermediaries: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of the CMIs as the capital market intermediaries in connection with the Global Offering, and each of the CMIs, relying on the Warranties and subject to the terms and conditions of this Agreement, hereby confirms and acknowledges its acceptance of such appointment. For the avoidance of doubt, the appointment of the CMIs hereunder is in addition to their engagement under the terms and conditions of the CMI Engagement Letters, which shall continue to be in full force and effect.

3.7	Hong Kong Underwriters: The Company hereby appoints the Hong Kong Underwriters, to the exclusion of all others, to underwrite the Hong Kong Offer Shares, and the Hong Kong Underwriters, relying on the Warranties and subject to the terms and conditions of this Agreement, severally (and not jointly or jointly and severally) accept such appointment, upon and subject to the terms and conditions of this Agreement.

3.8	Delegation: Each appointment referred to in Clauses 3.1 to 3.7 is made on the basis, and on terms, that each appointee is irrevocably authorized to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company) to any one or more of its Affiliates or any other person so long as such Affiliates or person(s) are permitted by applicable Laws to discharge the duties conferred upon them by such delegation. Each of the appointees referred to in Clauses 3.1 to 3.7 shall remain liable for all acts and omissions of any of its Affiliates or any other person to which it delegates relevant rights, duties, powers and/or discretions pursuant to this Clause 3.8, notwithstanding any such delegation.

3.9	Conferment of authority: The Company hereby confirms that the foregoing appointments under Clauses 3.1 to 3.7 confer on each of the appointees and its Affiliates, and their respective delegates under Clause 3.8, all rights, powers, authorities and discretions on behalf of the Company which are necessary for, or incidental to, the performance of its roles as a Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, CMI, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter (as the case may be), and hereby agrees to ratify and confirm everything each such appointee, Affiliates and delegate under Clause 3.8 has done or shall do in the exercise of such rights, powers, authorities and discretions. The Company undertakes with the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that it will procure that there is no offer, sale or distribution of the Hong Kong Offer Shares otherwise than in accordance with and on the terms and conditions of the Hong Kong Public Offering Documents and this Agreement.

3.10	Sub-underwriting: The Hong Kong Underwriters shall be entitled to enter into sub-underwriting arrangements in respect of any part of their respective Hong Kong Underwriting Commitments, provided that no Hong Kong Underwriter shall offer or sell Hong Kong Offer Shares in connection with any such sub-underwriting arrangements to any person in respect of whom such offer or sale would be in contravention of applicable Laws or the selling restrictions set out in any of the Offering Documents. All sub-underwriting commission shall be borne by the relevant Hong Kong Underwriter absolutely and shall not be for the account of the Company. The relevant Hong Kong Underwriter shall remain liable for all the acts and omissions of the sub-underwriter with whom it has entered into sub-underwriting arrangements.

3.11	No liability for the Offering Documents, the Hong Kong Offer Price and the International Offer Price: Notwithstanding anything in this Agreement, none of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any other Indemnified Party shall have any liability whatsoever to the Warrantors or any other person in respect of any loss or damage to any person arising from any transaction carried out by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and their respective delegates under Clause 3.8 or any other Indemnified Party, including, without limitation, with respect to the following matters (it being acknowledged by the parties that the Warrantors are solely responsible in this regard):

3.11.1	any of the matters referred in Clauses 9.2.1 to 9.2.3; and

3.11.2	any alleged insufficiency of the Hong Kong Offer Price, the International Offer Price or any dealing price of the Offer Shares.

Notwithstanding anything contained in Clause 9, each Indemnified Party shall be entitled pursuant to the indemnities contained in Clause 9 to recover any Loss incurred or suffered or made as a result of or in connection with any of the foregoing matters.

3.12	No fiduciary duties: Each of the Warrantors acknowledges and agrees that (i) the Joint Sponsors, in their roles as such, are acting solely as sponsors in connection with the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange, (ii) the Sponsor-OCs, in their roles as such, are acting solely as sponsor-overall coordinators of the Global Offering, (iii) the Overall Coordinators, in their roles as such, are acting solely as overall coordinators of the Global Offering, (iv) the Joint Global Coordinators, in their roles as such, are acting solely as global coordinators of the Global Offering, (v) the CMIs, in their roles as such, are acting solely as capital market intermediaries in connection with the Global Offering, (vi) the Joint Bookrunners, in their roles as such, are acting solely as bookrunners of the Global Offering, (vii) the Joint Lead Managers, in their roles as such, are acting solely as lead managers of the Global Offering and (viii) the Hong Kong Underwriters, in their roles as such, are acting solely as underwriters in connection with the Hong Kong Public Offering.

Each of the Warrantors further acknowledges that the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters are acting pursuant to a contractual relationship with the Warrantors entered into on an arm’s length basis, and in no event do the parties intend that the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, as applicable, act or be responsible as a fiduciary or adviser to the Warrantors, their respective directors, management, shareholders or creditors or any other person in connection with any activity that the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange, either before or after the date hereof.

The Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters hereby expressly disclaim any fiduciary or advisory or similar obligations to the Warrantors or any of them, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange or any process or matters leading up to such transactions (irrespective of whether any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters have advised or are currently advising the Warrantors or any of them on other matters), and each of the Warrantors hereby confirms its/his understanding and agreement to that effect. The Warrantors, on the one hand, and the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, to the Warrantors or any of them regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Class A Ordinary Shares, do not constitute advice or recommendations to the Warrantors or any of them.

The Warrantors, on the one hand, and the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, on the other hand, agree that the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting in their respective roles as principal and not the agent (except and solely, with respect to the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers, for the limited purposes of arranging payment on behalf of the Company of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy as set forth in Clause 5.4 hereof, with respect to the Hong Kong Underwriters, for the limited purposes of procuring applications to purchase Unsubscribed Shares as set forth in Clause 4.6 hereof) nor the fiduciary or adviser of any member of the Group or the Warrantors, and none of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters has assumed, or will assume, any fiduciary, agency or advisory or similar responsibility in favor of the Warrantors or any of them with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange or any process or matters leading up to such transactions (irrespective of whether any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters have advised or are currently advising the Warrantors or any of them on other matters) (for the avoidance of doubt, this provision will not affect any contractual duties or obligations the Joint Sponsors may owe to the Company under the Sponsor and Sponsor-OC Mandates).

Each of the Warrantors further acknowledges and agrees that the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters are not advising the Warrantors, their respective directors, management, shareholders or creditors or any other person (to the extent applicable) as to any legal, Tax, investment, accounting or regulatory matters (except for, with respect to the Joint Sponsors and the Overall Coordinators, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules, the SFC Corporate Finance Adviser Code of Conduct and the Code of Conduct in their capacity as joint sponsors and the overall coordinators in connection with the proposed listing of the Company) in any jurisdiction. Each of the Warrantors shall consult with its/his own advisers concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, their respective Affiliates and their and their respective Affiliates’ respective directors, officers and employees shall have any responsibility or liability to any of the Warrantors with respect thereto. Any review by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters of the Company, the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange or any process or matters relating thereto shall be performed solely for the benefit of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and shall not be on behalf of any of the Warrantors.

The Warrantors further acknowledge and agree that the Joint Sponsors, the Sponsor-OC, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Warrantors.

Each of the Warrantors hereby waives and releases, to the fullest extent permitted by Laws, any conflict of interests and any claims that such Warrantor may have against the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters with respect to any breach or alleged breach of any fiduciary, agency, advisory or similar duty to such Warrantor in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange or any process or matters leading up to such transactions.

3.13	Several obligations: Without prejudice to Clause 3.12 above, any transaction carried out by the appointees under Clauses 3.1 to 3.7, or by any of the delegates under Clause 3.8 of such appointee, within the scope of the appointments, powers, authorities and/or discretions in this Agreement (other than subscription for any Hong Kong Offer Shares by any Hong Kong Underwriters as principal and any stabilizing activities conducted in accordance with Clause 6.1) shall constitute a transaction carried out at the request of and for the Company and not on account of or for any other appointee or their respective Affiliates or delegates under Clause 3.8. The obligations of the appointees are several (and not joint or joint and several) and that each appointee shall not be liable for any fraud, misconduct, negligence or default whatsoever of the other parties hereto. None of the appointees under Clauses 3.1 to 3.7 will be liable for any failure on the part of any of the other appointees to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other appointees to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the appointees under Clauses 3.1 to 3.7 shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other appointees.

3.14	Advice to the Company: The Company hereby confirms and acknowledges that each of the Overall Coordinators has:

3.14.1	engaged the Company at various stages during the offering process to understand the Company’s preferences and objectives with respect to pricing and the desired shareholder or investor base;

3.14.2	explained the basis of its advice and recommendations to the Company including any advantages and disadvantages, including but not limited to communicating its allocation policy to the Company, and that the Company confirms that it fully understands the factors underlying the allocation recommendations;

3.14.3	advised the Company in a timely manner, throughout the period of engagement, of key factors for consideration and how these could influence the pricing outcome, allocation and future shareholder or investor base;

3.14.4	advised the Company on the information that should be provided to the CMIs to enable them to meet their obligations and responsibilities under the Code of Conduct, including information about the Company to facilitate a reasonable assessment of the Company required under the Code of Conduct;

3.14.5	provided guidance to the Company on the market’s practice on the ratio of fixed and discretionary fees to be paid to the CMIs;

3.14.6	advised and guided the Company and its directors as to their responsibilities under the rules, regulations and requirements of the Stock Exchange, the SFC and any other Authority which apply to placing activities including the Global Offering, and that the Company and its directors fully understand and undertake to the Joint Sponsors and the Underwriters that they have met or will meet these responsibilities; and

3.14.7	where the Company decided not to adopt an Overall Coordinator’s advice or recommendations in relation to pricing or allocation of shares, or its decisions may lead to a lack of open market, an inadequate spread of investors or may negatively affect the orderly and fair trading of such shares in the secondary market, explained the potential concerns and advised the Company against making these decisions.

4	HONG KONG PUBLIC OFFERING

4.1	Hong Kong Public Offering: The Company shall offer the Hong Kong Offer Shares for subscription by the public in Hong Kong at the Hong Kong Offer Price (together with Brokerage, Trading Fee, the SFC Transaction Levy and AFRC Transaction Levy) payable in full on application in Hong Kong dollars on and subject to the terms and conditions set out in the Hong Kong Public Offering Documents and this Agreement. Subject to the registration of the Hong Kong Prospectus by the Company, the Joint Sponsors shall arrange for and the Company shall cause the Formal Notice to be published on the official website of the Stock Exchange at www.hkexnews.hk and the official website of the Company at https://www.weride.ai on the days specified in Schedule 5 (or such other publication(s) and/or day(s) as may be agreed by the Company and the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters)). The Company will, on the Hong Kong Prospectus Date, publish the Hong Kong Prospectus on the official website of the Company at https://www.weride.ai and the official website of the Stock Exchange at www.hkexnews.hk.

4.2	Receiving Bank and Nominee: The Company has appointed the Receiving Bank to receive applications and application monies under the Hong Kong Public Offering and has appointed the Nominee to hold the application monies received by the Receiving Bank under the Hong Kong Public Offering, in each case upon and subject to the terms and the conditions contained in the Receiving Bank Agreement. The Company shall use its best endeavours to procure (i) each of the Receiving Bank and the Nominee to do all such acts and things as may be reasonably required to be done by it in connection with the Hong Kong Public Offering and its associated transactions; and (ii) the Nominee to undertake to hold and deal with such application monies upon and subject to the terms and conditions contained in the Receiving Bank Agreement.

4.3	Share Registrar and White Form eIPO Service: The Company has appointed the Share Registrar to provide services in connection with the processing of the Hong Kong Public Offering Applications and the provision of the White Form eIPO Service upon and subject to the terms and conditions of the Registrar’s Agreement. The Company undertakes with Joint Sponsors, the Overall Coordinators and the Hong Kong Underwriters to use its best endeavours to procure that the Share Registrar shall do all such acts and things as may be reasonably required to be done by it in connection with the Hong Kong Public Offering and its associated transactions.

4.4	Application Lists: Subject as mentioned below, the Application Lists will open at 11:45 a.m. on the Acceptance Date and will close at 12:00 noon on the same day, provided that in the event of a No. 8 typhoon warning signal or above, “extreme conditions” caused by a super typhoon as announced by the Government of the Hong Kong and/ or a black rainstorm warning signal (collectively, “Severe Weather Signals”) being in force in Hong Kong at any time between 9:00 a.m. and 12:00 noon on that day, then the Application Lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which no such Severe Weather Signal remains in force at any time between 9:00 a.m. and 12:00 noon. All references in this Agreement to the time of opening and closing of the Application Lists shall be construed accordingly.

4.5	Basis of allocation: The Company agrees that the Joint Sponsors and the Overall Coordinators shall have the exclusive right, in their sole and absolute discretion, upon and subject to the terms and conditions of the Hong Kong Public Offering Documents, the Receiving Bank Agreement and this Agreement, and in compliance with applicable Laws, to determine the manner and the basis of allocation of the Hong Kong Offer Shares and to reject or accept in whole or in part any Hong Kong Public Offering Application.

The Company shall, and shall use its best endeavours to procure the Receiving Bank and the Share Registrar to, as soon as practicable after the close of the Application Lists and in any event in accordance with the terms of the Receiving Bank Agreement, provide the Joint Sponsors and the Overall Coordinators with such information, calculations and assistance as the Joint Sponsors and the Overall Coordinators may require for the purposes of determining, inter alia:

4.5.1	in the event of an Under-Subscription, the number of Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications; or

4.5.2	in the event of an Over-Subscription, the number of times by which the number of Hong Kong Offer Shares which have been applied for pursuant to Accepted Hong Kong Public Offering Applications exceeds the total number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering; and

4.5.3	the level of acceptances and basis of allocation of the Hong Kong Offer Shares.

4.6	Several underwriting commitments: Upon and subject to the terms and conditions of this Agreement and in reliance upon the Warranties, if and to the extent that by 12:00 noon on the Acceptance Date there shall remain any Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications (an “Under-Subscription”), the Hong Kong Underwriters (other than any Hong Kong Underwriter whose Hong Kong Underwriting Commitment has been reduced by the Hong Kong Underwriter’s Applications of such Hong Kong Underwriter to zero pursuant to the provisions of Clause 4.7) shall, subject as provided in Clauses 4.10 and 4.12, procure applications to purchase, or failing which themselves as principals apply to purchase, the number of Hong Kong Offer Shares remaining available as a result of the Under-Subscription (the “Unsubscribed Shares”), as the Overall Coordinators may in their sole and absolute discretion determine, in accordance with the terms and conditions set forth in the Hong Kong Public Offering Documents (other than as to the deadline for making the application), provided that:

4.6.1	the obligations of the Hong Kong Underwriters in respect of such Unsubscribed Shares under this Clause 4.6 shall be several (and not joint or joint and several);

4.6.2	the number of Unsubscribed Shares which each Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6 shall be calculated by applying the formula below (but shall not in any event exceed the maximum number of Hong Kong Offer Shares as set forth opposite the name of such Hong Kong Underwriter in Schedule 1):

where in relation to such Hong Kong Underwriter:

N	is the number of Unsubscribed Shares which such Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6, subject to such adjustment as the Overall Coordinators may determine to avoid fractional shares;

T	is the total number of Unsubscribed Shares determined after taking into account any reduction pursuant to Clauses 2.7, 4.10 and 4.12, as applicable;

C	is the Hong Kong Underwriting Commitment of such Hong Kong Underwriter;

P	is the number of Hong Kong Offer Shares comprised in the Hong Kong Underwriter’s Applications of such Hong Kong Underwriter;

AC	is the aggregate number of Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clauses 2.7, 4.10 and 4.12, as applicable; and

AP	is the aggregate number of Hong Kong Offer Shares comprised in the Hong Kong Underwriter’s Applications of all the Hong Kong Underwriters; and

4.6.3	the obligations of the Hong Kong Underwriters determined pursuant to this Clause 4.6 may be rounded, as determined by the Overall Coordinators in their sole and absolute discretion, to avoid fractions and odd lots. The determination of the Overall Coordinators of the obligations of the Hong Kong Underwriters with respect to the Unsubscribed Shares under this Clause 4.6 shall be final and conclusive.

None of the Overall Coordinators or the Hong Kong Underwriters will be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this Clause 4.6 or otherwise under this Agreement. Notwithstanding the foregoing, each of the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Hong Kong Underwriters.

4.7	Hong Kong Underwriters’ set-off: In relation to each Hong Kong Public Offering Application made or procured to be made by any of the Hong Kong Underwriters otherwise than pursuant to the provisions of Clause 4.9, the Hong Kong Underwriting Commitment of such Hong Kong Underwriter shall, subject to the production of evidence to the satisfaction of the Overall Coordinators that the relevant application was made or procured to be made by such Hong Kong Underwriter (or any sub-underwriter of such Hong Kong Underwriter) and to such Hong Kong Public Offering Application having been accepted (whether in whole or in part) pursuant to the provisions of Clause 4.5 and thus becoming an Accepted Hong Kong Public Offering Application, be reduced pro tanto by the number of Hong Kong Offer Shares accepted pursuant to and comprised in such Accepted Hong Kong Public Offering Application until the Hong Kong Underwriting Commitment of such Hong Kong Underwriter is reduced to zero. Detailed provisions relating to the set-off of the Hong Kong Underwriting Commitment of a Hong Kong Underwriter are set out in Schedule 4.

4.8	Accepted Applications: The Company agrees that all duly completed and submitted Hong Kong Public Offering Applications received prior to the closing of the Application Lists and accepted by the Joint Sponsors and the Overall Coordinators pursuant to Clause 4.5, either in whole or in part, will be accepted by the Company before calling upon the Hong Kong Underwriters or any of them to perform their obligations under Clause 4.6.

4.9	Applications and payment for Unsubscribed Shares: In the event of an Under-Subscription, the Overall Coordinators shall, subject to receiving the relevant information, calculations and assistance from the Receiving Bank and the Share Registrar pursuant to Clause 4.5.1, notify each of the Hong Kong Underwriters as soon as practicable and in any event by 12:00 a.m. on the first Business Day after the Acceptance Date of the number of Unsubscribed Shares to be taken up pursuant to Clause 4.6, and each of the Hong Kong Underwriters shall, as soon as practicable and in any event not later than 5:00 p.m. on the day of such notification and subject to the Conditions having been duly fulfilled or waived in accordance with the terms of this Agreement:

4.9.1	make application(s) for such number of Unsubscribed Shares as fall to be taken up by it pursuant to Clause 4.6 specifying the names and addresses of the applicants and the number of Hong Kong Offer Shares to be allocated to each such applicant, and deliver to the Overall Coordinators records for the duly completed applications; and

4.9.2	pay, or procure to be paid, to the Nominee the aggregate amount payable on application in respect of the Hong Kong Offer Price for such number of Unsubscribed Shares as fall to be taken up by it pursuant to Clause 4.6 (which shall include all amounts on account of the Brokerage, Trading Fee, the SFC Transaction Levy and AFRC Transaction Levy in accordance with the terms of the Hong Kong Public Offering), provided that while such payments may be made through the Overall Coordinators on behalf of the Hong Kong Underwriters at their discretion and without obligation, the Overall Coordinators shall not be responsible for the failure by any Hong Kong Underwriter (apart from itself in its capacity as a Hong Kong Underwriter) to make such payment, and the Company shall, as soon as practicable and in no event later than 9:00 a.m. on November 5, 2025 (the date specified in the Hong Kong Prospectus for the despatch of share certificates), duly allot and issue to the said applicants the Hong Kong Offer Shares to be taken up as aforesaid and procure the Share Registrar to duly issue and deliver valid share certificates in respect of such Hong Kong Offer Shares, in each case on the basis set out in Clause 5.1.

4.10	Power of the Overall Coordinators to make applications: In the event of an Under-Subscription, the Overall Coordinators shall have the right (to be exercised at their sole and absolute discretion (either acting individually or together in such proportions as shall be agreed between themselves) and in relation to which they are under no obligation to exercise) to apply or procure applications to purchase (subject to and in accordance with this Agreement) all or any of the Unsubscribed Shares which any Hong Kong Underwriter is required to subscribe pursuant to Clause 4.6. Any application submitted or procured to be submitted by any of the Overall Coordinators pursuant to this Clause 4.10 in respect of which payment is made mutatis mutandis in accordance with Clause 4.9 shall satisfy pro tanto the obligation of the relevant Hong Kong Underwriter under Clause 4.6 but shall not affect any agreement or arrangement among the Hong Kong Underwriters regarding the payment of Underwriting Commission.

4.11	Reallocation from the International Offering to the Hong Kong Public Offering: If the number of Hong Kong Offer Shares which are the subject of the Accepted Hong Kong Public Offering Applications exceeds the number of Hong Kong Offer Shares initially offered (an “Over-Subscription”), then：

4.11.1	subject to any required reallocation as set out in Clause 4.11.2 or 4.11.3 and relevant requirements under Chapter 4.14 of the Guide and the applicable Listing Rules, the Overall Coordinators, in their sole and absolute discretion, may (but shall have no obligation to) reallocate Offer Shares from the International Offering to the Hong Kong Public Offering and make available such reallocated Offer Shares as additional Hong Kong Offer Shares to satisfy Hong Kong Public Offering Applications;

4.11.2	if purchasers have been procured by the International Underwriters for all the International Offer Shares initially offered and the Over-Subscription represents a subscription of (i) 10 times or more but less than 50 times, or (ii) 50 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Offer Shares shall be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Offer Shares available under the Hong Kong Public Offering will be increased to 8,825,000 and 17,650,000 Offer Shares, respectively, representing 10% (in the case of (i)) or 20% (in the case of (ii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-allotment Option); and

4.11.3	if (i) the International Offer Shares initially offered under the International Offering are not fully subscribed but the Hong Kong Offer Shares under the Hong Kong Public Offering are fully or over-subscribed, or (ii) the International Offer Shares initially offered under the International Offering are fully subscribed or over-subscribed and the Over-Subscription represents a subscription of less than 10 times of the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, the Overall Coordinators may, at their sole and absolute discretion and in accordance with Chapter 4.14 of the Guide and Rule 18C.09 of the Listing Rules, reallocate the Offer Shares initially allocated for the International Offering to the Hong Kong Public Offering to satisfy the Over-Subscription, provided that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering shall not be increased to more than 8,825,000 Offer Shares, representing two times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering.

In each of the above cases, the number of Offer Shares available under the International Offering and the respective International Offering Purchasing Commitments of the International Underwriters shall be reduced accordingly, and the Hong Kong Underwriters will not be entitled to the Underwriting Commission referred to in Clause 7.1 in respect of such Offer Shares reallocated to the Hong Kong Public Offering.

4.12	Reallocation from the Hong Kong Public Offering to the International Offering:

4.12.1	If an Under-Subscription shall occur, the Overall Coordinators, shall have the right to (but shall have no obligation to), in their sole and absolute discretion, reallocate all or any of the Unsubscribed Shares to the International Offering and make available such reallocated Offer Shares as additional International Offer Shares to satisfy demand under the International Offering. In the event of such reallocation, the number of Unsubscribed Shares and the respective Hong Kong Underwriting Commitments of the Hong Kong Underwriters shall be reduced in such manner and proportions as the Overall Coordinators may, in their sole and absolute discretion, determine.

4.12.2	If a Money Settlement Failure shall occur, the relevant Hong Kong Offer Shares shall be reallocated from the Hong Kong Public Offering to the International Offering and be made available as additional International Offer Shares.

The Hong Kong Underwriters will not be entitled to the Underwriting Commission referred to in Clause 7.1 in respect of the Offer Shares to be reallocated to the International Offering. For the avoidance of doubt, any Offer Shares reallocated from the Hong Kong Public Offering to the International Offering shall for all purposes (including any fee arrangements) be deemed to be International Offer Shares and will be dealt with in accordance with the terms of the International Underwriting Agreement.

4.13	Hong Kong Underwriters’ obligations cease: All obligations and liabilities of the Hong Kong Underwriters under this Agreement will cease and be fully discharged following payment by or on behalf of the Hong Kong Underwriters in accordance with Clause 4.9 or Clause 4.10 or where the Hong Kong Public Offering is fully subscribed or upon an Over-Subscription having occurred (save in respect of any antecedent breaches under this Agreement). Further, none of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or any of the Hong Kong Underwriters shall be liable for any failure by any Hong Kong Underwriter (other than itself as Hong Kong Underwriter) to perform any of such other Hong Kong Underwriter’s obligations under this Agreement.

4.14	Implementation of the Hong Kong Public Offering: Without prejudice to the foregoing obligations, the Warrantors jointly and severally undertake with the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters to take such action and do (or procure to be done) all such other acts and things required to implement the Hong Kong Public Offering and to comply with all relevant requirements so as to enable the listing of, and permission to deal in, the Class A Ordinary Shares on the Main Board of the Stock Exchange to be granted by the Listing Committee.

5	ALLOTMENT AND PAYMENT

5.1	Issue of Hong Kong Offer Shares: Upon receipt by the Share Registrar of the Accepted Hong Kong Public Offering Applications, the Company shall as soon as practicable following announcement of the basis of allocation of the Hong Kong Offer Shares and in any event no later than 9:00 a.m. on November 4, 2025 (the date specified in the Hong Kong Prospectus for the despatch of share certificates):

5.1.1	duly allot and issue, conditional upon the fulfilment of the Conditions (unless waived or modified in accordance with the terms of this Agreement), the Hong Kong Offer Shares in accordance with the relevant sections of the Hong Kong Public Offering Documents and this Agreement to the successful applicants and in the numbers specified by the Overall Coordinators on terms that they rank pari passu in all respects with the existing issued Class A Ordinary Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, and that they will rank pari passu in all respects with the International Offer Shares;

5.1.2	procure that the names of the successful applicants (or, where appropriate, HKSCC Nominees Limited) shall be entered in the register of members of the Company accordingly (without payment of any registration fee); and

5.1.3	procure that share certificates in respect thereof (each in a form complying with the Listing Rules and in such number and denominations as directed by the Overall Coordinators) shall be issued and despatched, or delivered or released to successful applicants (or where appropriate, HKSCC for immediate credit to such CCASS stock accounts as shall be notified by the Overall Coordinators to the Company for such purpose), or made available for collection (as applicable) as provided for in the Hong Kong Public Offering Documents and this Agreement.

5.2	Payment to the Company: The application monies received in respect of the Hong Kong Public Offering Applications and held by the Nominee will be paid in Hong Kong dollars to the Company at or around 9:30 a.m. on the Listing Date (subject to and in accordance with the provisions of the Receiving Bank Agreement and this Agreement) upon the Nominee receiving written confirmation from the Overall Coordinators that the Conditions have been fulfilled or waived and that share certificates have been despatched to the successful applicants of the Hong Kong Offer Shares (or to HKSCC Nominees Limited, as the case may be), by wire transfer to such account or accounts in Hong Kong specified by the Company and notified to the Overall Coordinators in writing as soon as practicable after the signing of this Agreement (but, in any event, by no later than three Business Days immediately preceding the Listing Date) in immediately available funds, provided, however, that:

5.2.1	the Overall Coordinators are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee (prior to payment of the application monies to the Company on and at the date and time as aforesaid) to deduct from such application monies received in respect of the Hong Kong Public Offering Applications for the Hong Kong Offer Shares offered by the Company and pay to the Overall Coordinators (and where a person other than the Overall Coordinators is entitled to any amount so deducted, such amount will be received by the Overall Coordinators on behalf of such person) the amounts payable by the Company pursuant to Clause 5.3 (Brokerage, Trading Fee, SFC Transaction Levy and AFRC Transaction Levy for applicants) and Clause 5.4 (Trading Fee, SFC Transaction Levy Fee and AFRC Transaction Levy for the Company); (ii) the amounts payable by the Company pursuant to Clause 7.1 (Underwriting commission); and (iii) costs payable by the Company under Clauses 7.4.2, 7.4.7, 7.4.11, and 7.4.17, to the extent such fees and expenses should be settled on the Listing Date pursuant to the engagement letters entered into between the Company and the relevant parties but have not been settled as of the Listing Date; and

5.2.2	to the extent that the amounts deducted by the Nominee under Clause 5.2.1 are insufficient to cover, or the Nominee does not or will not deduct in accordance with Clause 5.2.1, the amounts payable by the Company pursuant to Clause 7 if not otherwise dealt with in the engagement letters entered into between the Company and the relevant party, the Company shall, and the Single Largest Group of Shareholders shall procure the Company to, pay or cause to be paid in full, on and at the date and time of payment of the application monies to the Company as aforesaid or forthwith upon demand subsequent to such date and time, the shortfall or the amounts not so deducted, as applicable, to the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters, as applicable) or to the relevant party entitled to the amount payable by the Company.

The net amount payable to the Company pursuant to this Clause 5.2 will (for the avoidance of doubt and if applicable) be calculated after allowing for entitlements of successful applicants under the Hong Kong Public Offering to refunds of application monies (including the Brokerage, the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy) if and to the extent that the Hong Kong Offer Price shall be determined at below the Maximum Hong Kong Offer Price per Hong Kong Offer Share to be disclosed in the Hong Kong Prospectus.

5.3	Brokerage, Trading Fee, SFC Transaction Levy and AFRC Transaction Levy for applicants: Subject to the receipt of the applicable amount pursuant to Clause 7.4, the Overall Coordinators will, for themselves and on behalf of the Hong Kong Underwriters, arrange for the payment by the Nominee on behalf of all successful applicants under the Hong Kong Public Offering to the persons entitled thereto of the Brokerage, the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of the Hong Kong Public Offering Applications. The Overall Coordinators are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.4	Trading Fee, SFC Transaction Levy and AFRC Transaction Levy for the Company: Subject to the receipt of the applicable amount pursuant to Clause 7.4, the Overall Coordinators will, on behalf of the Company, arrange for the payment by the Nominee to the persons entitled thereto of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of the Hong Kong Public Offering Applications. The Overall Coordinators are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.5	Refund: The Company will use its best endeavors to procure that, in accordance with the terms of the Receiving Bank Agreement and the Registrar’s Agreement, the Nominee will pay refunds of applications monies, and the Share Registrar will arrange for payment of refunds of application monies, to those successful or unsuccessful applicants under the Hong Kong Public Offering who are or may be entitled to receive any refund of application monies (in whole or in part) in accordance with the terms of the Hong Kong Public Offering specified in the Hong Kong Public Offering Documents.

5.6	Separate Bank Account: The Company agrees that the application monies received in respect of Hong Kong Public Offering Applications shall be credited to a separate bank account with the Nominee pursuant to the terms of the Receiving Bank Agreement.

5.7	No Responsibility for Default: The Company acknowledges and agrees that none of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of their respective Affiliates has or shall have any liability whatsoever under Clause 5 or Clause 7 or otherwise for any default by the Nominee or any other application of funds.

6	STABILIZATION

6.1	Stabilization: The Company hereby appoints, to the exclusion of all others, CICC (the “Stabilizing Manager”) as its stabilizing manager in connection with the Global Offering to (but with no obligation and not as agent for the Company) make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) with a view to supporting the market price of the Class A Ordinary Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. The Company hereby acknowledges and agrees that the Stabilizing Manager may, from time to time, in its sole and absolute discretion, appoint agents to act on its behalf with the same authorities and rights as the Stabilizing Manager in connection with any stabilization activities. Any stabilization actions taken by the Stabilizing Manager or any person acting for it as stabilizing manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all other applicable Laws and may be discontinued at any time.

Each of the Hong Kong Underwriters (other than the Stabilizing Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company (which, for the avoidance of doubt, does not include the exercise of the Over-allotment Option).

6.2	Stabilizing losses and profits:

6.2.1	All profits or gains, and all liabilities, expenses and losses, arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Overall Coordinators and/or the International Underwriters upon and subject to the terms and conditions of the agreement among International Underwriters.

6.2.2	The Company shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager.

6.3	No stabilization by the Warrantors: Each of the Warrantors undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and each of them that, it/he will not, and will cause its/his Affiliates or any of its/his or its/his Affiliates’ respective directors, officers, employees or any person acting on its behalf or on behalf of any of the foregoing persons not to:

6.3.1	take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules); or

6.3.2	take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or

6.3.3	take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilizing Manager or any person acting for it as stabilizing manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

provided that the granting and exercising of the Over-allotment Option pursuant to this Agreement and the International Underwriting Agreement and the lending of Shares by Humber Partners Limited and/or Yanli Holdings Limited pursuant to the Stock Borrowing Agreement shall not constitute a breach of this Clause 6.3.

7	COMMISSIONS AND COSTS

7.1	Underwriting commission: Subject to the provisions of this Clause 7, the Company shall pay to the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) an underwriting commission equal to 2.0% (if the offering size (before the exercise of over-allotment option) is more than US$250 million but no more than US$500 million) or 2.5% (if the offering size (before the exercise of over-allotment option) is no more than US$250 million) of the aggregate Hong Kong Offer Price in respect of all of the Hong Kong Offer Shares (excluding such Offer Shares reallocated to and from the Hong Kong Public Offering pursuant to Clause 4) (the “Underwriting Commission”). For the avoidance of doubt, no underwriting commission in respect of any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering, in each case pursuant to Clauses 4.11 and 4.12, respectively, shall be paid to the Hong Kong Underwriters as the relevant underwriting commission relating to such Offer Shares will be payable to the International Underwriters in accordance with the International Underwriting Agreement. The respective entitlements of the Hong Kong Underwriters to the Underwriting Commission will be determined in the International Underwriting Agreement, provided that (a) any allocation of the Underwriting Commission to the Overall Coordinators shall be no less favorable than as set out in the OC Engagement Letter and in compliance with the Listing Rules, the Code of Conduct and Frequently Asked Questions No. 077-2022 published by the Stock Exchange; and (b) any adjustment to the allocation of the Underwriting Commission to each CMI as set out in the respective CMI Engagement Letter shall be in compliance with the Listing Rules, the Code of Conduct and Frequently Asked Questions No. 077-2022 published by the Stock Exchange.

7.2	Incentive fee: The Company may, at its sole and absolute discretion, pay any one or all of the Hong Kong Underwriters an additional incentive fee (the “Incentive Fee”) of up to 1.5% of the aggregate Hong Kong Offer Price in respect of all of the Hong Kong Offer Shares (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering, in each case pursuant to Clauses 4.11 and 4.12, respectively). The actual absolute amount of the Incentive Fee (if any) and the split of the Incentive Fee (if any), in absolute amount, among all Underwriters, shall be determined and communicated to each CMI at or around the Price Determination Date and to be set out in the International Underwriting Agreement (but in any event before the submission to the Stock Exchange the declaration to be signed by a Director and the secretary of the Company in the form set out in Form F (published in the “Regulatory Forms” section of the Stock Exchange’s website) on FINI), in accordance with such engagement letters between the Company and the respective Overall Coordinator or CMI and in compliance with the Code of Conduct and the requirements under the Listing Rules.

7.3	Sponsor fee and other fees and expenses: Any sponsor fee previously paid by the Company to the Joint Sponsors will be credited against and deducted from the Underwriting Commission payable to the Joint Sponsors, and any unpaid portion of the sponsor fee shall be deemed to be settled upon payment of such Underwriting Commission to the Joint Sponsors pursuant to and in accordance with the terms of the Sponsors and Sponsor-OC Mandates. The Company shall pay to the Joint Sponsors any remaining payable out-of-pocket expenses actually incurred by the Joint Sponsors (subject to the cap as specified in their respective Sponsors and Sponsor-OC Mandate) pursuant to and in accordance with the terms of the Sponsors and Sponsor-OC Mandates and upon presentation of reasonable invoice and/or breakdown of such expenses.

7.4	Other costs payable by the Company: All fees, costs, charges, Taxation and expenses of, in connection with or incidental to the Global Offering, the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange and this Agreement, and the transactions contemplated thereby or hereby including, without limitation:

7.4.1	fees, disbursements and expenses of the Reporting Accountants in accordance with the arrangement letter entered into between the Company and the Reporting Accountants;

7.4.2	fees, disbursements and expenses of any transfer agent or registrar for the Class A Ordinary Shares, any service provider appointed by the Company in connection with White Form eIPO Service, and the process agent referred to in Clause 18.6 hereof in accordance with the respective engagement letters entered into between the Company and such transfer agent or registrar, service provider of White Form eIPO Service and process agent;

7.4.3	fees, disbursements and expenses of all Legal Advisers to the Company or the Underwriters in accordance with the respective engagement letters or fee arrangement letters entered into between the Company and such Legal Advisers;

7.4.4	fees, disbursements and expenses of any public relations consultants engaged by the Company in accordance with the engagement letter between the Company and such public relations consultants;

7.4.5	fees, disbursements and expenses of the Internal Control Consultant and the Industry Consultant in accordance with the respective engagement letters entered into between the Company and such Internal Controls Consultant and Industry Consultant;

7.4.6	fees, disbursements and expenses of any translators engaged by the Company in accordance with the engagement letter entered into between the Company and such translators;

7.4.7	fees, disbursements and expenses of the Receiving Bank and the Nominee in accordance with the Receiving Bank Agreement;

7.4.8	fees, disbursements and expenses of the financial printer engaged by the Company in accordance with the engagement letter entered into between the Company and such financial printer;

7.4.9	fees and expenses of other agents, third party service providers, consultants and advisers engaged by the Company relating to the Global Offering in in accordance with the respective engagement letters or fee letters entered into between the Company and such agents, third party service providers, consultants and advisers;

7.4.10	fees and expenses related to the application for listing of and permission to deal in the Class A Ordinary Shares on the Main Board of the Stock Exchange, the filing or registration of any documents (including, without limitation, the Hong Kong Public Offering Documents, the CSRC Filings and any amendments and supplements thereto) with any relevant Authority (including, without limitation, the Registrar of Companies in Hong Kong and the CSRC) and the qualification of the Offer Shares in any jurisdiction;

7.4.11	all costs and expenses for roadshow (including pre-deal or non-deal roadshow), pre-marketing or investor education activities, and presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offer Shares to prospective investors, including without limitation, expenses associated with the production of the slides and graphics for the Investor Presentation Materials, and all fees, disbursements and expenses of any consultants engaged in connection with the Investor Presentation Materials, documentary, travel, lodging and other fees and expenses incurred by the Company, the Overall Coordinators, the Joint Global Coordinators, the CMIs and the Underwriters subject to, if any, the respective engagement letters entered into between the Company and the respective Overall Coordinators, the Joint Global Coordinators, the CMIs and the Underwriters (as the case may be), or otherwise approved by the Company;

7.4.12	all printing, document production, courier and advertising costs in relation to the Global Offering approved by the Company;

7.4.13	all costs of preparation, despatch and distribution of the Offering Documents in all Relevant Jurisdictions, and all amendments and supplements thereto approved by the Company;

7.4.14	all costs of preparation, printing or production of this Agreement, the International Underwriting Agreement, the agreement among Hong Kong Underwriters, the agreement among International Underwriters, the agreement among syndicates, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offer Shares;

7.4.15	all costs and expenses for printing and distribution of research reports, and conducting the syndicate analysts’ briefing and other presentations relating to the Global Offering approved by the Company;

7.4.16	all costs of preparation, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

7.4.17	the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company, all capital duty (if any), premium duty (if any), stamp duty (if any), Taxation, levy and other fees, costs and expenses payable in respect of the creation, issue, allotment, sale, distribution and delivery of the Hong Kong Offer Shares, the Hong Kong Public Offering, the execution and delivery of and the performance of any provisions of this Agreement or otherwise in connection with the Global Offering;

7.4.18	all costs and expenses related to the press conferences of the Company in relation to the Global Offering;

7.4.19	all stock admission fees, processing charges and related expenses payable to HKSCC;

7.4.20	all CCASS transaction fees payable in connection with the Global Offering; and

7.4.21	all fees and expenses related to background check and searches, company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches and other searches conducted in connection with the Global Offering approved by the Company;

shall be borne by the Company but subject to terms and conditions under the engagement letters entered into between the Company and relevant parties (including but not limited to the Joint Sponsors and the Overall Coordinators) before the date of this Agreement, and the Company shall, and the Single Largest Group of Shareholders shall procure the Company to, pay or cause to be paid all such fees, costs, charges, Taxation and expenses. Notwithstanding anything to the contrary in Clause 19.12, if any costs, expenses, fees or charges referred to in this Clause 7.4 is paid or to be paid by any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters for or on behalf of the Company, the Company shall, and the Single Largest Group of Shareholders shall procure the Company to, reimburse such costs, expenses, fees or charges to the relevant Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, CMI, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter (subject to the cap as stated in the engagement letters entered into between the Company and relevant parties) on an after-tax basis.

7.5	Costs and expenses payable in case the Global Offering does not proceed: If this Agreement shall be rescinded or terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any Underwriting Commission and Incentive Fee under Clauses 7.1 and 7.2, but the Company shall, and the Single Largest Group of Shareholders shall procure the Company to, pay or reimburse or cause to be paid or reimbursed to the relevant parties, all costs, fees, charges, Taxation and expenses referred to in Clauses 7.3 and 7.4 which have been incurred or are liable to be paid by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and/or the Hong Kong Underwriters and all other costs, fees, charges, Taxation and expenses payable by the Company pursuant to Clauses 7.3 and 7.4 within 15 business days of the first written request by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or the relevant party which incurred the costs, fees, charges, Taxation and expenses, as the case may be, in accordance with the engagement letters entered into between the Company and relevant parties before the date of this Agreement.

7.6	Time of payment of costs: All commissions, fees, costs, charges and expenses referred to in this Clause 7 shall, except as otherwise provided in this Clause 7, if not so deducted pursuant to Clause 5.2, be payable by the Company in accordance with the engagement letter or agreement entered into by the Company and the relevant parties, or in the absence of such engagement letter or agreement, within 15 business days of the first written request by the Overall Coordinators.

8	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1	Warranties: Each of the Warrantors hereby jointly and severally represents, warrants, agrees and undertakes with respect to each of the Warranties in Part A of Schedule 2 hereto, and each member of the Single Largest Group of Shareholders hereby jointly and severally represents, warrants, agrees and undertakes with respect to each of the Warranties in Part B of Schedule 2 hereto, to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the date of this Agreement, and each of the Warrantors acknowledges that each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters is entering into this Agreement in reliance upon the Warranties.

8.2	Warranties repeated: The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting as at the date of this Agreement. In addition, the Warranties shall be deemed to be repeated:

8.2.1	on the date of registration of the Hong Kong Prospectus by the Registrar of Companies in Hong Kong as required by section 342C of the Companies (Winding up and Miscellaneous Provisions) Ordinance;

8.2.2	on the Hong Kong Prospectus Date and the date(s) of supplemental Hong Kong Prospectus(es) (if any);

8.2.3	on the Acceptance Date;

8.2.4	on the Price Determination Date;

8.2.5	immediately prior to the Time of Sale (as defined in the International Underwriting Agreement);

8.2.6	immediately prior to (i) the delivery by the Overall Coordinators and/or the other Hong Kong Underwriters of duly completed applications, and (ii) payment by the Overall Coordinators and/or the other Hong Kong Underwriters for the Hong Kong Offer Shares to be taken up, respectively, pursuant to Clause 4.6 and/or Clause 4.10 (as the case may be);

8.2.7	the Announcement Date;

8.2.8	immediately prior to 8:00 a.m. on the Listing Date;

8.2.9	immediately prior to commencement of dealings in the Offer Shares on the Main Board of the Stock Exchange;

8.2.10	the date(s) on which the Over-allotment Option (or any part thereof) is exercised;

8.2.11	the date on which any subscription of Offer Shares pursuant to any exercise of the Over-allotment Option is completed; and

8.2.12	the date on which the stabilization period expires,

in each case with reference to the facts and circumstances then subsisting, provided, however, that all of the Warranties shall remain true, accurate and not misleading as at each of the dates or times specified above, without taking into consideration in each case any amendment or supplement to the Offering Documents or the CSRC Filings made or delivered under Clause 8.5 subsequent to the date of the registration of the Hong Kong Prospectus, or any approval by the Joint Sponsors and/or the Overall Coordinators, or any delivery to investors, of any such amendment or supplement, and shall not be (or be deemed) updated or amended by any such amendment or supplement or by any such approval or delivery. For the avoidance of doubt, nothing in this Clause 8.2 shall affect the on-going nature of the Warranties.

8.3	Notice of breach of Warranties: Each of the Warrantors hereby undertakes to promptly notify the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) in writing if it comes to its/his knowledge that any of the Warranties is untrue, inaccurate, misleading or breached in any respect or ceases to be true and accurate or becomes misleading or breached in any respect, at any time up to the last to occur of the dates specified in Clause 8.2, or if it/he becomes aware of any event or circumstances which would or might cause any of the Warranties to become untrue, inaccurate or misleading in any respect, or any significant new factor likely to materially and adversely affect the Global Offering which arises between the date of this Agreement and the Listing Date and which comes to the attention of any of the Warrantors (as the case may be).

8.4	Undertakings not to breach Warranties: Each of the Warrantors hereby undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, and the Hong Kong Underwriters not to, and shall procure that any other Group Company shall not, do or omit to do anything or permit to occur any event which would or might render any of the Warranties untrue, incorrect, misleading or breached in any respect at any time up to the last to occur of the dates specified in Clause 8.2 or which could materially and adversely affect the Global Offering. Without prejudice to the foregoing, each of the Warrantors agrees not to make any amendment or supplement to the Offering Documents, the CSRC Filings or any of them without the prior approval of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) (such consent not to be unreasonably withheld).

8.5	Remedial action and announcements: Each of the Warrantors shall notify the Joint Sponsors and the Overall Coordinators, promptly if at any time, by reference to the facts and circumstances then subsisting, on or prior to the last to occur of the dates on which the Warranties are deemed to be given pursuant to Clause 8.2, (i) any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading or breached in any respect any of the Warranties or gives rise or could give rise to a claim under any of the indemnities as contained in or given pursuant to this Agreement; or (ii) any event shall occur or any circumstance shall exist which would or might (1) render untrue, inaccurate or misleading any statement, whether fact or opinion, contained in the Offering Documents, the CSRC Filings or any of them; or (2) result in the omission of any fact which is material for disclosure or required by applicable Laws to be disclosed in the Offering Documents, the CSRC Filings or any of them, if the same were issued immediately after occurrence of such event or existence of such circumstance; or (iii) it shall become necessary or desirable for any other reason to amend or supplement any of the Offering Documents or CSRC Filings; or (iv) any significant new factor likely to affect the Hong Kong Public Offering or the Global Offering shall arise, and, in each of the cases described in paragraphs (i) through (iv) above, without prejudice to any other rights of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, Joint Lead Managers, the Hong Kong Underwriters or any of them under this Agreement, the Company, at its own expense, shall promptly take such remedial action as may be reasonably required by the Joint Sponsors and/or the Overall Coordinators, including promptly preparing, announcing, issuing, publishing, distributing or otherwise making available, at the Company’s expense, such amendments or supplements to the Offering Documents, the CSRC Filings or any of them as the Joint Sponsors and the Overall Coordinators may reasonably require and supplying the Joint Sponsors and the Overall Coordinators (on behalf of themselves and the Hong Kong Underwriters) or such persons as they may direct, with such number of copies of such amendments or supplements as they may reasonably require. For the avoidance of doubt, the consent or approval of the Joint Sponsors and/or the Overall Coordinators for the Company to take any such remedial action shall not (i) constitute a waiver of, or in any way affect, any right of the Joint Sponsors, the Overall Coordinators or any other Hong Kong Underwriters under this Agreement in connection with the occurrence or delivery of such matter, event or fact , or (ii) result in the loss of the Joint Sponsors’, the Sponsor-OCs’, the Overall Coordinators’, the Joint Global Coordinators’, the CMIs’, the Joint Bookrunners’, the Joint Lead Managers’ or the Hong Kong Underwriters’ rights to terminate this Agreement (whether by reason of such misstatement or omission resulting in a prior breach of any of the Warranties or otherwise).

Each of the Warrantors agrees not to issue, publish, distribute or make publicly available any such announcement, circular, supplement, amendment or document or do any such act or thing without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) (such consent not to be unreasonably withheld), except as required by Laws, in which case the relevant Warrantor shall first consult the Joint Sponsors and the Overall Coordinators before such issue, publication or distribution or act or thing being done.

8.6	Warrantors’ Knowledge: A reference in this Clause 8 or in Schedule 2 to a Warrantor’s knowledge, information, belief or awareness or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry and that such Warrantor (if an individual) or the directors of such Warrantor (if a legal entity) has/have used his/their best endeavors to ensure that all information given in the relevant Warranty is true, complete and accurate and not misleading or deceptive. Notwithstanding that any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters has knowledge or has conducted investigation or enquiry with respect to the information given under the relevant Warranty, the rights of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters under this Clause 8 shall not be prejudiced by such knowledge, investigation and/or enquiry.

8.7	Obligations personal: The obligations of each of the Warrantors under this Agreement shall be binding on its/his personal representatives or its/his successors in title.

8.8	Release of obligations: Any liability to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them hereunder may in whole or in part be released, compounded or compromised and time or indulgence may be given by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them as regards any person under such liability without prejudicing the rights of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters (or the rights of any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters) against any other person under the same or a similar liability.

8.9	Consideration: Each of the Warrantors has entered into this Agreement, and agreed to give the representations, warranties, agreements and undertakings herein, in consideration of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters agreeing to enter into this Agreement on the terms set out herein.

8.10	Full force: For the purpose of this Clause 8:

8.10.1	the Warranties shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement; and

8.10.2	if an amendment or supplement to the Offering Documents or any of them is announced, issued, published, distributed or otherwise made available after the date hereof pursuant to Clause 8.5 or otherwise, the Warranties relating to any such documents given pursuant to this Clause 8 shall be deemed to be repeated on the date of such amendment or supplement, and, when so repeated, the Warranties relating to any such documents shall be read and construed subject to the provisions of this Agreement as if the references therein to such documents means such documents when read together with such amendment or supplement.

8.11	Separate Warranties: Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

9	INDEMNITY

9.1	No claims against Indemnified Parties: No claim (whether or not any such claim involves or results in any action, suit or proceeding) shall be made against any Indemnified Party by, and no Indemnified Party shall be liable to (whether direct or indirect, in contract, tort or otherwise and whether or not related to third party claims or the indemnification rights referred to in this Clause 9), the Indemnifying Parties to recover any of the losses, liabilities, damages, payments, costs (including legal costs), charges, fees and expenses (“Losses”) or Taxation which the Indemnifying Parties may suffer or incur by reason of or in any way arising out of: (i) the carrying out by any of the Indemnified Parties of any act in connection with the transactions contemplated herein and in the Hong Kong Public Offering Documents, the performance by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters of their obligations hereunder or otherwise in connection with the Hong Kong Public Offering; (ii) the offer, allotment, issue, sale or delivery of the Hong Kong Offer Shares, the preparation or despatch of the Hong Kong Public Offering Documents; or (iii) any liability or responsibility whatsoever for any alleged insufficiency of the Hong Kong Offer Price, International Offer Price or any dealing price of the Offer Shares.

9.2	Indemnity: Each of the Indemnifying Parties undertakes, from time to time, jointly and severally, to indemnify, defend, hold harmless and keep fully indemnified (on an after-Taxation basis), on demand, each such Indemnified Party against (i) all Proceedings whether made, brought or threatened to be instituted, made or brought against (jointly or severally), or otherwise involving any Indemnified Party, and (ii) all Losses (including, without limitation, all payments, costs and expenses arising out of or in connection with the investigation, response to, defense or settlement or compromise of any such Proceedings or the enforcement of any such settlement or compromise or any judgment obtained in respect of any such Proceedings) which, jointly or severally, any Indemnified Party may suffer or incur and which, directly or indirectly, arise out of or are in connection with:

9.2.1	the issue, publication, distribution, use or making available of any of the Offering Documents, the Application Proof, the PHIP, the CSRC Filings, notices, announcements, advertisements, communications, Investor Presentation Materials or other documents issued by or on behalf of the Company relating to or connected with the Global Offering, and any amendments or supplements thereto (in each case, whether or not approved by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them) (collectively, the “Related Public Information”); or

9.2.2	any of the Related Public Information containing any untrue, incorrect or inaccurate or alleged untrue statement of a fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading, or not containing, or being alleged not to contain, all information material in the context of the Global Offering or otherwise required to be contained thereto, save for the respective marketing name, legal name, and address of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters; or

9.2.3	any statement, estimate, forecast or expression of opinion, intention or expectation contained in the Related Public Information, being or alleged to be untrue, inaccurate or misleading in any respect, or based on an unreasonable assumption, or any omission or alleged omission to state therein a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

9.2.4	the execution, delivery and performance by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them of their or its obligations and roles under this Agreement, the Offering Documents or the Listing Rules or in connection with the Global Offering, including but not limiting to their respective roles and responsibilities under the Code of Conduct as a Sponsor-OC, Overall Coordinator, CMI or otherwise, as applicable; or

9.2.5	the execution, delivery or performance of this Agreement by the Warrantors and/or the offer, allotment, issue, sale or delivery of the Offer Shares; or

9.2.6	any breach or alleged breach on the part of the Warrantors resulting in a breach of any of the provisions of this Agreement, the Price Determination Agreement, the Articles of Association, the International Underwriting Agreement or any other agreements in connection with the Global Offering to which it is or is to be a party; or

9.2.7	any of the Warranties being untrue, inaccurate or misleading in any respect or having been breached in any respect or being alleged to be untrue or inaccurate or misleading in any respect or alleged to have been breached in any respect; or

9.2.8	any breach or alleged breach of the Laws of any country or territory resulting from the issue, publication, distribution or making available of any of the Related Public Information and/or any offer, sale or distribution of the Offer Shares otherwise than in accordance with and on the terms of those documents, this Agreement and the International Underwriting Agreement; or

9.2.9	any act or omission of any Group Company or any of the Warrantors in relation to the Global Offering; or

9.2.10	the Global Offering or any of the Offering Documents and the CSRC Filings failing or being alleged to fail to comply with the requirements of the Listing Rules, the Code of Conduct, the CSRC Rules or any Laws of any applicable jurisdiction, or any condition or term of any Approvals and Filings in connection with the Global Offering; or

9.2.11	any failure or alleged failure by the Company, any member of the Single Largest Group of Shareholders, any of the Directors of the Company to comply with their respective obligations under the Listing Rules, the Articles of Association, the CSRC Rules or applicable Laws; or

9.2.12	any breach or alleged breach by any Group Company or any of the Warrantors of the applicable Laws in any material respect; or

9.2.13	any Proceeding in connection with the Global Offering having commenced or being threatened, or settlement of any such Proceeding;

9.2.14	any breach or alleged breach by any of the Warrantors of the terms and conditions of the Hong Kong Public Offering, or

9.2.15	any other matters arising in connection with the Global Offering.

provided that the indemnity provided for Clause 9.2.4 shall not apply in respect of any Indemnified Party if any such Loss incurred by such Indemnified Party is finally judicially determined by a court of competent jurisdiction or an arbitral tribunal to have resulted solely from the gross negligence, wilful default or fraud on the part of such Indemnified Party. The non-application of the indemnity provided for in Clause 9 in respect of any Indemnified Party shall not affect the application of such indemnity in respect of any other Indemnified Parties.

9.3	Notice of claims: If any of the Warrantors becomes aware of any claim which may give rise to a liability under the indemnity provided under Clause 9.2, it/he shall promptly give notice thereof to the Overall Coordinators (for themselves and on behalf of other Indemnified Party) in writing with reasonable details thereof.

9.4	Conduct of claims: If any Proceeding is instituted in respect of which the indemnity provided for in this Clause 9 may apply, such Indemnified Party shall, subject to any restrictions imposed by any Laws or obligation of confidentiality, notify the Indemnifying Parties of the institution of such Proceeding, provided, however, that the omission to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which they may have to any Indemnified Party under this Clause 9 or otherwise. The Indemnifying Parties may participate at their expense in the defense of such Proceedings including appointing counsel at their expense to act for them in such Proceedings; provided, however, except with the consent of the Overall Coordinators (for themselves and on behalf of any Indemnified Parties), that counsel to the Indemnifying Parties shall not also be counsel to the Indemnified Parties. Unless the Overall Coordinators (for themselves and on behalf of any Indemnified Parties) consent to counsel to the Indemnifying Parties acting as counsel to such Indemnified Parties in such Proceeding, the Overall Coordinators (for themselves and on behalf of such Indemnified Parties) shall have the right to appoint their own separate counsel (in addition to any local counsel) in such Proceeding. The fees and expenses of separate counsel to any Indemnified Parties shall be borne by the Indemnifying Parties and paid as incurred, with the documents showing the payment so incurred (if any, and to the extent reasonably practicable) being furnished to the Company at the Company’s request.

9.5	Settlement of claims: No Indemnifying Party shall, without the prior written consent of an Indemnified Party, effect, make, propose or offer any settlement or compromise of, or consent to the entry of any judgment with respect to, any current, pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity or contribution could be or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Indemnified Party, in form and substance satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. Any settlement or compromise by any Indemnified Party, or any consent by any Indemnified Party to the entry of any judgment, in relation to any Proceeding shall be without prejudice to, and without (other than any obligations imposed on it by Laws) any accompanying obligation or duty to mitigate the same in relation to, any Loss it may recover from, or any Proceeding it may take against, the Indemnifying Parties under this Agreement. The Indemnifying Parties shall be liable for any settlement or compromise by the Indemnified Party of, or any judgment consented to by any Indemnified Party with respect to, any pending or threatened Proceeding, whether effected with or without the consent of the Indemnifying Parties, and agree to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement, or compromise or consent judgement. The Indemnified Parties shall, to the extent legally permissible and practicable, notify but are not required to obtain consent from the Indemnifying Parties with respect to such settlement or compromise or consent to judgment. The rights of the Indemnified Parties herein are in addition to any rights that each Indemnified Party may have at Law or otherwise, and the obligations of the Indemnifying Parties shall be in addition to any liability which the Indemnifying Party may otherwise have.

9.6	Arrangements with advisers: If any Indemnifying Party enters into any agreement or arrangement with any adviser for the purpose of or in connection with the Global Offering, the terms of which provide that the liability of the adviser to the Indemnifying Party or any other person is excluded or limited in any manner, and any of the Indemnified Parties may have joint and/or several liability with such adviser to the Indemnifying Party or to any other person arising out of the performance of its duties under this Agreement, the Indemnifying Party shall:

9.6.1	not be entitled to recover any amount from any Indemnified Party which, in the absence of such exclusion or limitation, the Indemnifying Party would not have been entitled to recover from such Indemnified Party;

9.6.2	indemnify the Indemnified Parties in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

9.6.3	take such other action as the Indemnified Parties may require to ensure that the Indemnified Parties are not prejudiced as a consequence of such agreement or arrangement.

9.7	Costs: For the avoidance of doubt, the indemnity under this Clause 9 shall cover all Losses which any Indemnified Party may suffer, incur or pay in disputing, investigating, responding to, defending, settling or compromising, or enforcing any settlement, compromise or judgment obtained with respect to, any Proceedings to which the indemnity may relate and in establishing its right to indemnification under this Clause 9.

9.8	Payment free from counterclaims/set-offs: All payments made by any Indemnifying Party under this Clause 9 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind, other than any deduction or withholding required by Laws. If the Indemnifying Party makes a deduction or withholding under this Clause 9, the sum due from the Indemnifying Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the relevant Indemnified Party which is entitled to such payment receives a sum equal to the sum it would have received had no deduction or withholding been made.

9.9	Payment on demand: All amounts subject to indemnity under this Clause 9 shall be paid by the Indemnifying Parties as and when they are incurred within 15 Business Days of a written notice demanding payment being given to the Indemnifying Parties by or on behalf of the relevant Indemnified Party.

9.10	Taxation: If a payment under this Clause 9 will be or has been subject to Taxation, the Indemnifying Parties shall pay the relevant Indemnified Party on demand the amount (after taking into account any Taxation payable in respect of the amount and treating for these purposes as payable any Taxation that would be payable but for a relief, clearance, deduction or credit) that will ensure that the relevant Indemnified Party receives and retains a net sum equal to the sum it would have received had the payment not been subject to Taxation.

9.11	Full force: The foregoing provisions of this Clause 9 will continue in full force and effect notwithstanding the Global Offering becoming unconditional and having been completed and the matters and arrangements referred to or contemplated in this Agreement having been completed or the termination of this Agreement.

10	FURTHER UNDERTAKINGS

The Company undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and each of them that it will, and each member of the Single Largest Group of Shareholders shall undertake with respect to Clauses 10.2 and 10.8 and shall procure the Company to:

10.1	Global Offering: comply in a timely manner with the terms and conditions of the Global Offering and all obligations imposed upon it by the Companies Ordinance, the Companies (Winding up and Miscellaneous Provisions) Ordinance, the Securities and Futures Ordinance, the CSRC Rules, the Listing Rules and all applicable Laws and all applicable requirements of the Stock Exchange, the SFC, the CSRC or any other relevant Authority in respect of or by reason of the matters contemplated by this Agreement or otherwise in connection with the Global Offering, including, without limitation:

10.1.1	doing all such things as are necessary to ensure that Admission is obtained and not cancelled or revoked;

10.1.2	making and obtaining all necessary Approvals and Filings (including the CSRC Filings) in relation to the Global Offering with and/or from the Registrar of Companies in Hong Kong, the Stock Exchange, the SFC, the CSRC and other relevant Authorities, including but not limited to lodging with the Stock Exchange all relevant documents, declarations and undertakings on FINI in such manner, form and time as required under the Listing Rules and all applicable rules, procedures, terms and conditions and guidance materials of the Stock Exchange and the HKSCC;

10.1.3	making available on display on Stock Exchange’s website at www.hkexnews.hk and the Company’s website at https://www.weride.ai, the documents referred to in the section of the Hong Kong Prospectus headed “Appendix V – Documents Delivered to the Registrar of Companies and available on Display” for the period stated therein;

10.1.4	using its best endeavors to procure that the Share Registrar, the White Form eIPO Service Provider, the Receiving Bank and the Nominee shall comply in all respects with the terms of their respective appointments under the terms of the Registrar’s Agreement and the Receiving Bank Agreement, and do all such acts and things as may be required to be done by them in connection with the Global Offering and the transactions contemplated therein;

10.1.5	procuring that none of the Company, any member of the Group, the Single Largest Group of Shareholders, and/or any of their respective directors, supervisors, officers, employees, Affiliates and/or agents, shall (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Preliminary Prospectus or publicly available, to any research analyst at any time up to and including the fortieth (40th) day immediately following the Price Determination Date;

10.1.6	procuring that no Directors or their respective Close Associates will, itself/himself/herself (or through a company controlled by it/him/her) apply to subscribe for or purchase Hong Kong Offer Shares either in its/his/her own name or through nominees unless permitted to do so under the Listing Rules or having obtained the relevant waiver or consent from the Stock Exchange for such subscription, and if the Company shall become aware of any application or indication of interest for Hong Kong Offer Shares by any Directors or their respective Close Associates either in its/his/her own name or through a nominee, it shall forthwith notify the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters);

10.1.7	using or procuring the use of all of the net proceeds received by it pursuant to the Global Offering strictly in the manner specified in the section of the Hong Kong Prospectus headed “Future Plans and Use of Proceeds” (unless otherwise agreed to be changed in compliance with the Listing Rules and the requirements of the Stock Exchange, and no such change could be made without the consent of the Joint Sponsors and the Overall Coordinators during a period of 6 months from the Listing Date, and the Company shall provide reasonable prior notice and the details of such change (if any) to the Joint Sponsors and the Overall Coordinator), and not, directly or indirectly, using such proceeds, or lending, contributing or otherwise making available such proceeds to any member of the Group or other person or entity, for the purpose of funding, financing or facilitating any activities or business of or with any person or entity, or of, with or in any country or territory, that, at the time of such funding, financing or facilitating, is subject to any sanctions Laws, or in any other manner that will result in a violation by any individual or entity (including, without limitation, by the Underwriters) of any sanction Laws;

10.1.8	cooperating with and fully assisting, and procuring the members of the Group, the Single Largest Group of Shareholders, and/or any of their respective directors, officers, employees, Affiliates, agents, advisers, reporting accountants, auditors, legal counsels and other relevant parties engaged by the Company in connection with the Global Offering to cooperate with and fully assist, in a timely manner, each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, to facilitate its performance of its duties and to meet its obligations and responsibilities under all applicable Laws from time to time in force, including but not limited to the provision of materials, information and documents to the Stock Exchange, the SFC, the CSRC and other regulators under the Code of Conduct, the Listing Rules and the CSRC Rules;

10.1.9	complying with the Listing Rules in relation to supplemental listing documents that may have to be issued in respect of the Global Offering;

10.1.10	from the date hereof until 5:00 p.m. on the date which is the 30th Business Day after the last day for lodging applications under the Hong Kong Public Offering, not (i) declaring, paying or otherwise making any dividend or distribution of any kind on its share capital except as otherwise disclosed in the Hong Kong Prospectus and the Registration Statement, nor (ii) changing or altering its capital structure (including but not limited to alteration to the nominal value of the Shares whether as a result of consolidation, sub-division or otherwise); and

10.1.11	that no preferential treatment has been, nor will be, given to any placee and its Close Associates by virtue of its relationship with the Company in any allocation of the placing tranche;

10.2	Information: provide:

10.2.1	to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters all such information known to the Company or the Single Largest Group of Shareholders or which on due and careful enquiry ought to be known to the Company or the Single Largest Group of Shareholders and whether relating to the Group or the Company or any member of the Single Largest Group of Shareholders or otherwise as may be required by the Joint Sponsors or the Overall Coordinators (for themselves and on behalf of the Underwriters) in connection with the Global Offering for the purposes of complying with any requirements of applicable Laws (including, without limitation and for the avoidance of doubt, the requirements of the Stock Exchange, of the SFC, of the CSRC or of any other relevant Authority); and

10.2.2	to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) any such other resolutions, consents, authorities, documents, opinions and certificates which are relevant in the context of the Global Offering owing to circumstances arising or events occurring after the date of this Agreement but before 8:00 a.m. on the Listing Date and as the Joint Sponsors and/or the Overall Coordinators may reasonably require.

10.3	Restrictive covenants: not, and procure that no other member of the Group will:

10.3.1	at any time after the date of this Agreement up to the last to occur of the dates on which the Warranties are deemed to be given pursuant to Clause 8.2, do or omit to do anything which causes or can reasonably be expected to cause any of the Warranties to be untrue, inaccurate or misleading in any respect at any time;

10.3.2	on or prior to the Listing Date, enter into any commitment or arrangement which, in the reasonable opinion of the Joint Sponsors and the Overall Coordinators, has or will or may result in a Material Adverse Effect or adversely affect the Global Offering;

10.3.3	on or prior to the Listing Date, take any steps which, in the reasonable opinion of the Joint Sponsors and the Overall Coordinators, would be materially inconsistent with any statement or expression, whether of fact, policy, expectation or intention in the Hong Kong Prospectus and/or the CSRC Filings;

10.3.4	amend any of the terms of the appointments of the Share Registrar, the Nominee, the Receiving Bank and the White Form eIPO Service Provider without the prior written consent of the Joint Sponsors and the Overall Coordinators (such consent not to be unreasonably withheld);

10.3.5	at any time after the date of this Agreement up to and including the Listing Date or the date on which the Over-allotment Option is exercised, if applicable, amend or agree to amend any constitutional document of the Company or any other Group Company, including, without limitation, the Articles of Association, save as requested by the Stock Exchange, the SFC, the CSRC or any other Authority which is entitled to exercise jurisdiction over the Company lawfully or pursuant to the requirements under the Listing Rules or allowing the Articles of Association that have been conditionally adopted by the Company to become effective upon Listing as described in the Hong Kong Prospectus or the proposed amendments to the Articles of Association set out in the Hong Kong Prospectus; and

10.3.6	at any time after the date of this Agreement up to and including the Listing Date or the date on which the Over-allotment Option is exercised, without the prior written approval of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) (such consent not to be unreasonably withheld), issue, publish, distribute or otherwise make available directly or indirectly to the public any document (including any prospectus), material or information in connection with the Global Offering, or make any amendment to any of the Offering Documents and the CSRC Filings, or any amendment or supplement thereto, except for the Offering Documents and the CSRC Filings, any written materials agreed between the Company and the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) to be made available during any selective marketing of the International Offer Shares or as otherwise provided pursuant to the provisions of this Agreement, provided that, any approval given should not constitute a waiver of any rights granted to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and/or the Hong Kong Underwriters under this Agreement;

10.4	Maintaining listing: maintain a listing for and will refrain from taking any action that could jeopardize the listing status of, the Class A Ordinary Shares on the Main Board of the Stock Exchange, and comply with the Listing Rules and all requirements of the Stock Exchange and the SFC, for at least one year after all of the Conditions have been fulfilled (or waived) except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

10.5	Legal and regulatory compliance: unless otherwise waived or exempted by the relevant Authorities, comply with all applicable Laws (including, without limitation and for the avoidance of doubt, the rules, regulations and requirements of the Stock Exchange, the SFC, the CSRC and any other Authority), including, without limitation:

10.5.1	complying with the Listing Rules and all applicable rules, procedures, terms and conditions and guidance materials of the Stock Exchange and the HKSCC in relation to application procedures and requirements for new listing, and adopting FINI for admission of trading and the collection of specified information on subscription and settlement;

10.5.2	complying with the Listing Rule requirement to document the rationale behind the Company’s decision on allocation and pricing, in particular where the decision is contrary to the advice, recommendation(s) and/or guidance of the Overall Coordinators in accordance with paragraph 19 of Appendix F1 to the Listing Rules;

10.5.3	complying with and procuring its Directors to comply with their obligations to assist the syndicate members in accordance with Rule 3A.46 of the Listing Rules, including but not limited to keeping the syndicate members informed of any material changes to information provided under Rule 3A.46(1) of the Listing Rules as soon as it becomes known to the Company and its Directors;

10.5.4	notifying the Stock Exchange and providing it with the updated information and reasons for any material changes to the information provided to the Stock Exchange under Rule 9.11 of the Listing Rules;

10.5.5	submitting to the Stock Exchange, as soon as practicable before the commencing of dealings in the Class A Ordinary Shares on the Stock Exchange, the declaration to be signed by a Director and the secretary of the Company in the form set out in Form F (published in the “Regulatory Forms” section of the Stock Exchange’s website) via FINI;

10.5.6	procuring that the audited consolidated accounts of the Company for its financial year ending December 31, 2025 will be prepared on a basis consistent in all material respects with the accounting policies adopted for the purposes of the financial statements contained in the report of the Reporting Accountants set out in Appendix I to the Hong Kong Prospectus;

10.5.7	at all times adopting and upholding a securities dealing code no less exacting than the “Model Code for Securities Transactions by Directors of Listed Issuers” set out in Appendix C3 to the Listing Rules and procuring that the Directors uphold, comply and act in accordance with the provisions of the same;

10.5.8	complying with the Listing Rules, the CSRC Filing Rules, Part XIVA of the Securities and Futures Ordinance and/or any other applicable Laws to disclose by way of announcement or otherwise and disseminate to the public, under certain circumstances, information affecting the information contained in the Hong Kong Prospectus and/or any information required by the CSRC, the Stock Exchange, the SFC or any other relevant Authority to be announced and disseminated to the public;

10.5.9	complying with all applicable Laws (including, without limitation, the CSRC Archive Rules) in connection with (A) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (B) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities or public interest (the “Relevant Information”); and (C) maintenance of confidentiality of any Relevant Information;

10.5.10	where there is any material information that shall be reported to the CSRC pursuant to the applicable Laws (including but not limited to the CSRC Rules), promptly notifying the CSRC or the relevant Authority in the PRC and providing it with such material information in accordance with to the applicable Laws, and promptly notifying the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) of such material information to the extent permitted by the applicable Laws;

10.5.11	for one year after the Listing Date, keeping the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) informed of any material change to the information previously given to the CSRC, the Stock Exchange, the SFC or of any other relevant Authority, and to enable the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) to provide (or procuring their provision) to the CSRC, the Stock Exchange, the SFC or any such relevant Authority, in a timely manner, such information as the CSRC, the Stock Exchange, the SFC or any such relevant Authority may require;

10.5.12	providing to or procuring for the Joint Sponsors and the Overall Coordinators all necessary consents to the provision of the information referred to in Clause 10.1 and Clause 10.5;

10.5.13	complying, cooperating and assisting with record-keeping obligations of the Company, the Overall Coordinators and the CMIs under the Code of Conduct and the Listing Rules, including but not limited to, in the situation where the Company may decide to deviate from the advice or recommendations by an Overall Coordinator;

10.5.14	complying with all the undertakings and commitments made by it or the Directors in the Hong Kong Prospectus, the CSRC Filings and submissions to the Stock Exchange, the SFC and/or the CSRC; and

10.5.15	maintaining the appointment of a compliance adviser and obtaining advice from such compliance adviser in relation to its compliance with the Listing Rules and all other applicable Laws in such manner and for such period as required by the Listing Rules;

10.6	Internal control: ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its Board with all applicable Laws, and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal control report.

10.7	Significant changes: If, at any time within 12 months after the Listing Date, there is a significant change which affects or is capable of affecting any information contained in the Offering Documents or a significant new matter arises, the inclusion of information in respect of which would have been required in any of the Offering Documents had it arisen before any of them was issued or would be required to be included in any post-listing reports to CSRC pursuant to the CSRC Rules, then, in connection therewith, (i):

10.7.1	promptly provide full particulars thereof to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters);

10.7.2	if so required by the Joint Sponsors or the Overall Coordinators, inform the Stock Exchange, the SFC or the CSRC of such change or matter;

10.7.3	if so required by the Stock Exchange, the SFC, the CSRC, the Joint Sponsors or the Overall Coordinators, promptly amend and/or prepare and deliver (through the Joint Sponsors and the Sponsor-OCs) to the Stock Exchange, the SFC or the CSRC for approval, documentation containing details thereof in a form agreed by the Joint Sponsors and the Overall Coordinators and publish such documentation in such manner as the Stock Exchange, the SFC, the CSRC, the Joint Sponsors and/or the Overall Coordinators may require; and

10.7.4	make all necessary announcements to the Stock Exchange and the press to avoid a false market being created in the Offer Shares,

in each case, at the Company’s own expense, and (ii) not to issue, publish, distribute or make available publicly any announcement, circular, document or other communication relating to any such change or matter aforesaid without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) (such consent not to be unreasonably withheld).

For the purposes of this Clause 10.7, “significant” means significant for the purpose of making an informed assessment of the matters mentioned in Rule 11.07 of the Listing Rules.

10.8	General: without prejudice to the foregoing obligations, do all such other acts and things as may be reasonably required to be done by it to carry into effect the Global Offering in accordance with the terms thereof.

The undertakings in this Clause 10 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

11	TERMINATION

11.1	Termination by the Overall Coordinators: The obligations of the Hong Kong Underwriters to subscribe or procure subscribers for the Hong Kong Offer Shares under this Agreement are subject to termination. If at any time prior to 8:00 a.m. on the day that trading in the Class A Ordinary Shares commences on the Stock Exchange:

11.1.1	there develops, occurs, exists or comes into force:

(a)	any new law or regulation or any change or development involving a prospective change or any event or series of events or circumstances likely to result in a change or a development involving a prospective change in existing laws or regulations, or the interpretation or application thereof by any court or any competent Authority in or affecting Hong Kong, Cayman Islands, the PRC, the United States, the United Kingdom, the European Union (or any member thereof), Singapore, Saudi Arabia, or other jurisdictions relevant to the Group or the Global Offering (each a “Relevant Jurisdiction” and collectively, the “Relevant Jurisdictions”); or

(b)	any change or development involving a prospective change, or any event or series of events or circumstances likely to result in a change or prospective change, in any local, national, regional or international financial, political, military, industrial, economic, fiscal, legal, regulatory, currency, credit or market conditions, Taxation, equity securities or currency exchange rate or controls or any monetary or trading settlement system, or foreign investment regulations (including, without limitation, a devaluation of the Hong Kong dollar, United States dollar or Renminbi against any foreign currencies, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or the Renminbi is linked to any foreign currency or currencies) or other financial markets (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets, the inter-bank markets and credit markets) in or affecting any Relevant Jurisdictions; or

(c)	any event or series of events, or circumstances in the nature of force majeure (including, without limitation, any acts of government, declaration of a regional, national or international emergency or war, calamity, crisis, economic sanctions, strikes, labor disputes, other industrial actions, lock-outs, fire, explosion, flooding, tsunami, earthquake, volcanic eruption, civil commotion, riots, rebellion, public disorder, paralysis in government operations, acts of war, epidemic, pandemic, outbreak or escalation, mutation or aggravation of diseases, or interruption or delay in transportation, local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared), act of God or act of terrorism (whether or not responsibility has been claimed)) in or affecting any of the Relevant Jurisdictions; or

(d)	the imposition or declaration of any moratorium, suspension or limitation (including without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) on (i) the trading in shares or securities generally on the Stock Exchange, the Shanghai Stock Exchange, the Shenzhen Stock Exchange, the Singapore Stock Exchange, the New York Stock Exchange, the Nasdaq or the London Stock Exchange; or (ii) the trading in any securities of the Company listed or quoted on a stock exchange or an over-the-counter market; or

(e)	the imposition or declaration of any general moratorium on commercial banking activities in or affecting any of the Relevant Jurisdictions or any disruption in commercial banking or foreign exchange trading or securities settlement or clearing services, procedures or matters in or affecting any of the Relevant Jurisdictions; or

(f)	other than with the prior written consent of the Overall Coordinators, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of the Stock Exchange and/or the SFC; or

(g)	the commencement by any Authority or other regulatory or political body or organization of any public action or investigation against a Group Company or a director or a senior management member of any Group Company or announcing an intention to take any such action; or

(h)	the imposition of sanctions or export controls in whatever form, directly or indirectly, on any Group Company or any member of the Single Largest Group of Shareholders or by or on any Relevant Jurisdiction, or the withdrawal of trading privileges which existed on the date of this Agreement, in whatever form, directly or indirectly, by, or for, any Relevant Jurisdiction; or

(i)	any valid demand by creditors for payment or repayment of indebtedness of any member of the Group or in respect of which any member of the Group is liable prior to its stated maturity; or

(j)	any non-compliance of the Hong Kong Prospectus (or any other documents used in connection with the contemplated offering, allotment, issue or sale of any of the Offer Shares), the CSRC Filings or any aspect of the Global Offering with the Listing Rules or any other applicable Laws; or

(k)	any litigation, dispute, legal action or claim or regulatory or administrative investigation or action being threatened, instigated or announced against any member of the Group or any member of the Single Largest Group of Shareholders or any Director or senior management members as named in the Hong Kong Prospectus; or

(l)	any contravention by any Group Company or any Director of the Listing Rules or applicable Laws; or

(m)	any change or prospective change, or a materialization of, any of the risks set out in the section headed “Risk Factors” in the Hong Kong Prospectus,

which, in any such case individually or in the aggregate, in the sole and absolute opinion of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters):

i.	has or will or may have a material adverse effect, whether directly or indirectly, on the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Company or the Group as a whole;

ii.	has or will or may have a material adverse effect on the success of the Global Offering or the level of applications under the Hong Kong Public Offering or the level of indications of interest under the International Offering; or

iii.	makes or will make or may make it impracticable, inadvisable, inexpedient or incapable for any material part of this Agreement, the Hong Kong Public Offering or the Global Offering to be performed or implemented as envisaged, or for the Hong Kong Public Offering and/or the Global Offering to proceed, or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Offering Documents; or

iv.	has or will or may have the effect of making any part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

11.1.2	there has come to the notice of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) that:

(a)	any development or occurrence of a suspension or limitation in trading of the Company’s securities on the Nasdaq; or

(b)	any statement contained in any of the Offering Documents, the CSRC Filings and/or any notices, announcements, advertisements, communications or other documents issued or used by or on behalf of the Company in connection with the Hong Kong Public Offering (including any supplement or amendment thereto) (the “Global Offering Documents”) was, when it was issued, or has become untrue, incorrect, inaccurate in any material respect or misleading, unless such untrue or misleading statement has been properly rectified by the Company in a timely manner; or that any estimate, forecast, expression of opinion, intention or expectation contained in any such documents, was, when it was issued, or has become unfair or misleading in any respect or based on untrue, dishonest or unreasonable assumptions or given in bad faith; or

(c)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission or misstatement in any Global Offering Document; or

(d)	any breach of, or any event or circumstance rendering untrue or incorrect or misleading in any respect, any of the representations, warranties and undertakings given by the Company or the Single Largest Group of Shareholders in this Agreement or the International Underwriting Agreement; or

(e)	any event, act or omission which gives rise or is likely to give rise to any liability of any of the Indemnifying Parties pursuant to the indemnities in this Agreement; or

(f)	any material breach of any of the obligations or undertakings imposed upon the Company or any member of the Single Largest Group of Shareholders to this Agreement or the International Underwriting Agreement; or

(g)	there is any change or development involving a prospective change constituting or having a Material Adverse Effect; or

(h)	that the Chairman of the Board, any executive Director or any member of senior management of the Company named in the Hong Kong Prospectus seeks to retire, or is removed from office or vacating his/her office; or

(i)	any Director or any member of senior management of the Company named in the Hong Kong Prospectus is being charged with an indictable offence or prohibited by operation of law or otherwise disqualified from taking part in the management or taking directorship of a company; or

(j)	the Company withdraws the Hong Kong Prospectus (and/or any other documents used in connection with the offer or sale of any of the Offer Shares pursuant to the Global Offering) or the Global Offering; or

(k)	that the approval by the Listing Committee of the listing of, and permission to deal in, (a) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); (b) the Class A Ordinary Shares to be issued pursuant to the 2018 Share Plan, and (c) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis is refused or not granted, other than subject to customary conditions, on or before the Listing Date, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld; or

(l)	any person (other than any of the Joint Sponsors) has withdrawn its consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears; or

(m)	any prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares pursuant to the terms of the Global Offering; or

(n)	any person whose consent is required for the issue of the Hong Kong Prospectus (other than the Joint Sponsors and the Overall Coordinators) has withdrawn or sought to withdraw its consent to being named in any of the Offering Documents or to the issue of any of the Offering Documents; or

(o)	an order or petition is presented for the winding-up or liquidation of any member of the Group, or any member of the Group makes any composition or arrangement with its creditors or enters into a scheme of arrangement or any resolution is passed for the winding-up of any member of the Group or a provisional liquidator, receiver or manager is appointed over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurs in respect of any member of the Group; or

(p)	(A) the notice of acceptance of the CSRC Filings issued by the CSRC and/or the results of the CSRC Filings published on the website of the CSRC is rejected, withdrawn, revoked or invalidated; or (B) other than with the prior written consent of the Overall Coordinators, the issue or requirement to issue by the Company of a supplement or amendment to the CSRC Filings pursuant to the CSRC Rules or upon any requirement or request of the CSRC; or (C) any non-compliance of the CSRC Filings with the CSRC Rules or any other applicable Laws; or

(q)	that a material portion of the orders placed or confirmed in the bookbuilding process have been withdrawn, terminated or cancelled, or with respect to which the payment of the relevant orders and/or investment commitment has not been received or settled in the stipulated time and manner or otherwise, then, in each case, the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) may, in their sole and absolute discretion and upon giving notice in writing to the Company, terminate this Agreement with immediate effect.

11.2	Effect of termination: Upon the termination of this Agreement pursuant to the provisions of Clause 11.1 or Clause 2.4:

11.2.1	each of the parties hereto shall cease to have any rights or obligations under this Agreement, save in respect of the provisions of this Clause 11.2 and Clauses 7.3, 7.4, 7.5, 9, 13, 16 to 19 and any rights or obligations which may have accrued under this Agreement prior to such termination;

11.2.2	with respect to the Hong Kong Public Offering, all payments made by the Hong Kong Underwriters or any of them pursuant to Clause 4.9 and/or by the Overall Coordinators pursuant to Clause 4.10 and/or by successful applicants under valid applications under the Hong Kong Public Offering shall be refunded forthwith (in the latter case, the Company shall procure that the Share Registrar and the Nominee dispatch refund cheques to all applicants under the Hong Kong Public Offering in accordance with the Registrar’s Agreement and the Receiving Bank Agreement); and

11.2.3	notwithstanding anything to the contrary under this Agreement, the Company shall forthwith pay to the Overall Coordinators the fees, costs, charges and expenses set out in Clauses 7.3 and 7.4 and the Overall Coordinators may, in accordance with the provisions herein, instruct the Nominee to make such (or any part of such) payments out of the interest accrued on the monies received in respect of the Hong Kong Public Offering, if any.

12	RESTRICTION ON ISSUE OR DISPOSAL OF SECURITIES

12.1	Lock-up on the Company: The Company hereby undertakes to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that except for (a) the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to any exercise of the Over-allotment Option); (b) the issue of Class A Ordinary Shares or ADSs or transfer of treasury shares pursuant to the 2018 Share Plan in compliance with the Listing Rules and applicable Laws; (c) any capitalization issue, capital reduction or consolidation or sub-division of shares; (d) registration and issuance of ADSs and ADRs without enlarging the issued and outstanding share capital of the Company as at the date of this Agreement; or (e) repurchase of securities pursuant to the Company’s share repurchase programs existing on the date of the International Underwriting Agreement to the extent in compliance with the Listing Rules and applicable Laws, the Company will not, without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the Listing Rules, at any time during the period commencing on the date hereof and ending on the date falling six months after the Listing Date (the “First Six Month Period”):

12.1.1	allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, or repurchase, any legal or beneficial interest in the share capital or any other securities of the Company or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase any share capital or other securities of the Company, as applicable), or deposit any share capital or other securities of the Company, as applicable, with a depositary in connection with the issue of depositary receipts; or

12.1.2	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of the Class A Ordinary Shares or any other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares); or

12.1.3	enter into any transaction with the same economic effect as any transaction described in Clause 12.1.1 or 12.1.2 above; or

12.1.4	offer to or agree to do any of the foregoing specified in Clause 12.1.1, 12.1.2 or 12.1.3 or announce any intention to do so,

in each case, whether any of the foregoing transactions is to be settled by delivery of share capital or such other securities, in cash or otherwise (whether or not the issue of such share capital or other securities will be completed within the First Six Month Period). The Company further agrees that, in the event the Company is allowed to enter into any of the transactions described in Clause 12.1.1, 12.1.2 or 12.1.3 above or offers to or agrees to or announces any intention to effect any such transaction during the period of six months commencing on the date on which the First Six Month Period expires (the “Second Six Month Period”), it will take all reasonable steps to ensure that such an issue or disposal will not, and no other act of the Company will, create a disorderly or false market for any Class A Ordinary Shares or other securities of the Company.

The Single Largest Group of Shareholders undertake to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that it/he shall procure the Company to comply with the undertakings in this Clause 12.1.

12.2	Maintenance of public float: The Company agrees and undertakes to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that it will, and the Single Largest Group of Shareholders undertake to procure that the Company will, comply with the minimum public float requirements specified in the Listing Rules (the “Minimum Public Float Requirement”), and it will not effect any purchase of the Class A Ordinary Shares, or agree to do so, which may reduce the holdings of the Class A Ordinary Shares held by the public (as defined in Rule 8.24 of the Listing Rules) to below the Minimum Public Float Requirement or any waiver granted and not revoked by the Stock Exchange prior to the expiration of the Second Six Month Period without first having obtained the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters).

12.3	Lock-up on the Single Largest Group of Shareholders: Each member of the Single Largest Group of Shareholders hereby undertakes to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that, without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the requirements of the Listing Rules, except pursuant to the Stock Borrowing Agreement:

12.3.1	it/he will not, and will procure that the relevant registered holder(s), any nominee or trustee holding on trust for it/him and the companies controlled by it/him will not, at any time during the period commencing on the date of this Agreement and ending on, and including the date that is twelve months after the Listing Date (the “Twelve Month Period”), (i) sell, offer to sell, accept subscription for, contract or agree to sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to purchase, grant or purchase any option, warrant, contract or right to sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any Shares or other equity securities of the Company or any interest therein (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares or any such other securities, as applicable or any interest in any of the foregoing), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of any Shares or other equity securities of the Company or any interest therein (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares or any such other securities, as applicable or any interest in any of the foregoing), or (iii) enter into any transaction with the same economic effect as any transaction specified in Clause 12.3.1(i) or (ii) above, or (iv) offer to or agree to or announce any intention to effect any transaction specified in Clause 12.3.1(i), (ii) or (iii) above, in each case, whether any of the transactions specified in Clause 12.3.1(i), (ii) or (iii) above is to be settled by delivery of Shares or other equity securities of the Company or in cash or otherwise, and whether or not the transactions will be completed within the Twelve Month Period; and

12.3.2	until the expiry of the Twelve Month Period, in the event that it/he enters into any of the transactions specified in Clause 12.3.1(i), (ii) or (iii) or offer to or agrees to or contract to or publicly announce any intention to effect any such transaction, it/he will take all reasonable steps to ensure that such a disposal will not create a disorderly or false market in the securities of the Company.

The restrictions in this Clause 12.3 shall not prevent the Single Largest Group of Shareholders from (i) purchasing additional Class A Ordinary Shares or other securities of the Company and disposing of such additional Class A Ordinary Shares or securities of the Company in accordance with the Listing Rules, provided that any such purchase or disposal does not contravene the lock-up arrangements with the Single Largest Group of Shareholders referred to in this Clause 12.3 or the compliance by the Company with the Minimum Public Float Requirement, and (ii) using the Shares or other securities of the Company or any interest therein beneficially owned by them as security (including a charge or a pledge) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan, provided that (a) the relevant member(s) of the Single Largest Group of Shareholders will immediately inform the Company and the Overall Coordinators in writing of such pledge or charge together with the number of Shares or other securities of the Company so pledged or charged if and when it/he or the relevant registered holder(s) pledges or charges any Shares or other securities of the Company beneficially owned by it/him, and (b) when the relevant member(s) of the Single Largest Group of Shareholders receive(s) indications, either verbal or written, from the pledgee or chargee of any Shares that any of the pledged or charged Shares or other securities of the Company will be disposed of, it/he will immediately inform the Company and the Overall Coordinators of such indications.

The Company hereby undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that upon receiving such information in writing from the Single Largest Group of Shareholders, it will, as soon as practicable and if required pursuant to the Listing Rules, the SFO and/or any other applicable Law, notify the Stock Exchange and/or other relevant Authorities, and make a public disclosure in relation to such information by way of an announcement.

12.4	Full force: The undertakings in this Clause 12 will continue in full force and effect notwithstanding the Global Offering becoming unconditional and having been completed.

13	ANNOUNCEMENTS

13.1	Restrictions on announcements: No announcement concerning this Agreement, any matter contemplated herein or any ancillary matter hereto shall be issued, published, made publicly available or despatched by the Company or any member of the Single Largest Group of Shareholders (or by any of their respective directors, officers, employees, consultants, advisers or agents) during the period of six months from the date of this Agreement without the prior written approval of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) (such consent not to be unreasonably withheld), except in the event and to the extent that any such announcement, circular, supplement or document is required by applicable Laws or the Listing Rules or required by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the Stock Exchange, the CSRC and the SFC, whether or not the requirement has the force of law, and any such announcement, circular, supplement or document so issued, published, made publicly available or despatched by any of the parties shall be made only after the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) have had a reasonable opportunity to review and comment on the final draft and their respective comments (if any) have been fully considered by the issuer(s) thereof.

13.2	Discussion with the Joint Sponsors and the Overall Coordinators: The Company undertakes to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) that it will, and the Single Largest Group of Shareholders undertake to procure that the Company will, conduct prior discussion with the Joint Sponsors and the Overall Coordinators in relation to any announcement proposed to be made to the public by or on behalf of the Company, following the date of Prospectus up to the six months from the date of this Agreement, which may materially conflict with any statement in the Hong Kong Prospectus.

13.3	Full force: The restriction contained in this Clause 13 shall continue to apply after the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement, or the termination of this Agreement. The Company shall procure compliance by the Group and its Affiliates with the provisions of this Clause 13.

14	ALLOCATION OF SHARES, FREE FLOAT AND OFFER SIZE

14.1	Allocation of Shares: The Company undertakes to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) that at least 50% of the total number of shares offered in the Global Offering (excluding any shares to be issued pursuant to the exercise of the Over-allotment Option) of the Company will be taken up by independent price setting investors (as defined in Chapter 2.5 of the Guide) in the placing tranche.

14.2	Free Float: The Company undertakes to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) that the Company will, in addition to meeting the requirements of Rule 8.08(1) of the Listing Rules, ensure that a portion of the total number of its issued shares listed on the Stock Exchange either representing at least 10% of the total number of issued shares listed on the Stock Exchange (excluding treasury shares) with a market capitalization of at least HK$50,000,000 or with a market capitalization of at least HK$600,000,000 are not subject to any disposal restrictions (whether under contract, the Listing Rules, applicable laws or otherwise) at the time of the Listing.

14.3	Offer Size: The Company undertakes to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) that the Global Offering will have a meaningful size in satisfaction with Rule 18C.11 of the Listing Rules.

15	UNDERTAKINGS BY A COMMERCIAL COMPANY UNDER CHAPTER 18C OF THE LISTING RULES

15.1	Disclosure of Shareholding: The Company undertakes to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters) that the Company will disclose in its interim (half-yearly) and annual reports the total number of securities in the Company held by each person that are subject to the requirements of Rule 18C.13 or 18C.14 of the Listing Rules, based on information that is publicly available to the Company or otherwise within the knowledge of its Directors as at the latest practicable date prior to the issue of the relevant report, for so long as the relevant person remains as a shareholder.

16	CONFIDENTIALITY

16.1	Information confidential: Subject to Clause 16.2, each party hereto shall, and shall procure that its Affiliates and its and its Affiliates’ respective directors, officers, employees, consultants, advisers or agents will, for a period of two years from the date of this Agreement, treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement, the matters contemplated under this Agreement or in relation to the other parties to this Agreement.

16.2	Exceptions: Any party hereto may disclose, or permit its Affiliates, its and its Affiliates’ respective directors, officers, employees, assignees, advisers, consultants and agents to disclose, information which would otherwise be confidential if and to the extent:

16.2.1	required by applicable Laws;

16.2.2	required, requested or otherwise compelled by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the Stock Exchange, the CSRC and the SFC, whether or not the requirement for disclosure of information has the force of law;

16.2.3	required to vest the full benefit of this Agreement in such party;

16.2.4	disclosed to the professional advisers, auditors and internal auditors of such party on a need-to-know basis and/or under a duty of confidentiality;

16.2.5	the information has come into the public domain through no fault of such party;

16.2.6	required or requested by any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters or any of their respective Affiliates for the purpose of the Global Offering;

16.2.7	required by any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinator, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters or any of their respective Affiliates to seek to establish any defense or pursue any claim in any legal, arbitration or regulatory proceeding or investigation in connection with the Global Offering or otherwise to comply with its or their own regulatory obligations;

16.2.8	the other parties (and in the case of the Hong Kong Underwriters, by the Joint Sponsors and the Overall Coordinators (for themselves on behalf of the Hong Kong Underwriters)) have given prior written approval to the disclosure, such approval not to be unreasonably withheld; or

16.2.9	the information becomes available to such party on a non-confidential basis from a person not known by such party to be bound by a confidentiality agreement with any of the other parties hereto or to be otherwise prohibited from transmitting the information;

provided that, in the case of Clauses 16.2.3 and 16.2.8, any such information disclosed shall be disclosed only after consultation with the other parties.

16.3	Full force: The restrictions contained in this Clause 16 shall continue to apply notwithstanding the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

17	NOTICES

17.1	Language: All notices or other communication delivered hereunder shall be in writing except as otherwise provided in this Agreement and shall be in the English language.

17.2	Time of notice: Any such notice or other communication shall be addressed as provided in Clause 17.3 and, if so addressed, shall be deemed to have been duly given or made as follows:

17.2.1	if sent by personal delivery, upon delivery at the address of the relevant party;

17.2.2	if sent by post, two Business Days after the date of posting;

17.2.3	if sent by airmail, five Business Days after the date of posting;

17.2.4	if sent by email, when successfully transmitted; and

17.2.5	if sent by facsimile, when despatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

Any notice received or deemed to be received on a day which is not a Business Day shall be deemed to be received on the next Business Day.

17.3	Details of contact: The relevant address and facsimile number of each of the parties hereto for the purpose of this Agreement, subject to Clause 17.4, are as follows:

If to the Company:

Address:	21st Floor, Tower A, Guanzhou Life Science Innovation Center, No. 51 Luoxuan Road, Guangzhou International Biotech Island, Guangzhou, Guangdong Province, PRC
Email:	[*]
Attention:	[*]

If to the Single Largest Group of Shareholders:

Address:	Building C1, Guangzhou BioIsland, International Apartment, No. 96 Xingdaohuan South Road, Guangzhou International Biotech Island, Guangzhou, Guangdong Province, PR
Email:	[*]
Attention:	[*]

If to CICC:

Address:	29/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong
Email:	[*]
Attention:	[*]

If to MS:

Address:	Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Email:	[*]
Attention:	[*]

If to J.P. Morgan:

Address:	28/F, Chater House, 8 Connaught Road Central, Hong Kong
Email:	[*]
Attention:	[*]

If to any of the other Hong Kong Underwriters, to the address, and email address of such Hong Kong Underwriter, and for the attention of the person, specified under the name of such Hong Kong Underwriter in Schedule 1, respectively.

17.4	Change of contact details: A party may notify the other parties to this Agreement of a change of its relevant address or email address for the purposes of Clause 17.3, provided that such notification shall only be effective on:

17.4.1	the date specified in the notification as the date on which the change is to take place; or

17.4.2	if no date is specified or the date specified is less than two Business Days after the date on which notice is given, the date falling two Business Days after notice of any such change has been given.

18	GOVERNING LAW, DISPUTE RESOLUTION AND WAIVER OF IMMUNITY

18.1	Governing law: This Agreement, and any non-contractual obligations arising out of or in connection with it, including this Clause 18, shall be governed by and construed in accordance with the laws of Hong Kong.

18.2	Arbitration: Each party to this Agreement agrees that any dispute, controversy, difference or claim arising out of or relating to this Agreement including its subject matter, existence, negotiation, validity, invalidity, interpretation, performance, breach, termination or enforceability or any dispute regarding non-contractual obligations arising out of or relating to it (a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration is submitted in accordance with the Rules. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. This arbitration agreement shall be governed by the laws of Hong Kong. The rights and obligations of the parties to submit Disputes to arbitration pursuant to this Clause 18 shall survive the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement. Notwithstanding this Clause 18.2, any party may bring proceedings in any court of competent jurisdiction for ancillary, interim or interlocutory relief in relation to or in support of any arbitration commenced under this Clause 18.2. Notwithstanding the above, each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, and the Hong Kong Underwriters shall also have the sole right:

18.2.1	to commence proceedings or pursue a claim in any court of competent jurisdiction for injunctive relief in relation to and/or in support of any Dispute arising out of or in connection with this Agreement; or

18.2.2	in circumstances in which they become or are joined as a defendant or third party in any Proceedings, to pursue claims against the Company and/or the Single Largest Group of Shareholders in those Proceedings (whether by way of a claim for an indemnity, contribution or otherwise).

18.3	Submission to jurisdiction: Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any court of competent jurisdiction in which proceedings may be brought in relation to and/or in support of such arbitration.

18.4	Waiver of objection to jurisdiction: Each of the parties hereto irrevocably waives (and irrevocably agrees not to raise) any objection (on the grounds of forum non conveniens or otherwise) which it may now or hereafter have to the laying of the venue of any proceedings in any court of competent jurisdiction in which court proceedings may be brought in relation to or in support of any arbitration commenced under this Clause 18. Each of the parties hereto further irrevocably agrees that a judgment or order of any such court shall be conclusive and binding upon it and may be enforced in any court of competent jurisdiction.

18.5	Service of documents: Without prejudice to the provisions of Clause 18.6, each of the parties unconditionally and irrevocably agrees that any writ, summons, order, judgment or other notice of legal process shall be sufficiently and effectively served on it if delivered in accordance with Clause 17.

18.6	Process agent: Without prejudice to Clause 18.5 above, the Company has established a place of business in Hong Kong at 40th Floor, Dah Sing Financial Centre, No. 248 Queen’s Road East, Wanchai, and the Company has been registered as a non-Hong Kong company under Part 16 of the Companies Ordinance.

Without prejudice to Clause 18.5 above, each member of the Single Largest Group of Shareholders hereby irrevocably appoints the Company (the “Single Largest Group of Shareholders’ Process Agent”) as its/his authorized representative for the acceptance of service of process (which includes service of all and any documents relating to any proceedings) arising out of or in connection with any arbitration proceedings or any proceedings before the courts of Hong Kong and any notices to be served on any member of the Single Largest Group of Shareholders in Hong Kong in connection with this Agreement.

Service of process upon the Single Largest Group of Shareholders by service upon the Single Largest Group of Shareholders’ Process Agent in its/his capacity as agent for the service of process for the Single Largest Group of Shareholders shall be deemed, for all purposes, to be due and effective service, and shall be deemed completed whether or not forwarded to or received by the Single Largest Group of Shareholders. If for any reason the Single Largest Group of Shareholders’ Process Agent shall cease to be agent for the service of process for any member of the Single Largest Group of Shareholders or if the place of business in Hong Kong of the Company identified above shall cease to be an available address for the service of process for the Company, the Company or such member of the Single Largest Group of Shareholders (as the case may be) shall promptly notify the Joint Sponsors and the Overall Coordinators and within 14 days to designate a new address in Hong Kong as its place of business or appoint a new agent for the service of process in Hong Kong (as the case may be) acceptable to the Joint Sponsors and the Overall Coordinators. Where a new agent is appointed for the service of process for the any member of the Single Largest Group of Shareholders, such member of the Single Largest Group of Shareholders shall deliver to each of the other parties hereto a copy of the new agent’s acceptance of that appointment as soon as reasonably practicable, failing which the Joint Sponsors and the Overall Coordinators shall be entitled to appoint such new agent for and on behalf of such member of the Single Largest Group of Shareholders, and such appointment shall be effective upon the giving of notice of such appointment to such member of the Single Largest Group of Shareholders. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by the applicable Laws.

Where proceedings are taken against any Warrantor in the courts of any jurisdiction other than Hong Kong, upon being given notice in writing of such proceedings, such Warrantor shall forthwith appoint an agent for the service of process (which includes service of all and any documents relating to such proceedings) in that jurisdiction acceptable to the Joint Sponsors and the Overall Coordinators and deliver to each of the other parties hereto a copy of the agent’s acceptance of that appointment and shall give notice of such appointment to the other parties hereto within 14 days from the date on which notice of the proceedings was given, failing which the Joint Sponsors and the Overall Coordinators shall be entitled to appoint such agent for and on behalf of such Warrantor, and such appointment shall be effective upon the giving notice of such appointment to such Warrantor. Nothing in this Agreement shall affect the right to serve process in any other matter permitted by the applicable Laws.

18.7	Waiver of immunity: To the extent in any proceedings in any jurisdiction including, without limitation, arbitration proceedings, the Company or any member of the Single Largest Group of Shareholders has or can claim for itself/himself or its/his assets, properties or revenues any immunity (on the grounds of sovereignty or crown status or any charter or otherwise) from any action, suit, proceedings or other legal process (including, without limitation, arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court or arbitral tribunal, from service of process, from any form of attachment to or in aid of execution of any judgment, decision, determination, order or award including, without limitation, any arbitral award, from the obtaining of judgment, decision, determination, order or award including, without limitation, any arbitral award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment, decision, determination, order or award including, without limitation, any arbitral award or to the extent that in any such proceedings there may be attributed to itself/himself or its/his assets, properties or revenues any such immunity (whether or not claimed), the Company or the Single Largest Group of Shareholders hereby irrevocably waives and agrees not to plead or claim any such immunity in relation to any such proceedings (to the extent permitted by applicable Laws).

19	MISCELLANEOUS

19.1	Time is of the essence: Save as otherwise expressly provided herein including without limitation the right of the Joint Sponsors and the Overall Coordinators hereto to extend the deadline under Clause 2.3, time shall be of the essence of this Agreement.

19.2	Illegality, invalidity or unenforceability: If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction, neither the legality, validity or enforceability in that jurisdiction of any other provisions hereof nor the legality, validity or enforceability of that or any other provision(s) hereof under the Laws of any other jurisdiction shall in any way be affected or impaired thereby.

19.3	Assignment: Each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters may assign, in whole or in part, the benefits of this Agreement, including, without limitation, the Warranties and the indemnities in Clauses 8 and 9, respectively, to any of the persons who have the benefit of the indemnities in Clause 9 and any successor entity to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, as applicable. Obligations under this Agreement shall not be assignable.

19.4	Release or compromise: Each party may release or compromise, in whole or in part, the liability of, the other parties (or any of them) or grant time or other indulgence to the other parties (or any of them) without releasing or reducing the liability of the other parties (or any of them) or any other party hereto and without prejudicing the rights of the parties hereto against any other person under the same or a similar liability. Without prejudice to the generality of the foregoing, each of the Warrantors agrees and acknowledges that any amendment or supplement to the Offering Documents, the CSRC Filings or any of them (whether made pursuant to Clause 8.5 or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by, or knowledge of, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them, of such amendment or supplement to any of the Offering Documents and CSRC Filings subsequent to its distribution shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the Hong Kong Underwriters as set forth in this Agreement or result in the loss of any rights hereunder of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as the case may be, to terminate this Agreement or prejudice any other rights of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the Warranties or otherwise).

19.5	Exercise of rights: No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, power and remedies provided in this Agreement are cumulative and not exclusive of any other rights, powers and remedies (whether provided by Laws or otherwise).

19.6	No partnership: Nothing in this Agreement shall be deemed to give rise to a partnership or joint venture, nor establish a fiduciary or similar relationship, between the parties hereto.

19.7	Entire agreement: This Agreement, together with, (i) with respect to the Company and the Joint Sponsors and the Sponsor-OCs, the Sponsor and Sponsor-OC Mandates, (ii) with respect to the Company and the Overall Coordinators, the OC Engagement Letter, and (iii) with respect to the Company and the CMIs, the CMI Engagement Letters, constitute the entire agreement between the Company, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Hong Kong Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement. For the avoidance of doubt, the Sponsor and Sponsor-OC Mandates, the OC Engagement Letter and the CMI Engagement Letters shall continue to be in force and binding upon the parties thereto. If any terms herein are inconsistent with that of the Sponsor and Sponsor-OCs Mandates and/ or the OC Engagement Letter and/or the CMI Engagement Letters, the terms in this Agreement shall prevail.

19.8	Amendment and variations: This Agreement may only be amended or supplemented in writing signed by or on behalf of each of the parties hereto. Without prejudice to Clause 19.15.3, no consent of any third party is required with respect to any variation, amendment, waiver, termination to this Agreement.

19.9	Counterparts: This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. In relation to such counterpart, upon confirmation by or on behalf of a party that such party authorizes the attachment of the counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect, together with such final text, as a complete authoritative counterpart.

19.10	Judgment Currency Indemnity: In respect of any judgment or order or award given or made for any amount due under this Agreement to any of the Indemnified Parties that is expressed and paid in a currency (the “judgment currency”) other than Hong Kong dollars, each of the Warrantors will, jointly and severally, indemnify such Indemnified Party against any loss incurred by such Indemnified Party as a result of any variation as between (A) the rate of exchange at which the Hong Kong dollar amount is converted into the judgment currency for the purpose of such judgment or order or award, and (B) the rate of exchange at which such Indemnified Party is able to purchase Hong Kong dollars with the amount of the judgment currency actually received by such Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of each of the Warrantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Hong Kong dollars.

19.11	Authority to the Overall Coordinators: Unless otherwise provided herein, each of the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters (other than the Overall Coordinators) hereby authorizes the Overall Coordinators to act on behalf of all the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and Hong Kong Underwriters in their sole and absolute discretion in the exercise of all rights and discretions granted to the Joint Global Coordinators, the CMIs, the Joint Bookrunners, Joint Lead Managers and the Hong Kong Underwriters or any of them under this Agreement and authorizes the Overall Coordinators in relation thereto to take all actions they may consider desirable and necessary to give effect to the transactions contemplated herein.

19.12	Taxation: All payments to be made by or on behalf of the Company or the Single Largest Group of Shareholders, as the case may be, under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all present or future Taxes. If any Taxes are required by any Laws to be deducted or withheld in connection with such payments, the Company or the Single Largest Group of Shareholders, as the case may be, will increase the amount paid and/or to be paid so that the full amount of such payments as agreed in this Agreement is received by the other parties as applicable.

If any of the other parties is required by any Authority to pay any Taxes as a result of this Agreement, the Company (or the Single Largest Group of Shareholders, as the case may be) will pay an additional amount as may be necessary to such party so that the full amount of such payments as agreed in this Agreement to be paid to such party is received by such party and will further, if requested by such party, use reasonable efforts to give such assistance as such party may reasonably request to assist such party in discharging its obligations in respect of such Taxes, including by (a) making filings and submissions on such basis and such terms as such party may reasonably request, (b) as soon as possible making available to such party notices received from any Authority, and (c) subject to the receipt of funds from such party, by making payment of such funds on behalf of such party to the relevant Authority in settlement of such Taxes. For the avoidance of doubt, no additional amount will be payable by the Company (or the Single Largest Group of Shareholders, as the case may be) to any person under this Clause with respect to any Taxes imposed on any person in respect of its net income received in connection with this Agreement by a taxing jurisdiction where such person is incorporated or is a resident for tax purposes.

19.13	Officer’s Certificates: Any certificate signed by any officer of a Warrantor and delivered to the Overall Coordinators or the Joint Sponsors or any Underwriter or any counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the relevant Warrantor, as to matters covered thereby, to each Overall Coordinator, Joint Sponsor or Underwriter.

19.14	No right of contribution: Each member of the Single Largest Group of Shareholders hereby irrevocably and unconditionally:

19.14.1	waives any right of contribution or recovery or any claim, demand or action it/he may have or be entitled to take against the Company and/or any other member of the Group as a result of any claim or demand or action made or taken against it/him, or any loss or damage or liability suffered or incurred by it/him, whether alone or jointly with the Company or any other person, as the case may be, in consequence of it/he entering into this Agreement or otherwise with respect to any act or matter appertaining to the Global Offering;

19.14.2	acknowledges and agrees that the Company and/or any other member of the Group shall have no liability to it/him whatsoever whether alone or jointly with any other person, under the provisions of this Agreement or otherwise in respect of any act or matter appertaining to the Global Offering; and

19.14.3	undertakes (in the event of any claim being made by any of the Hong Kong Underwriters or any of the other Indemnified Parties against it/him under this Agreement) not to make any claim against any member of the Group or any director, officer or employee of the Company or of any other member of the Group on whom it/he may have relied before agreeing to any term of this Agreement and in respect of whose act or default in that regard the Company or such other member of the Group is or would be vicariously liable.

19.15	Right of Third Parties: A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Ordinance, and to the extent otherwise set out in this Clause 19.15:

19.15.1	Indemnified Parties may enforce and rely on Clause 9 to the same extent as if they were a party to this Agreement;

19.15.2	An assignee pursuant to Clause 19.3 may enforce and rely on this Agreement as if it were a party to this Agreement; and

19.15.3	This Agreement may be terminated or rescinded and any term may be amended, varied or waived without the consent of the persons referred to in Clause 19.15.1.

19.16	Professional Investors: Each of the Company and members of the Single Largest Group of Shareholders has read and understood the Professional Investor Treatment Notice set forth in Schedule 6 of this Agreement and acknowledges and agrees to the representations, waivers and consents contained in such notice, in which the expressions “you” or “your” shall mean each of the Company and members of the Single Largest Group of Shareholders, and “we” or “us” or “our” shall mean the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters).

19.17	Language: This Agreement is prepared and executed in English only. For the avoidance of doubt, in the event that there are any inconsistencies between this Agreement and any translation, the English language version shall prevail.

19.18	Further Assurance: The Warrantors shall from time to time, on being required to do so by the Joint Sponsors and/or the Overall Coordinators now or at any time in the future do or procure the doing of such acts and/or execute or procure the execution of such documents as the Joint Sponsors and/or the Overall Coordinators may reasonably require to give full effect to this Agreement and secure to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters or any of them the full benefit of the rights, powers and remedies conferred upon them or any of them in this Agreement.

19.19	Survival: The provisions in this Clause 19 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

19.20	Recognition of the U.S. Special Resolution Regimes

19.20.1	In the event that any Joint Sponsor, Overall-Coordinator or Hong Kong Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Sponsor, Overall-Coordinator or Hong Kong Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

19.20.2	In the event that any Joint Sponsor, Overall-Coordinator or Hong Kong Underwriter that is a Covered Entity or a BHC Act Affiliate of such Joint Sponsor, Overall-Coordinator or Hong Kong Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Sponsor, Overall Coordinator or Hong Kong Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

19.20.3	In this Clause 19.20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SCHEDULE 1

THE HONG KONG UNDERWRITERS

No.	Hong Kong Underwriter (Address, Addressee and Email)	Address / Contact	Hong Kong Underwriting Commitment (Maximum number of Hong Kong Offer Shares to be underwritten)	Percentage to be underwritten
1.	China International Capital Corporation Hong Kong Securities Limited	Address: 29/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong Email: [*] Attention: [*]	See below	See below
2.	Morgan Stanley Asia Limited	Address: Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong Email: [*] Attention: [*]	See below	See below
3.	J.P. Morgan Securities (Asia Pacific) Limited	Address: 28/F, Chater House, 8 Connaught Road Central, Hong Kong Email: [*] Attention: [*]	See below	See below
4.	BOCI Asia Limited	Address: 26/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong Email: [*]	See below	See below

5.	Futu Securities International (Hong Kong) Limited	Address: 34/F, United Centre, No. 95 Queensway, Admiralty, Hong Kong Email: [*]	See below	See below
6.	Daiwa Capital Markets Hong Kong Limited	Address: Level 28, One Pacific Place, 88 Queensway, Hong Kong Email: [*]	See below	See below
7.	ABCI Capital Limited & ABCI Securities Company Limited	Address: 11/F, Agricultural Bank of China Tower, 50 Connaught Road, Central, Hong Kong Email: [*]	See below	See below
8.	ICBC International Securities Limited	Address: 37/F, ICBC Tower, 3 Garden Road, Hong Kong Email: [*]	See below	See below
	Total:		4,412,500	100%

The Hong Kong Underwriting Commitments of the Hong Kong Underwriters referred to in (1) to (8) above shall be determined in the manner set out below.

A = B/C x 4,412,500 Hong Kong Offer Shares

where:

“A” is the Hong Kong Underwriting Commitment of the relevant Hong Kong Underwriter, provided that (i) any fraction of a Share shall be rounded down to the nearest whole number of a Class A Ordinary Share, (ii) the total number of Hong Kong Offer Shares to be underwritten by the Hong Kong Underwriters shall be exactly 4,412,500, and (iii) the number of Hong Kong Offer Shares to be underwritten by each Hong Kong Underwriter may be adjusted as may be agreed by the Company and the Hong Kong Underwriters;

“B” is the number of International Offer Shares (as defined in the International Underwriting Agreement) which the relevant Hong Kong Underwriter or any of its Affiliates has agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement; and

“C” is the aggregate number of International Offer Shares (as defined in the International Underwriting Agreement) which all the Hong Kong Underwriters or any of their respective Affiliates have agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement.

SCHEDULE 2

THE WARRANTIES

Part A: Representations and Warranties of the Warrantors

Each of the Warrantors, jointly and severally, represents, warrants and undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and each of them as follows:

1	Accuracy of Information

1.1	(A) None of the Hong Kong Public Offering Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (B) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) each of the Registration Statement and the Final Prospectus, at the time of filing thereof, complied, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, (D) the Time of Sale Prospectus does not, and at the time of each sale of the Offer Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at each Time of Delivery, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (F) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus based upon information relating to any International Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 13 of the International Underwriting Agreement.

1.2	Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no order preventing or suspending the use of any preliminary prospectus has been issued by the SEC.

1.3	No individual Supplemental Offering Material conflicts or will conflict with the Hong Kong Public Offering Documents or the Preliminary Prospectus, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with International Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 13 of the International Underwriting Agreement.

1.4	All statements, expressions of opinion or intention, forward-looking statements, forecasts and estimates (including the statements regarding the sufficiency of working capital, future plans, use of proceeds, estimated capital expenditures, projected cash flows and working capital, critical accounting policies and estimates, indebtedness, prospects, dividends, material contracts, litigation and regulatory compliance) in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, the Supplemental Offering Material (when considered together with the Hong Kong Public Offering Documents and the Preliminary Prospectus) and/or the CSRC Filings (A) have been made after due, careful and proper consideration; (B) were and remain based on grounds and assumptions referred to in each of the Hong Kong Public Offering Documents, the Preliminary Prospectus and/or the CSRC Filings (to the extent there are any) or otherwise based on reasonable grounds and assumptions; and (C) represented and continue to represent reasonable and fair grounds, assumptions and expectations honestly held based on facts known to each of the Company, any Subsidiary, and/or any of their respective directors, supervisors (if any), officers, employees or agents; there are and will be no other facts known or which could, upon due and careful inquiry, have been known to each of the Warrantors or the Directors the omission of which would or may make any such expression, statement, forecast or estimate misleading.

1.5	The Hong Kong Public Offering Documents contains and will contain (A) all information and particulars required of a prospectus and/or listing document to comply with the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Listing Rules, all other applicable rules and regulations of the Stock Exchange and all applicable Laws; and (B) all such information as investors and their professional advisors would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the activities, assets and liabilities, business, condition (financial or otherwise), financial position, profits and losses, management and prospects of the Company and the Subsidiaries, taken as a whole, and the rights attaching to the Shares.

1.6	As of the time of each sale of the Offer Shares in connection with the Global Offering when the Final Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus based upon information relating to any International Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters Information as defined in Section 13 of the International Underwriting Agreement. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, and complies in all material respects with the Securities Act.

1.7	All public notices, announcements and advertisements in connection with the Global Offering (including, without limitation, the Formal Notice) and all filings and submissions provided by or on behalf of the Warrantors, the Subsidiaries and/or any of their respective directors, supervisors (if any), officers, employees, affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, “affiliates”) or agents, to the Stock Exchange, the SFC, the SEC, the CSRC and/or any relevant Authority have complied and will comply with all applicable Laws, contain no untrue statement of a material fact and do not omit to state a fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.8	Without prejudice to any of the other Warranties:

1.8.1	the statements contained in the sections of each of the Hong Kong Public Offering Documents and the Preliminary Prospectus headed “Future Plans and Use of Proceeds” and “Use of Proceeds” including the breakdown of the estimated use of the net proceeds, represent the true and honest belief of the Warrantors and their respective directors (if applicable) arrived at after due, proper and careful consideration and inquiry;

1.8.2	the statements contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus relating to Company’s consolidated indebtedness as at close of business on August 31, 2025 are complete, true and accurate in all material respects and not misleading and all material developments in relation to the Company’s indebtedness have been disclosed;

1.8.3	the statements relating to working capital contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus in the sections headed “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” are complete, true and accurate in all material respects and not misleading;

1.8.4	the statements relating to the Group’s liquidity and capital resources contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus in the sections headed “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” are complete, true and accurate in all material respects and not misleading;

1.8.5	the statements relating to the interests of the Warrantors and their respective directors (if applicable) in the share capital of the Company and in contracts with the Company and the Subsidiaries contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus are complete, true and accurate in all material respects and not misleading;

1.8.6	the statements contained in the Hong Kong Public Offering Documents and the Preliminary Prospectus(A) in the sections headed “Information about this Prospectus and the Global Offering,” “Share Capital,” “Description of Share Capital,” “Description of American Depositary Shares,” “Conversion Between ADSs and Class A Ordinary Shares” and “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws” insofar as they purport to describe the terms of the Offer Shares; (B) in the section headed “Regulatory Overview,” “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws,” “Regulations,” “Taxation,” “Information on the Company” and “Additional Information” insofar as they purport to describe the provisions of Laws and regulations affecting or with respect to the business of the Company and the Subsidiaries; (C) in the section headed “Regulations,” “Taxation,” “Regulatory Overview,” “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws,” “Appendix IV—Statutory and General Information,” “Information on the Company” and “Additional Information” insofar as they purport to describe the provisions of the Laws and documents referred to therein; and (D) in the sections headed “Summary,” “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws,” “Description of Share Capital” and “Additional Information” insofar as they purport to describe the material provisions of the Articles of Association, are true, complete and accurate in all material aspects and are not misleading, and constitute fair and accurate summaries of the relevant terms, Laws, regulations and documents;

1.8.7	the statements relating to dividend policy contained in the Hong Kong Public Offering Documents and the Preliminary Prospectus under the heading “Summary—Dividend and Dividend Policy”, “Financial Information—Dividend and Dividend Policy”, “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws”, “Dividend Policy” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Dividend and Dividend Policy” and “Financial Information—Dividend Policy” represent the true and honest belief of the Warrantors and their respective directors (if applicable) arrived at after due, careful and proper consideration and inquiry;

1.8.8	the statements contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus in the section headed “Risk Factors” and “Key Information” are complete, true and accurate in all material respects and not misleading and represent the true and honest belief of the Warrantors and their respective directors (if applicable) arrived at after due, proper and careful consideration; and

1.8.9	the reply to each question set out in the Verification Notes given by or on behalf of the Warrantors or the Subsidiaries or their respective directors or employees (if applicable) and all statements and information provided by or on behalf of any of the Warrantors or the Subsidiaries and their respective directors employees (if applicable) in connection with any application or submission to or correspondence with the Stock Exchange, the SFC, the SEC, CSRC or other applicable Authority, was so given by a person having appropriate knowledge and duly authorised for such purposes and all such replies have been given in full and in good faith and were, and except as subsequently disclosed in each of Hong Kong Public Offering Documents and the Preliminary Prospectus, remain, complete, true and accurate in all material respects and not misleading; all such supporting documents prepared or supplied by or on behalf of any of the Warrantors or the Subsidiaries or if applicable, their respective directors (or any of them) or employees have been given or prepared in good faith and with due care and attention.

1.9	All statistical, market-related and operational data and information disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus as having come from the Warrantors has been derived from the records of the Company and the Subsidiaries using systems and procedures which incorporate adequate and effective safeguards to ensure that the information is complete, true and accurate in all material respects and fairly presents the information shown therein; the section entitled “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus accurately describes the Company’s exposure to changes in interest rates, liquidity, credit and foreign exchange rates, risk exposure estimates, and sensitivity of the Company’s assets and liabilities to changes in interest rates and foreign exchange rates as of the dates indicated therein, and the limitations of such sensitivity analysis in all material respects; statistical and market-related data and information disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus as having come from a source other than the Warrantors are based on or derived from sources which the Warrantors’ reasonably believe to be reliable and accurate and represent the Warrantors’ good faith estimates that are made on the basis of data derived from such sources, and such data accurately reflect the information or the sources from which they are derived; and the Company has obtained the written consent to the use of such data from such sources to the extent required.

1.10	All information supplied or disclosed in writing or orally from time to time (and any new or additional information that updates or amends such information) by or on behalf of the Warrantors, the Subsidiaries, or their respective directors, supervisors (if any), officers, employees, or agents to the Stock Exchange, the SFC, the SEC, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, the Reporting Accountants, the Internal Control Consultant and legal and other professional advisers to the Company and the International Underwriters and the Hong Kong Underwriters for the purposes of the Global Offering or the listing of the Shares on the Stock Exchange (including the answers and documents contained or referred to in the Verification Notes, any new or additional information serving to update or amend the Verification Notes supplied or disclosed in writing prior to the date hereof, the information, answers and documents used as the basis of information contained in each of the Hong Kong Public Offering Documents, the Preliminary Prospectus, the Supplemental Offering Materials, the CSRC Filings, the Investor Presentation Materials, the notification form to be filed with the U.S. Department of the Treasury pursuant to 31 C.F.R. § 850.404 or provided for or in the course of due diligence or the discharge by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs or the Hong Kong Underwriters of their obligations under all applicable Laws (including the Code of Conduct, the Listing Rules, the Securities Act, the U.S. Department of the Treasury’s Outbound Investment Security Program regulations and the CSRC Rules), the discharge by the Joint Sponsors of their obligations as sponsors under the Code of Conduct, the Listing Rules and other applicable Laws, or for the discharge by the Overall Coordinators and the CMIs of their respective obligations as an Overall Coordinator and/or a CMI under the Code of Conduct, the Listing Rules and other applicable Laws, and the responses to queries and comments raised by the Stock Exchange, the SFC, the SEC, the CSRC, the U.S. Department of the Treasury or any other Authorities and the documents contained therein or referred thereto, and the submissions made by or on behalf of the Company and/or any of the Subsidiaries) was so disclosed or made available in full and in good faith and was when given and except as subsequently disclosed in each of Hong Kong Public Offering Documents and the Preliminary Prospectus, remains complete, true and accurate in all material respects and not misleading.

2	CSRC Filings

2.1	Each of the CSRC Filings is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect.

2.2	All information disclosed or made available in writing or orally and used as the basis of information contained in the CSRC Filings by or on behalf of the Company and/or any of the Subsidiaries, and/or any of their respective directors, officers, employees, affiliates or agents, to the CSRC, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company for the purpose of replying to queries and comments raised by the CSRC (including the information, answers and documents used as the basis of information contained or referred to in the CSRC Filings, or provided for or in the course of due diligence or the discharge by the Joint Sponsors, the Sponsor-OCs, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters of their obligations under all applicable Laws (including the CSRC Rules), or for the discharge by the Overall Coordinators of their respective obligations as an Overall Coordinator under the Code of Conduct, the Listing Rules and other applicable Laws) was so disclosed or made available in full and in good faith and was, when given and remains complete, true and accurate and not misleading in any respect, and there is no other information which has not been provided the result of which would make the information so disclosed or made available misleading in any respect.

2.3	The Company has complied with all requirements and timely submitted all requisite filings in connection with the Global Offering (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable Laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings.

2.4	Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

3	The Company and the Subsidiaries

3.1	The Company has and upon the Listing Date will have the authorized and issued capital as set forth the Hong Kong Public Offering Documents and the Preliminary Prospectus, and all of the issued shares of the Company (A) have been duly authorised, registered on the register of members and validly issued; (B) are fully paid and non-assessable; (C) were not issued in violation of any pre-emptive, resale right, right of first refusal or similar rights; (D) conform to the description thereof contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus; (E) have been issued in compliance with all applicable Laws; no person is, or at each of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date and (iv) the Listing Date will be, entitled to any pre-emptive, resale right, right of first refusal or other similar rights to acquire the Offer Shares or any other securities of the Company; and there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Shares or any other class of shares of the Company except pursuant to this Agreement and the International Underwriting Agreement. All of the equity interests or registered capital (as the case may be) of each Subsidiary have been duly authorized and validly issued, are fully paid in accordance with applicable laws and their respective articles of association and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, or other claims of any third party; none of the outstanding share capital or equity interest in any Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such Subsidiary.

3.2	Each of the Company and the Subsidiaries has been duly incorporated or established and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization with legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus and is capable of suing and being sued in its own name.

3.3	Each of the Company and the Subsidiaries has been duly qualified to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties or conducts any business that requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

3.4	The memorandum and articles of association or other constituent or constitutive documents or the business license (as applicable) of each of the Company and the Subsidiaries comply with the requirements of the Laws of the jurisdiction of its incorporation or organization and are in full force and effect.

3.5	Each of the Subsidiaries that is a PRC entity has passed each annual examination by the applicable PRC Authorities without being found to have any material deficiency or material default under applicable PRC Laws.

3.6	The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance, and the memorandum and articles of association and other constituent or constitutive documents of the Company comply with the Laws of Hong Kong (including the Listing Rules).

3.7	None of the Company or any Subsidiary has entered into any agreement for the establishment of any company or undertaking in which the Company or any Subsidiary will or agrees to own or control a majority interest.

3.8	Save as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, no person, individually or together with its affiliates, beneficially owns (within the meaning of Rule 13(d)(3) of the Exchange Act), ultimately controls or otherwise has any interest (within the meaning of Part XV of the Securities and Futures Ordinance) in 5% or more of any class of the Company’s share capital through trust, contract, arrangement, understanding (whether formal or informal) or otherwise.

3.9	None of the Company or any of the Subsidiaries is conducting or proposes to conduct any business, or has acquired or proposes to acquire or has incurred or proposes to incur any property or asset or liability or obligation (including, without limitation, contingent liability or obligation), which is material to the Company or such Subsidiary, as the case may be, but which is not directly or indirectly related to the business of the Company and the Subsidiaries, taken as a whole, as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus.

3.10	Except as described in the Hong Kong Public Offering Documents and the Preliminary Prospectus, each of the Company and its Subsidiaries that was incorporated outside of PRC has complied, and has taken, or in the process of taking, all reasonable steps to ensure compliance by each of the Company’s shareholders, option holders, directors and officers, employees that to the best knowledge of the Warrantors after due inquiry, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each of its shareholders, option holders, director, officer and employee that, to the best knowledge of the Warrantors after due inquiry, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

3.11	The Warrantors are aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the Offer Shares as contemplated in this Agreement and the International Underwriting Agreement or the listing and trading of the Offer Shares on the Stock Exchange and the NASDAQ Global Select Market were deemed not to be in compliance with the M&A Rules. The issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the Stock Exchange and the NASDAQ Global Select Market and the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement (i) are not and will not be as of the date hereof or as of each Time of Delivery adversely affected by the M&A Rules and (ii) do not require the prior approval of the CSRC under the M&A Rules.

3.12	The Company is in compliance with Chapter 8A of the Listing Rules in connection with weighted voting rights. The statements relating to the Company’s weighted voting rights structure contained in the Hong Kong Public Offering Documents and the Preliminary Prospectus in the section headed “Summary”, “Risk Factors”, “Waivers and Exemption”, “History, Development and Corporate Structure”, “Relationship with our Single Largest Group of Shareholders” “Share Capital”, “Description of Share Capital” and “Additional Information” are complete, true and accurate in all material respects and not misleading.

4	Offer Shares

4.1	The Offer Shares have been duly and validly authorised and, when issued and delivered against payment therefor as provided in this Agreement or the International Underwriting Agreement, as applicable,

4.1.1	will be duly and validly issued and fully paid and non-assessable and free and clear of all Encumbrances or adverse claims;

4.1.2	will have attached to them the rights and benefits specified in the Company’s Articles of Association as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus;

4.1.3	will rank pari passu in all respects with the existing issued Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment;

4.1.4	will be free of any restriction upon the holding, voting or transfer thereof under the applicable Laws or the memorandum and articles of association or other constituent or constitutive documents of the Company or any agreement or other instrument to which the Company is a party; and

4.1.5	will be freely transferable by the Company to or for the account of the Hong Kong Underwriters (or the applicants under the Hong Kong Public Offering) and the International Underwriters (or purchasers procured by the International Underwriters) and their subsequent purchasers.

4.2	No holder of Offer Shares after the completion of the Global Offering is or will be subject to any personal liability in respect of the Company’s liabilities or obligations by virtue only of its holding of any such Offer Shares.

4.3	The Offer Shares conform to the descriptions thereof contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, including the descriptions in the sections headed “Information about this Prospectus and the Global Offering,” “Capitalization,” “Share Capital,” “Description of Share Capital,” “Description of American Depositary Shares,” “Conversion Between ADSs and Class A Ordinary Shares” and “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws.”

4.4	The certificates for the Offer Shares are in proper form to be legal and valid under the Laws of the Cayman Islands, PRC, Hong Kong and the United States.

4.5	Except as set forth in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, there are no restrictions on subsequent transfers of the Offer Shares under the Laws of the Cayman Islands, the PRC, Hong Kong or the United States.

4.6	Except as the over-allotment option set forth in the International Underwriting Agreement, no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Offer Shares or any other share capital of or other equity interests in the Company.

5	The Underwriting Agreements and the Operative Documents

5.1	Each of this Agreement, the International Underwriting Agreement, the Hong Kong Public Offering Documents, the Registration Statement, the Operative Documents and any other documents required to be executed by any of the Warrantors pursuant to the provision of this Agreement, the International Underwriting Agreement or the Operative Documents has been, or will be, duly and validly authorised, executed, and delivered by each of the Warrantors and, when validly authorised, executed and delivered by the other parties thereto, constitutes or will constitute a legal, valid and binding agreement of the respective Warrantor, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, moratorium and similar laws of general applicability relating to or affecting the creditors’ rights and to general principles of equity.

5.2	The statements set forth in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus headed “Structure of the Global Offering” and “Underwriting,” insofar as they purport to describe the provisions of this Agreement and the International Underwriting Agreement are complete, true and accurate in all material respects and not misleading.

5.3	Each of this Agreement, the International Underwriting Agreement, and the Operative Documents is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, the International Underwriting Agreement, and the Operative Documents, it is not necessary that any such documents be submitted into, filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar Tax, imposition or charge in the Cayman Islands be paid on or in respect of any such document or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands. The indemnity provisions set forth in Section 9 of the Hong Kong Underwriting Agreement, and the indemnity and contribution provisions set forth in Section 12 of the International Underwriting Agreement do not contravene the laws or public policy of the Cayman Island and the PRC.

6	No Conflict, Compliance and Approvals

6.1	None of the Company or any Subsidiary is in breach or violation of or in default under (nor has any event occurred which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (A) its memorandum and articles of association or other constituent or constitutive documents and its business license (as applicable); (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, authorization, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected; or (C) any Laws applicable to it or any of its properties or assets, except in each case of clauses (B) and (C) as would not individually or in the aggregate result in a Material Adverse Effect, and have not received any notice of any actual or, to the best of the Company’s knowledge, potential liability under or pursuant to any violation of applicable Laws.

6.2	The execution, delivery and performance of this Agreement, the International Underwriting Agreement and the Operative Documents, the issuance and sale of the Offer Shares, the consummation of the transactions herein or therein contemplated and the fulfilment of the terms hereof or thereof do not and will not (A) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Warrantors or any Subsidiary is a party, by which any of the Warrantors or any Subsidiary is bound or to which any of the property or assets of any of the Warrantors or any Subsidiary is subject; (B) violate any provision of the memorandum and articles of association or other constituent or constitutive documents or the business license (as applicable) of any of the Warrantors or any Subsidiary; (C) violate any applicable Law; or (D) result in the imposition of any Encumbrance upon any property or assets of the Company or any Subsidiary.

6.3	Except for the requisite registration of the Hong Kong Prospectus with the Registrar of Companies in Hong Kong and the final approval from the Stock Exchange for the listing of and permission to deal in the Shares on the Main Board, all licenses, permits, permissions, authorizations, consents, approvals, certificates, clearances, qualifications, franchises, orders and other concessions of and from, and all registrations, declarations, notifications and filings of or with, any Authority having jurisdiction over any of the Warrantors or the Subsidiaries, or any of their respective properties (each a “Governmental Authorization”) required under any applicable Law in connection with (A) the Global Offering; (B) the issuance and sale of the Offer Shares; (C) the execution and delivery of this Agreement, the International Underwriting Agreement, the Operative Documents and each of the agreements relating to the Global Offering; (D) the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement, the Operative Documents and each of the agreements relating to the Global Offering to which any of the Warrantors is a party; (E) the deposit of the Offer Shares with Hong Kong Securities Clearing Company Limited; and (F) the issuance, publication, distribution or making available of each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, and for the Company and the Subsidiaries to carry on their business and operations as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, have been obtained or made and are in full force and effect (including (i) under applicable blue sky laws in any jurisdiction in which the Offer Shares are offered and sold and (ii) under the rules and regulations of the FINRA), and there is no reason to believe that any such Governmental Authorizations may be revoked, suspended or modified.

6.4	Approval in principle has been obtained from the listing committee of the Stock Exchange for the listing of, and permission to deal in, the Shares on the Main Board of the Stock Exchange, and, to the best of the Warrantors’ knowledge, there is no reason to believe that such approval may be revoked, suspended or modified.

6.5	The Company has taken all necessary corporate and other actions to authorize, and has obtained all necessary approvals and authorizations (including approvals and authorizations from the shareholders of the Company and the Directors) in connection with, the Global Offering, the use and application of the proceeds from the Global Offering, the issue, publication, distribution or making available of each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement, and such approvals and authorizations are in full force and effect, and there is no reason to believe that any such approvals and authorizations may be revoked, suspended or modified.

6.6	Each of the Company and the Subsidiaries (A) is in compliance with all Laws described or referred to in the Hong Kong Public Offering Documents and the Preliminary Prospectus in the sections headed “Regulations”, “Regulatory Overview” and “Information of the Company” (“Relevant Laws”); (B) has received all Governmental Authorization required of them under Relevant Laws to own, lease, license and use its property and assets and conduct their respective businesses; and such Governmental Authorizations are valid and in full force and effect and contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus; and (C) is in compliance with the provisions of all such Governmental Authorizations; none of the Company or any of the Subsidiaries has received any notice of revocation or modification of any such Governmental Authorization or has any reason to believe that any Authority is considering modifying, suspending or revoking any such Governmental Authorizations; and the Company and the Subsidiaries have not received notice of any actual or potential liability under or violation of any Relevant Laws.

6.7	(A) all Governmental Authorizations under any Laws applicable to, or from or with any Authority having jurisdiction over, any of the Company or its Subsidiaries or any of their properties or assets, or otherwise from or with any other persons, required in connection with the use and application of the proceeds from the Global Offering for the purposes as set forth in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, have been obtained or made; and (B) the use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) its memorandum and articles of association or other constituent or constitutive documents or the business licence (as applicable), (ii) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, authorization, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is bound or any of its properties or assets may be bound or affected, or (iii) any Laws applicable to the Company or any of the Subsidiaries or any of their properties or assets described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, or result in the creation or imposition of an Encumbrance upon any property or assets of the Company or any of the Subsidiaries, except in case of clause (ii) as would not individually or in the aggregate result in a Material Adverse Effect.

7	Accounts and Other Financial Information

7.1	The Reporting Accountants, whose accountants’ report on certain consolidated financial statements of the Company is included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, are independent public accountants with respect to the Company under the Code of Ethics for Professional Accountants issued by the Hong Kong Institute of Certified Public Accountants and the rules and regulations thereunder, and the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

7.2	(A) The audited consolidated historical financial statements (and the notes thereto) of the Company and the Subsidiaries included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, give a true and fair view of the financial condition, results of operations, cash flows, comprehensive income and changes in shareholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with the IFRS Accounting Standards (“IFRS”) and the accounting policies of the Company applied on a consistent basis throughout the periods involved; (B) [Reserved]; (C) the profits and losses shown on such audited consolidated historical financial statements and selected financial data and the trend of profits and losses thereby shown have not been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low; (D) the summary and selected financial data (including any financial ratios) included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus are derived from the accounting records of the Company and the Subsidiaries, present accurately and fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; (E) the pro forma financial information (and the notes thereto) included under “Appendix II— Unaudited Pro Forma Financial Information” (and all other pro forma financial statements, information or data, if any) included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus has been prepared in accordance with the applicable requirements of the Listing Rules and has been presented consistently with the relevant accounting principles adopted by the Company, the assumptions used in the preparation of pro forma net tangible assets and the notes thereto (and other pro forma financial statements, information and data, if any) are reasonable and are disclosed therein and there are no other assumptions or sensitivities which should reasonably be taken into account in the preparation of such information that are not so taken into account, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets and the notes thereto (and other pro forma financial statements, information and data, if any); (F) the depreciation and amortization has been made at rates sufficient to spread the cost over their respective estimated useful lives to the Company; (G) there are no other financial statements (historical or pro forma), selected financial data (including any financial ratios) of the Company or the Subsidiaries that are required by any applicable Law or Listing Rules to be included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus that are not included as required; (H) none of the Company or the Subsidiaries has any material liabilities or obligations, direct or contingent (including any litigation or off-balance sheet obligations) that are not described in any of the Hong Kong Public Offering Documents and the Preliminary Prospectus; (I) all disclosures included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and (J) there is no arrangement, circumstance, event, condition or development that could result in a restatement of any financial information disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus.

7.3	The prospective information as set forth in the sections “Summary,” “Prospectus Summary,” “Business,” “Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” of each of the Hong Kong Public Offering Documents and the Preliminary Prospectus and any forecasts and estimates, if any contained in the CSRC Filings (the “Prospective Financial Information”) has been prepared after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company on the basis of facts known to the Company and the bases and assumptions stated in each of the Hong Kong Prospectus, the Preliminary Prospectus and the CSRC Filings, and in accordance with the Company’s accounting policies described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus consistently applied; (B) the bases and assumptions used in the preparation of the Prospective Financial Information (i) are those that the Company believes are significant in forecasting the financial performance of the Company and its Subsidiaries, and (ii) reflect, for each relevant period, a reasonable forecast or estimate, as applicable, by the Company of the events, contingencies and circumstances described therein; and (C) the Prospective Financial Information represents, for each relevant period, a reasonable forecast by the Company of the financial performance of the Company.

7.4	The unaudited consolidated management accounts of the Company and its Subsidiaries as of August 31, 2025 and for the two months ended August 31, 2025 and other accounting records of the Company (A) have been properly written up and present fairly, and reflect in conformity with the accounting policies of the Company and IFRS, all the transactions entered into by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries was a party during the two months ended August 31, 2025; (B) contain no inaccuracies or discrepancies of any kind; and (C) present fairly the consolidated financial position of the Company as of August 31, 2025 and the consolidated results of operations of the Company for the two months ended August 31, 2025; and there has been no decrease in the class A ordinary shares and class B ordinary shares of the Company as of August 31, 2025 as compared to amounts shown in latest consolidated balance sheet of the Company as of June 30, 2025 included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus.

7.5	(A) The statements in relation to the adequacy of the working capital of the Company as set forth in the section of the Hong Kong Public Offering Documents and the Preliminary Prospectus entitled “Financial Information—Liquidity and Capital Resources, Working Capital Confirmation”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources, Working Capital Confirmation” and “Operating and Financial Review and Prospects” (the “Working Capital Statement”), in each case has been prepared after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company; (B) the bases and assumptions used in the preparation of the Working Capital Statement (i) are all those that the Company considers to be significant in making the Working Capital Statement for at least the 12-month period immediately following the Hong Kong Prospectus Date and (ii) reflect, for each relevant period, a fair and reasonable forecast by the Company of the events, contingencies and circumstances described therein; and (C) the Working Capital Statement represents a fair and reasonable forecast by the Company of the adequacy of the working capital of the Company for at least the 12-month period immediately following the Hong Kong Prospectus Date and that in the Company’s view, taking into account the net proceeds to be received by the Company from the Global Offering, the financial resources available to the Company and the Subsidiaries, including the Company’s consolidated cash and cash equivalents on hand, and available banking facilities, the working capital available to the Company and the Subsidiaries is and will be adequate for the Company and the Subsidiaries’ present requirements and for at least the 12-month period immediately following the Hong Kong Prospectus Date.

7.6	The statements set forth in the section entitled “Financial Information—Material Accounting Policies, Critical Accounting Estimates”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” and “Operating and Financial Review and Prospects -Critical Accounting Estimates” in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus are complete, true and accurate in all material respects and not misleading and accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s and the Subsidiaries’ financial condition and results of operations (the “Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Board and senior management of the Company have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Reporting Accountants with regard to such selection, application and disclosure.

7.7	The sections entitled “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus accurately and fairly describe (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; (B) all material indebtedness (actual or contingent) of the Company or the Subsidiaries and its or their related parties; and (C) all off balance sheet transactions, arrangements, and obligations; and none of the Company or any Subsidiary has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any Subsidiary, such as structured finance entities and special purpose entities, that are reasonably likely to have a material effect on the liquidity of the Company and the Subsidiaries taken as a whole or the availability thereof or the requirements of the Company and the Subsidiaries taken as a whole for capital resources.

7.8	The board memorandum of profit forecast for the year ending December 31, 2025 and working capital forecast for the period up to December 31, 2026 (the “Profit Forecast Memorandum”) has been approved by the Directors and reviewed by the Reporting Accountants in connection with the Global Offering and prepared after due and careful inquiry and on the bases and assumptions stated in the Profit Forecast Memorandum which the Directors honestly believe to be fair and reasonable; and (A) all statements of fact in such memorandum are complete, true and accurate in all material respects and not misleading; (B) all forecast, estimate and expressions of opinion contained in the Profit Forecast Memorandum are fair and reasonable, are honestly held by the Directors and can be properly supported; and (C) the assumptions used in the preparation of the Profit Forecast Memorandum are those the Company believes are significant in making the profit forecast of the Group and reflect, for each relevant period, a fair and reasonable forecast by the Company of the events, contingencies and circumstances described therein; there are no other facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of the Profit Forecast Memorandum.

7.9	The factual contents of the reports, letters or certificates of the Reporting Accountants are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no fact or matter has been omitted therefrom which would make the contents of any of such reports, letters or certificates misleading, and the opinions attributed to the Directors in such reports or letters or certificates are held in good faith based upon facts within the best of their knowledge after due and careful inquiry, and none of the Company and the Directors disagree with any aspect of the reports, letters or certificates prepared by the Reporting Accountants; (B) no information was withheld from the Reporting Accountants for the purposes of their preparation of their report contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus and the comfort letters to be issued by the Reporting Accountants in connection with the Global Offering and all information given to the Reporting Accountants for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading; and (C) no information was withheld from the Reporting Accountants, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the unaudited pro forma adjusted consolidated net tangible assets (and other unaudited pro forma financial statements, information and data, if any) of the Company included in any of the Hong Kong Public Offering Documents and the Preliminary Prospectus their review of the Group’s cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

7.10	All historical financial information contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus (other than in the report of the Reporting Accountants set out in Appendix I and II to the Hong Kong Prospectus) has been either correctly extracted from the report of the Reporting Accountants set out in Appendix I and Appendix II to the Hong Kong Prospectus or is derived from the relevant accounting records of the Company and the Subsidiaries which the Warrantors in good faith believes are reliable and accurate, and are a fair presentation of the data purported to be shown.

7.11	The valuation of Level 3 financial assets and liabilities as included in the Hong Kong Public Offering Documents and the Preliminary Prospectus has been prepared after due and careful inquiry by the Company and upon bases and assumptions which are fair and reasonable based on facts, events and circumstances known to the Company.

8	Indebtedness and Material Obligations

8.1	(A) Except as disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus, none of the Company or any of the Subsidiaries has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including, without limitation, bank overdrafts and loans, debt securities or similar indebtedness, subordinated bonds and hire purchase commitments, or any mortgage or charge or any guarantee or other contingent liabilities; (B) no material outstanding indebtedness of the Company or any of the Subsidiaries has (or, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, will) become repayable before its stated maturity, nor has (or, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, will) any security in respect of such indebtedness become enforceable by reason of default of the Company or the relevant Subsidiaries; (C) no person to whom any material indebtedness of the Company or any of the Subsidiaries that is repayable on demand is owed has demanded or, to the best of the Warrantors’ knowledge, threatened to demand repayment of, or to take steps to enforce any security for, the same; (D) no circumstance has arisen such that any person is now entitled to require payment of any material indebtedness of any of the Company or the Subsidiaries, or under any guarantee of any material liability of any of the Company or the Subsidiaries, by reason of default of any of the Company or the Subsidiaries or any other person or under any guarantee given by any of the Company or the Subsidiaries; (E) none of the Company or any of the Subsidiaries has stopped or suspended payments of its debts, has become unable to pay its debts or otherwise become insolvent; and (F) all guarantees of indebtedness of the Company and its Subsidiaries are in full force and effect, and there are no outstanding guarantees or contingent payment obligations of the Company or any of the Subsidiaries in respect of indebtedness of any party other than the Company or any of the Subsidiaries.

8.2	(A) The amounts borrowed by each of the Company and the Subsidiaries do not exceed any limitation on its borrowing contained in its memorandum and articles of association or other constituent or constitutive documents or its business license (as applicable) or in any debenture or other deed or document binding upon it; (B) none of the Company or any of the Subsidiaries has factored any of its debts or engaged in financing of a type which would not be required to be shown or reflected in its audited consolidated financial statements; (C) with respect to each of the borrowing facilities of the Company or any of the Subsidiaries, (i) such borrowing facility has been duly authorized, executed and delivered, is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, (ii) all undrawn amounts under such borrowing facility is or will be capable of drawdown in accordance with the terms, and (iii) no event has occurred, and no circumstances exist, which could cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (D) no event has occurred, and to the best of the Company’s knowledge, no circumstances exist, in relation to any investment grants, loan subsidies or financial assistance received by or pledged to the Company or any of the Subsidiaries from or by any Authority in consequence of which the Company or the relevant Subsidiary is or could be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

9	Subsequent Events

9.1	Subsequent to the date of the latest audited consolidated financial statements included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, none of the Company or any of the Subsidiaries has (A) entered into or assumed or otherwise agreed to be bound by any contract, transaction, commitment or agreement that is material to the Company and the Subsidiaries, taken as a whole, except as disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus; (B) incurred, assumed or acquired or otherwise agreed to become subject to any obligation or liability, direct or contingent (including, without limitation, any off-balance sheet obligations), that is material to the Company and the Subsidiaries, taken as a whole; (C) acquired, sold, transferred or disposed of, or agreed to acquire, sell, transfer or dispose of any business, asset, business unit, or technology that is material to the Company and the Subsidiaries, taken as a whole; (D) entered into merger, business consolidation, joint venture, strategic cooperation with any other entity or business that is material to the Company and the Subsidiaries, taken as a whole, except as disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus; (E) cancelled, waived, released or discounted in whole or in part any debt or claim that is material to the Company and the Subsidiaries, taken as a whole; (F) made any sale or transfer of any material tangible or intangible asset, created any mortgage or pledge, or incurred any Encumbrance on any asset or any lease of property, plant or equipment that is material to the Company and the Subsidiaries, taken as a whole, other than such Encumbrances created in the ordinary course of business and tax liens with respect to taxes not yet due and statutory right of customers (if any) in inventory and other assets; or (G) entered into an agreement or a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (A) through (G) above.

9.2	Subsequent to the date of the latest audited consolidated financial statements included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, (A) none of the Company or any of the Subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood, earthquake, epidemic, pandemic, outbreak of infectious disease or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Authority; (B) each of the Company and the Subsidiaries has carried on and will carry on business in the ordinary and usual course so as to maintain it as a going concern and in the same manner as previously carried on and since such date has not entered into any contract, transaction or commitment outside the ordinary course of business or of an unusual or onerous nature; (C) each of the Company and the Subsidiaries has continued to pay its creditors in the ordinary course of business and on arms' length terms; and (D) there has been no material changes in the relations of the business of each of the Company and the Subsidiaries with their respective customers, suppliers, licensors or lenders or the financial condition or the position, results of operations, prospects, assets or liabilities of said business or of the Company and the Subsidiaries as a whole as compared with the position, disclosed by the last audited accounts and there has been no damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the said business or the assets or properties of the Company and the Subsidiaries as a whole.

9.3	Subsequent to the respective dates as of which information is given in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, there has not been (A) any changes or developments that, individually or in the aggregate, has or would result in a Material Adverse Effect; (B) any transaction, agreement or arrangement (including any letter of intent or memorandum of understanding) which is material to the Company and the Subsidiaries, taken as a whole; (C) any change in the share capital or other equity interests of any class or outstanding indebtedness of or in any of the Company or the Subsidiaries; or (D) any dividend or distribution of any kind declared, paid or made on the share capital or other equity interests of any class of any of the Company or the Subsidiaries.

9.4	Subsequent to the respective dates as of which information is given in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, there has been and will be no material change in the issued share capital or increase in short-term debt or long-term debt, inventories, trade receivables, total current liabilities or decrease in financial assets at FVTPL, time deposits, restricted cash, cash and cash equivalents or total current assets of the Group as of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to amounts shown in the latest audited consolidated statements of financial position of the Company included in the Hong Kong Public Offering Documents and the Preliminary Prospectus; and there has been and will be no decreases in total revenues during the period from the date of the latest audited consolidated statement of profit or loss of the Company to (i) the date of this Agreement, (ii) the date of the Final Prospectus (if different from the date hereof) or (iii) each Time of Delivery, as applicable, in each case as compared to the corresponding periods in the preceding financial year.

9.5	Except as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, (A) none of the suppliers and customers of the Company or any of the Subsidiaries has owned any interest in the Company or any of its Subsidiaries; (B) none of the shareholders or directors of any of the Company or the Subsidiaries or any of their respective Associates, either alone or in conjunction with or on behalf of any other person, directly or indirectly interested in more than 5% of the Group’s five largest suppliers and customers; (C) none of the Group’s suppliers and customers are connected persons of the Group; (D) the Company and the Subsidiaries have not had any litigation, claims or disagreements with their suppliers and customers which would, or could reasonably be expected to, cause material interference with its business and operations; and (E) save as to the credit periods granted under the relevant business agreements during the ordinary course of business of the Company and the Subsidiaries, none of the Company or any of its Subsidiaries has provided any form of financial assistance to the their suppliers and customers.

10	Assets

10.1	(A) Each of the Company and the Subsidiaries has valid title to all real property and assets that it purports to own, in each case free and clear of all Encumbrances and defects except such as do not materially affect the value of such property or asset and do not interfere with the use made and proposed to be made of such property or asset by the Company and its Subsidiaries; (B) each of the Company and the Subsidiaries has valid title to all personal assets it purports to own, in each case free and clear of all Encumbrances and defects, except such as would not, individually or in the aggregate, result in a Material Adverse Effect; (C) each lease to which the Company or any Subsidiary is a party has been duly executed and is legal, valid, binding and enforceable in accordance with its terms against the other parties thereto with such exceptions as are not material and do not interfere with the use made and proposed to be made of such lease by the Company and its Subsidiaries; (D) no material default (or event which with notice or lapse of time, or both, would constitute such a default) by the Company or any Subsidiary has occurred and is continuing or is likely to occur under any of such leases; (E) neither the Company nor any Subsidiary is aware of any action, suit, claim, demand, investigation, judgment, award or proceeding of any nature that has been asserted by any person which may be materially adverse to the rights or interests of the Company and/or the Subsidiaries under such lease, tenancy or license or may materially and adversely affect the rights of the Company and/or the Subsidiaries to the continued possession or use of such leased or licensed property or other asset; (F) the right of the Company and/or the Subsidiaries to possess or use such material leased or licensed property or other asset is not subject to any unusual or onerous terms or conditions; (G) the Company and the Subsidiaries do not own any real property and do not have any land-use rights or rights of way in respect of any real property; (H) the use of all properties leased by the Company and/or the Subsidiaries is in accordance with its permitted use under all applicable Laws and the use of any premises occupied by the Company and/or the Subsidiaries is in accordance with the terms provided for in the lease, tenancy, license, concession or agreement of whatsoever nature relating to such occupation; and (I) neither the Company nor any Subsidiary owns, operates, manages or has any other right or interest in any other material real property of any kind except as reflected in the audited consolidated financial statements of the Company included in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, and no other real properties or assets are necessary in order for the Company or the Subsidiaries to carry on the businesses of the Company or the Subsidiaries in the manner described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus.

10.2	(A) Each of the Company and the Subsidiaries owns free of Encumbrances, or has obtained (or can obtain on reasonable terms) valid licences for, or other rights to use, all patents, patent applications, research work and findings, inventions, copyrights, trade or service marks (both registered and unregistered), trade or service names, domain names, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or processes), and other proprietary information, rights or processes (collectively, the “Intellectual Property”) described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus as being owned or licensed or used by them or that are necessary for the conduct of, or material to, their respective businesses as currently conducted or as proposed to be conducted; (B) each agreement pursuant to which the Company or any of the Subsidiaries has obtained licences for, or other rights to use, Intellectual Property is legal, valid, binding and enforceable in accordance with its terms, the Company and the Subsidiaries have complied with the terms of each such agreement, and no default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the Subsidiaries has occurred and is continuing or is likely to occur under any such agreement, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (C) there is no claim to the contrary or any challenge by any other person to the rights of the Warrantors or any of the Subsidiaries with respect to the Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (D) none of the Warrantors or the Subsidiaries has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating the Intellectual Property of a third party, and none of the Warrantors or the Subsidiaries has received notice or claim by a third party to the contrary; (E) there are no third parties who have been, or to the best of the Warrantors’ knowledge after due and careful inquiry, will be able to establish, rights to any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which are licensed to the Company and/or any of the Subsidiaries; (F) there is no infringement, misappropriation, violation or unauthorized use by third parties of any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries; (G) there is no pending, or to the best of the Warrantors’ knowledge after due and careful inquiry, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (H) there is no pending, or to the best of the Warrantors’ knowledge after due and careful inquiry, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries and there are, to the best of the Warrantors’ knowledge after due and careful inquiry, no facts which could form a reasonable basis for any such action, suit, proceeding or claim, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (I) there is no pending, or to the best of the Warrantors’ knowledge after due and careful inquiry, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in any of the Hong Kong Public Offering Documents and the Preliminary Prospectus, if any, as under development, infringe or violate, any Intellectual Property of others, and there are, to the best of the Warrantors’ knowledge after due and careful inquiry, no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (J) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries or that challenges the validity, enforceability or scope of any of the Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (K) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to any Authority in the jurisdictions in which the Company or any of the Subsidiaries operates having jurisdiction over intellectual property matters; and (L) all employees or contractors engaged in the development of Intellectual Property on behalf of the Company or any Subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property to the Company or the applicable Subsidiary, and to the best of the Warrantors’ knowledge, no such agreement has been breached or violated.

10.3	(A) The information technology assets and equipment, computers, computer systems, communications systems, networks, software, hardware, websites, applications and database (collectively “Information Technology”) owned, used, licensed by or to the Company and the Subsidiaries comprise all the information technology systems and related rights reasonably necessary to conduct, or material to, the operation of the business of the Company and the Subsidiaries; (B) the Information Technology are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries, taken as a whole, as currently conducted; (C) all Information Technology which is reasonably necessary for the business of the Company and the Subsidiaries is either legally and beneficially owned by the Company or the Subsidiaries or lawfully used under valid licenses granted by the registered proprietor(s) or beneficial owner(s) thereof or may be obtained or licensed under reasonable commercial terms; (D) each agreement pursuant to which the Company or each Subsidiary has obtained licenses for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms; the Company and the Subsidiaries have complied with the terms of each such agreement in all material respects, and each such agreement is in full force and effect; and no material default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the Subsidiaries has occurred and is continuing or is likely to occur under any such agreement; and none of the Company or any Subsidiary has given or received any notice to or from any party to terminate any such agreement; (E) all material records and systems (including but not limited to the Information Technology) and all material data and information of the Company and the Subsidiaries are maintained and operated by the Company and the Subsidiaries and are not wholly or partially dependent on any facilities not under the exclusive ownership or control of the Company and the Subsidiaries; (F) in the event that the persons providing maintenance or support services for the Company and the Subsidiaries with respect to the Information Technology cease or are unable to provide such services, the Company and the Subsidiaries have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (G) there are no material defects relating to the Information Technology; (H) each of the Company and the Subsidiaries has in place procedures to prevent unauthorized access and the introduction of viruses to the Information Technology and to enable the taking and storing of back-up copies of the software and data; (I) each of the Company and the Subsidiaries has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the relevant Group Company; (J) the Company and each of its Subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Personal and Confidential Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses; without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied in all material respects with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Personal and Confidential Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”); there has been no such Breach that is material to the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach; (K) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation in any material respects; and (L) there is no action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any Authority involving the Company or any of its Subsidiaries with respect to applicable data privacy and security laws pending or, to the best of the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation, except those that would not, individually or in the aggregate, cause a Material Adverse Effect.

10.4	There are no material bugs or viruses, logic bombs, or other contaminants (including without limitation, “worm” or “Trojan horses”) in or failures or breakdowns of any material computer hardware or software or any other material Information Technology equipment used in connection with the business of the Company or any of the Subsidiaries which is necessary for the business of the Company or the relevant Subsidiaries.

10.5	The Group has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all Information Technology and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and working secrets of any Authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable Laws (the “Personal and Confidential Data”)) used in connection with their businesses and/or the Global Offering, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company and each of its Subsidiaries have complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, rules and regulations, and the judgments, orders issued to the Company by any Authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”).

10.6	(A) The Company and its Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (B) neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (i) the Company or any of its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Subsidiaries or (ii) any software code or other technology owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

11	Compliance with Employment and Labor Laws

11.1	Except as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, none of the Company and the Subsidiaries has any material obligation to provide housing, provident fund, social insurance, severance, pension, retirement, death, social security or disability benefits or other actual or contingent employee benefits to any of its present or past employees or to any other person; all housing, provident fund, social insurance, severance, pension, retirement, death, social security or disability benefits or other actual or contingent employee benefits to any of the present or past employees of each of the Company and the Subsidiaries arising from their employment with the Company or such Subsidiary are fully provided for by way of an adequately funded pension scheme established for and on behalf of the Company or such Subsidiary that is or was the employer of such person or established by the Company or such Subsidiary in the name of the relevant present or past employees; there are no material amounts owing or promised to any present or former directors, employees or consultants of the Company or any Subsidiary other than remuneration accrued, due or for reimbursement of business expenses; no director or senior management or key employee of the Company or any Subsidiary has given or been given notice terminating their contracts of employment; there is no proposal to terminate the employment or consultancy of any director, senior management, key employee or consultant of the Company or any Subsidiary or to vary or amend their terms of employment or consultancy (whether to their detriment or benefit) except for those that would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company and the Subsidiaries has any material undischarged liability to pay to any Authority in any jurisdiction any Taxation, contribution or other impost arising in connection with the employment or engagement of directors, senior management, key employees or consultants; no liability has been incurred by the Company or any Subsidiary for breach of any director’s, employee’s or consultant’s contract of service, contract for services or consultancy agreement, redundancy payments, compensation for wrongful, constructive, unreasonable or unfair dismissal, failure to comply with any order for the reinstatement or re-engagement of any director, employee or consultant, or the actual or proposed termination or suspension of employment or consultancy, or variation of any terms of employment or consultancy of any present or former employee, director or consultant of the Company or any Subsidiary; where the Company or any Subsidiary participates in, or has participated in, or is liable to contribute to any such scheme, the Company or such Subsidiary has complied with the requirements to make contributions to such schemes in accordance with the terms thereof; and neither the Company nor any Subsidiary has any financial obligation to any Authority or any social security fund or other fund maintained by any Authority in connection with the Global Offering.

11.2	Except as would not have a Material Adverse Effect, all contracts of service, contracts for services and consultancy agreements in relation to the employment of the directors, consultants and employees of the Company and/or the Subsidiaries are on usual and normal terms which do not and will not in any way whatsoever impose any unusual or onerous obligation on the Company or the relevant Subsidiaries and the subsisting contracts of service, contracts for services and consultancy agreements to which the Company and/or the Subsidiaries is a party are legal, valid, binding and enforceable and are determinable at any time on reasonable notice without compensation (except for statutory compensation or as provided in the articles of association of the Company) and there are no claims pending or to the best of the Warrantors’ knowledge, threatened or capable of arising against the Company or the Subsidiaries, brought by any director, senior manager, consultant, employee or third party, in respect of any accident or injury not fully covered by insurance; each of the Company and/or the Subsidiaries has, in relation to its respective directors, employees or consultants (and so far as relevant, to each of its respective former directors, employees or consultants), complied in all respects with all terms and conditions of such directors’, employees’ or consultants’ (or former directors’, employees’ or consultants’) contracts of services, employment or consultancy.

11.3	Save as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, none of the Directors has a service contract with any of the Company or its Subsidiaries which is required to be disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus.

11.4	No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any Subsidiary exists, or, to the best of the Company’s knowledge, is imminent, contemplated or threatened; and the Company is not aware of any existing, threatened or imminent labor disturbance by or dispute with the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, contractors or customers that could, individually or in the aggregate, have a Material Adverse Effect; and there has been no violation of any applicable labor and employment Laws by any of the Company or its Subsidiaries, or to the best of the Warrantors’ knowledge after due and careful inquiry, by any of the principal suppliers or contractors of any of the Company or its Subsidiaries.

12	Compliance with Environmental Laws

12.1	The Company and the Subsidiaries and their respective properties, assets, facilities and operations comply with, and each of the Company and the Subsidiaries holds, and are in compliance with, all Governmental Authorizations required under, Environmental Laws (as defined below) in all material respects; there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; and none of the Company and the Subsidiaries (A) is the subject of any investigation; (B) has received any notice or claim; (C) is a party to or affected by any pending or threatened action, suit or proceeding; (D) is bound by any judgment, decree or order, or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below); as used herein, “Environmental Law” means any Law relating to health, safety, the environment (including, without limitation, the protection, clean-up and restoration thereof and timely and proper completion of all relevant environmental protection acceptance procedures and receipt and renewal of all relevant pollutants emission permits), natural resources or Hazardous Materials (as defined below), including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

13	Cybersecurity and Data Protection

13.1	(A) Each of the Company and the Subsidiaries has complied with all applicable Laws concerning cybersecurity, data protection, cross-border data transfer, the privacy and security of Information Technology and Personal Data and confidentiality and archive administration (“Data Protection Laws”) in all material aspects; (B) neither the Company nor any of the Subsidiaries is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (C) neither the Company nor any of the Subsidiaries is subject to any investigation, inquiry or sanction relating to the Data Protection Law or from the Cyberspace Administration of China (“CAC”), the CSRC, or any other relevant Authority; (D) neither the Company nor any of the Subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice, cybersecurity review or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration Authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (E) neither the Company nor any of the Subsidiaries has received any claim for compensation from any person in respect of its business under Data Protection Laws or industry standard in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of the Subsidiaries in respect of the rectification or erasure of data; (F) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration Authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of the Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other material found there; (G) neither the Company nor any of the Subsidiaries has received any communication, inquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); (H) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant Authority on the Company or any of the Subsidiaries or any of their respective directors, officers and employees; (I) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company or any of the Subsidiaries or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (J) neither the Company nor any of the Subsidiaries has received any objection to this Global Offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant Authority, except where in the case of (A), (C), (D), (E), (F), (G), (H) and (I), any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. The statements disclosed or made available in writing or orally and used as the basis of information contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus relating to the cybersecurity and data privacy related matters in the sections headed “Risk Factors,” “Business,” “Regulatory Overview,” “Prospectus Summary,” “Regulations,” “Key Information,” “Information of the Company” and “Cybersecurity” are complete, true and accurate in all material respects and not misleading.

14	Insurance

14.1	Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the markets and businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary, or their respective businesses, assets and employees are in full force and effect; none of the insurance policies or instruments in respect of the assets of the Company and/or the Subsidiaries is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of normal life; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company and the Subsidiaries has been refused any material insurance coverage sought or applied for; and none of the Company and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

14.2	The description of the insurance coverage of the Company and the Subsidiaries contained in the Hong Kong Public Offering Documents and the Preliminary Prospectus is true and accurate in all material respects and not misleading.

15	Internal Controls

15.1	Save as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, each of the Company and the Subsidiaries has established and maintains procedures which provide a reasonable basis for the directors to make proper assessments as to the financial position and prospects of the Company and the Subsidiaries, and each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of returns and reports to regulatory bodies as and when required by them and financial statements (and the notes thereto) in conformity with IFRS, other relevant generally accepted accounting principles or applicable accounting requirements, and maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; (E) each of the Company and the Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of the Company’s consolidated financial statements and notes thereto in accordance with IFRS, other relevant generally accepted accounting principles or applicable accounting requirements; and (F) such internal accounting and financial reporting controls are effective to perform the functions for which they were established and documented properly and the implementation of such internal accounting and financial reporting controls are monitored by the responsible persons; and the Company’s current management information and accounting control system has been in operation for at least three years during which none of the Company and the Subsidiaries has experienced any material difficulties with regard to (A) through (F) above or with regard to ascertaining at any point in time the differences in real time between budgeted and actual expenses.

15.2	The Company’s internal control over financial reporting is effective, and except as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, there are no material weaknesses or deficiencies in the Company’s and the Subsidiaries’ internal control over accounting and financial reporting (whether or not remediated) and no changes in the Company’s and the Subsidiaries’ internal control over accounting and financial reporting or other factors that have materially and adversely affected, or could reasonably be expected to materially and adversely affect, the Company’s and the Subsidiaries’ internal control over accounting and financial reporting. Nothing has come to the attention of the auditors and the audit committee of the Board of the Company that have caused them to believe, (i) except as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act, and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

15.3	The Company has established and maintains corporate governance practices in accordance with the Code Provisions in the Corporate Governance Code as set forth in Appendix C1 to the Listing Rules; each of the Company and the Subsidiaries has established and maintains and evaluates disclosure and corporate governance controls and procedures to ensure that (A) information relating to the Company or any of the Subsidiaries is made known in a timely manner to the Board and management by others within those entities; and (B) the Company and the Board and management comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the SFO, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Companies Ordinance and any other applicable Laws, including the requirements of the Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons.

15.4	None of the deficiencies and issues identified in the internal control report prepared by the Internal Control Consultant would or could reasonably be expected to, individually or in the aggregate, materially and adversely limit, restrict or otherwise affect the ability of the Company or its Subsidiaries to comply with any applicable Laws. Any issues or deficiencies identified and as disclosed in such internal control report have been rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and the Board with all applicable Laws, and no such issues have materially and adversely affected, or could reasonably be expected to materially and adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

15.5	The statutory books, books of account and other records of the Company and the Subsidiaries are up-to-date and contain complete and accurate records required by Laws to be dealt with in such books, and no notice or allegation that any is incorrect or should be rectified has been received; all accounts, documents and returns required by Laws to be delivered or made to the Registrar of Companies in Hong Kong, the SFC or any other Authority have been duly and correctly delivered or made.

16	Compliance with Bribery, Anti-Money Laundering, Sanctions and Export Control Laws

16.1	(A) None of the Warrantors, the Subsidiaries, their respective directors, supervisors (if any), officers, or employees, or, to the Warrantors’ knowledge, any agents, affiliates, representatives or other person acting on behalf of the Warrantors or any of Subsidiaries or their respective affiliates (collectively, the “Group Relevant Persons”), is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, targeted by or subject to any Sanctions Laws and Regulations (as defined below); (B) none of the Group Relevant Persons (x) is located, organised or resident in a country, region or territory that is, or whose government is, targeted by or subject to any Sanctions Laws and Regulations (including, without limitation, the so-called Donetsk People's Republic, the so-called Luhansk People’s Republic of Ukraine, Kherson, Zaporizhzhya and the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”)), (y) undertakes any transactions, or has any connections, with any country or territory, person, or entity subject to any Sanctions Laws and Regulations or any person or entity in those countries or territories or performing contracts in support of projects in or for the benefit of those countries or territories, (z) is engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order; (C) the Company will use the proceeds from the Global Offering exclusively in the manner set forth in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus in the sections headed “Future Plans and Use of Proceeds” and “Use of Proceeds” and will not, directly or indirectly, use such proceeds, or lend, contribute or otherwise make available such proceeds to any Subsidiary or their respective joint venture partners or other Person (x) for the purpose of financing or facilitating any activities or business of or with any Person that is subject to or the target of Sanctions Laws and Regulations, or of, with or in the Sanctioned Countries, or any country, region or territory that is targeted by or subject to any Sanctions Laws and Regulations, at the time of such funding or facilitation, or (y) in any other manner that will result in a violation (including by any person or entity participating in the sale of the Offer Shares, whether as underwriter, advisor, investor or otherwise) of any of the Sanctions Laws and Regulations; (D) each of the Warrantors and the Subsidiaries is in compliance with all export control and import laws and regulations in the U.S., China and other countries, including the U.S. Export Administration Regulations (the “EAR”), the U.S. Customs regulations, and various economic sanctions regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “OFAC”); (F) [Reserved]; (G) the Warrantors and the Subsidiaries covenant not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions Laws and Regulations by any Person (including any Person participating in the Global Offering); and (H) since April 24, 2019, the Group Relevant Persons have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions directly or indirectly with any Person, or in any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or target of a Sanctions Laws and Regulations or any entity owned or controlled by a Person who is the target of the Sanctions Laws and Regulations, or with any Sanctioned Country, or that would result in a violation of Sanctions Laws and Regulations by any Person (including any Person participating in the offering of the Offer Shares); as used herein, “Sanctions Laws and Regulations” means (i) any U.S. sanctions related to or administered or enforced by the U.S. government, including but not limited to the OFAC, the BIS or the U.S. Department of State, including, without limitation, designation on the Specially Designated National or Blocked Person (“SDN”) List, the Chinese Military Industrial Complex Companies (“CMIC”) List, the Entity List or the Military End User List, (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (iii) any sanctions or measures imposed by the United Nations Security Council, the European Union (including under Council Regulation (EC) No. 194/2008), His Majesty’s Treasury of the United Kingdom, the Swiss State Secretariat for Economic Affairs, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, the Cayman Islands Monetary Authority, or other relevant sanctions authorities or other relevant sanctions or export control authority of any Authority. The Company has instituted and maintained policies and procedures designed to ensure continued compliance therewith (including ensuring continued compliance of the Subsidiaries) and with the representation and warranty contained herein. The issue and sale of the Offer Shares, and the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company will not result in any violation of the Sanctions Laws and Regulations.

16.2	None of the Group Relevant Persons is aware of or has, directly or indirectly, made or authorised (A) the payment of any money or the giving of anything of value to any official, employee, agent, representative or any other person acting in an official capacity for any Government Entity (as defined below), including personnel of hospitals (public and private) and local governments, to any political party or official thereof or to any candidate for public office, any member of a royal or ruling family, or immediate family members and close associates of all parties mentioned above (each a “Government Official”) or to any person under circumstances where a Group Relevant Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, where either the payment, the contribution or the gift, or the purpose thereof, was, is, or would be prohibited under any applicable anti-corruption Laws; (B) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (C) made, offered, agreed, requested or taken an act in furtherance of any bribe or other unlawful benefit, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; without prejudice to the foregoing, none of the Group Relevant Persons has violated or is in violation of Anti-Corruption Laws (as used here, “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010, the relevant provisions of the Criminal Law of the PRC, the Anti- Unfair Competition Law of the PRC, the Provisional Regulations on Anti-Commercial Bribery, the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong), any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable anti-bribery or anti-corruption laws, rules or regulations); and the Warrantors and the Subsidiaries and their affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Corruption Laws is pending or to the best of the Warrantors’ knowledge, threatened; none of the Company or any of its Subsidiaries will use, directly or indirectly, the proceeds of this Global Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws; as used herein, “Government Entity” means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, a judicial body or a public international organization, a body that exercises regulatory authority over any of the Joint Sponsors, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or Underwriters, or an entity with an aggregate 25% or more government ownership or control by any one of the foregoing parties.

16.3	None of the Group Relevant Persons or the respective directors, supervisors (if any), officers, agents, employees or affiliates or any other person acting for or on behalf of the foregoing is aware of or has, directly or indirectly, received or authorised the receipt of the payment of any money or the gift of anything of value from any supplier of raw materials, equipment or services, where either the payment or the gift was, is, or would be (A) for the purpose of inducing the Company or the Subsidiaries to procure or increase the procurement of raw materials, equipment or services; or (B) prohibited under any applicable Law of the Cayman Islands, the United States, Hong Kong, the PRC or any other jurisdiction; and each of the Company and the Subsidiaries maintains and has implemented adequate internal controls and procedures to monitor and supervise the Group Relevant Persons that are designed to detect and prevent any such receipt of payment or gift of anything of value.

16.4	The operations and conducts (as applicable) of the Company and the Subsidiaries are, and at all times have been, conducted in compliance with applicable financial recordkeeping and reporting requirements, including but not limited to those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, any other United States anti-money laundering laws, and any applicable Laws relating to money laundering in all jurisdictions where the Company and each Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and each of the Company and the Subsidiaries has instituted and maintains policies and procedures which are designed to ensure continued compliance with the Anti-Money Laundering Laws and with the representation and warranty contained herein. No action, suit, proceeding, investigation or inquiry by or before any Authority involving any of the Company or the Subsidiaries or their respective businesses with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company and the Subsidiaries will not directly or indirectly use the proceeds of the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the Anti-Money Laundering Laws.

16.5	Neither the Company nor any of its Subsidiaries (A) currently engages, or has plans to engage, directly or indirectly, in a “covered activity” referred to in the definition of “prohibited transaction” in 31 C.F.R. § 850.224; or (B) directly or indirectly, holds a board seat or a voting or equity interest in, or any contractual power to direct or cause the direction of the management policies of one or more persons or entities engaged or that has plans to engage in such activities referred to in (A) above and (i) from which the Company derives more than 50% of its revenue or net income individually, or as aggregated across such persons or entities from each of which the Company derives at least $50,000 (or equivalent) of its revenue or net income, on an annual basis, or (ii) for which the Company incurs more than 50% of its capital expenditure or operating expenses individually, or as aggregated across such persons or entities for each of which the Company incurs at least $50,000 (or equivalent) of its capital expenditure or operating expenses, on an annual basis.

17	Experts

17.1	Each of the experts named in the section headed “Appendix IV—Statutory and General Information—Other Information—Qualification of Experts” and “Experts” of the Hong Kong Public Offering Documents and the Preliminary Prospectus is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest and has granted its consent to including its report, opinions, letters or certificates (as the case may be) in the Hong Kong Public Offering Documents and the Preliminary Prospectus and has not withdrawn its consent.

17.2	(A) The factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, and any other consultants and any counsel for the Company, respectively, are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Directors in such reports, opinions, letters or certificates are held in good faith based upon facts within the best of their knowledge after due and careful inquiry, and none of the Company and the Directors disagree with any aspect of such opinions, reports, letters or certificates; and (B) no information was withheld from the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, any counsel for the Company or the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the Underwriters, any other consultants or professional advisers, as applicable, for the purposes of their respective preparation of any report, opinion, letter or certificate (whether or not contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus) in connection with the Global Offering and the listing of the Shares on the Stock Exchange, and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other information or documents which have not been provided the result of which would make the information or documents so received misleading.

17.3	(A) The assumptions made by the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and any other consultants and any counsel for the Company in their respective reports, opinions, letters or certificates (the “Relevant Reports”) are considered by the Warrantors to be reasonable and appropriate; (B) the market positioning of the Company contained in the Industry Consultant Report are considered by the Warrantors to be accurately represented, reasonable and not misleading; (C) no facts have come to the attention of the Warrantors or any of their respective directors, supervisors or officers that have caused them to believe that the Relevant Reports, as of their respective dates and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact or assumption necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) the report prepared by the Industry Consultant was prepared at the Company’s request based on a contractual arrangement which the Company negotiated on an arms’ length basis.

18	Provision of Information

18.1	The Warrantors, their respective agents and representatives (other than the Hong Kong Underwriters in their capacity as such) (A) have not, without the prior written consent of the Overall Coordinators and the Joint Global Coordinators prepared, made, used, authorized, approved or referred to any Supplemental Offering Material; and (B) will not, without the prior written consent of the Overall Coordinators and the Joint Global Coordinators, prepare, make, use, authorize, approve or refer to any Supplemental Offering Material. The Warrantors have not distributed and, prior to the later of the First Time of Delivery or any Additional Time of Delivery and the completion of the distribution of the Offer Shares will not distribute any offering material in connection with the Global Offering and sale of the Offer Shares other than the Hong Kong Prospectus, the Preliminary Prospectus, the Final Prospectus, any free writing prospectuses, if any, identified in Schedule II of the International Underwriting Agreement and any Written Testing-the-Waters Communications.

18.2	None of the Warrantors, the Subsidiaries, or any of their respective directors, officers, employees, affiliates, advisors or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any Subsidiary that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus, Registration Statement, the Time of Sale Prospectus and the Final Prospectus or publicly available.

19	Material Contracts and Connected Transactions

19.1	(A) All material contracts to which the Company or any Subsidiary is a party that are required to be disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus or filed therewith or with the Registrar of Companies in Hong Kong (collectively, the “Material Contracts”) have been so disclosed or filed pursuant to the applicable disclosure or filing requirements; none of the Material Contracts will, without the written consent of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, be entered into or terminated, nor will the terms of any Material Contracts be changed, prior to or on the Listing Date; and none of the Company, the Subsidiaries nor any other party to a Material Contract has sent or received any communication regarding termination of, or intention not to renew, such Material Contract, and no such termination or non-renewal has been threatened by the Company, any Subsidiary or, to the best of the Company’s knowledge, any other party to such Material Contract; (B) neither the Company nor any Subsidiary has been informed by any counterparties to its Material Contracts that the Company or such Subsidiary is in breach of any terms thereof; (C) each of the contracts listed as being material contracts in the section of the Hong Kong Public Offering Documents and the Preliminary Prospectus headed “Appendix IV—Statutory and General Information—Further Information About Our Business—Summary of Material Contract” or filed as an exhibit to the Registration Statement has been duly authorised, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms.

19.2	Except as disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus, none of the Company or any of the Subsidiaries has any capital commitment, or is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not wholly on an arm's length basis in the ordinary and usual course of business (for these purposes, a long term contract, commitment, or arrangement is one which is unlikely to have been fully performed in accordance with its terms within six months after the date it was entered into or undertaken or is incapable of termination by either the Company or any of the Subsidiaries (as applicable) on six months’ notice or less).

19.3	The Company does not have any reason to believe that any material supplier, distributor or customer of the Company or any of the Subsidiaries is considering ceasing to deal with the Company and/or any of the Subsidiaries (as applicable) or reducing the extent or value of its dealings with the Company or the relevant Subsidiaries.

19.4	None of the Company or any of the Subsidiaries is a party to any agreement or arrangement which prevents or restricts it in any way from carrying on business in any jurisdiction, except where such agreement or arrangement would not, individually or in the aggregate, result in a Material Adverse Effect.

19.5	None of the Company and the Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

19.6	None of the Company, the Subsidiaries or to the best of the Company’s knowledge, their respective affiliates is a party to any agreement, arrangement or concerted practice or is carrying on any practice that in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where the Company or any Subsidiary has property or assets or carries on business or in respect of which any Governmental Authorization is required or is advisable pursuant to such Laws (whether or not the same has in fact been made).

19.7	There will be no connected transactions (as defined under the Listing Rules) between the Company or any of the Subsidiaries and a connected person (as defined under the Listing Rules) subsisting immediately upon completion of the Global Offering, except as disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus, and there are no relationships or transactions not in the ordinary course of business between the Company or any of the Subsidiaries and their respective customers, suppliers or business partners.

19.8	In respect of the connected transactions (as defined in the Listing Rules and in accordance with the guidance from the Stock Exchange) of the Group (the “Connected Transactions”) disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, (A) the statements set forth in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus relating to such transactions are complete, true and accurate in all material respects, and there are no other facts or matters the omission of which would make any such statements, in light of the circumstances under which they were made, misleading, and there are no other Connected Transactions which are required by Chapter 14A of the Listing Rules to be disclosed in the Hong Kong Prospectus but have not been disclosed as such; (B) the Connected Transactions disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus have been entered into and carried out, and will be carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole, and the Directors, including, without limitation, the independent non-executive Directors, in coming to their view have made due and proper inquiries and investigations of such Connected Transactions; (C) the Company has complied with and will continue to comply with the terms of such Connected Transactions disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus so long as the agreement or arrangement relating thereto is in effect; (D) each of such Connected Transactions and related agreements and undertakings as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus has been duly authorized, executed and delivered, constitutes a legal, valid and binding agreement or undertaking of the parties thereto, enforceable in accordance with its terms, and is in full force and effect; and (E) each of such Connected Transactions disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus has been and will be carried out by the Group in compliance with all applicable Laws.

19.9	No indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of the Subsidiaries, on the one hand, and any substantial shareholder or any current or former director, supervisor (if any) or officer of the Company or the Subsidiaries or any of their respective spouses, children or other relatives or any corporate, trust or entity in which any of them has a controlling interest, on the other hand.

19.10	None of the Single Largest Group of Shareholders, the directors, supervisors (if any) or officers of the Company or any of the Subsidiaries, or any of their respective associates (as the term is defined in the Listing Rules), either alone or in conjunction with or on behalf of any other person, (A) is interested in any business that is similar to or competes or is likely to compete, directly or indirectly, with the business of the Company or any Subsidiary; (B) is interested, directly or indirectly, in any assets which have since the date two years immediately preceding the date of the Hong Kong Prospectus been acquired or disposed of by or leased to the Company or any Subsidiary; or (C) is or will be interested in any agreement or arrangement with the Company or any Subsidiary which is subsisting and which is material in relation to the business of the Company or such Subsidiary.

19.11	None of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney, Director’s certificate, personal details form for directors and confirmation letter, in each case to the extent applicable, issued by her/him to the Company and the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators and/or the Joint Global Coordinators, and such authority and confirmations remain in full force and effect.

20	Historical Changes

20.1	The descriptions of the events, transactions and documents (the “Historical Changes Documents”) relating to the transfers and changes in the share capital of the Company (the “Historical Changes”) and the corporate structure charts as set forth in the sections of each of the Hong Kong Public Offering Documents and the Preliminary Prospectus headed “History, Development and Corporate Structure”, “Appendix IV—Statutory and General Information”, “Prospectus Summary”, “Corporate History and Structure” and “Description of Share Capital” and “Information of the Company” are complete, true and accurate in all material respects and not misleading.

20.2	[Reserved]

20.3	The events and transactions relating to the Historical Changes and the execution, delivery and performance of the Historical Changes Documents did not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (A) the memorandum articles of association or other constituent or constitutive documents or the business license (as applicable) of the Company or any of the Subsidiaries; (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, authorization, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or any of their respective properties or assets may be bound or affected; (C) any Laws applicable to the Company or any of the Subsidiaries or any of their respective properties or assets; or (D) any judgment, order or decree of, or any undertaking made to, any Authority having jurisdiction over the Company and/or the Subsidiaries.

20.4	Neither the events and transactions relating to the Historical Changes nor the execution, delivery and performance of any of the Historical Changes Documents (A) resulted in the creation or imposition of any pledge, charge, lien, mortgage, security interest, claim, pre-emption rights, equity interest, third party rights or interests or rights similar to the foregoing upon any property or assets of the Company or any of the Subsidiaries; or (B) has rendered the Company or any of the Subsidiaries liable to any additional Tax, duty, charge, impost or levy of any amount which has not been provided for in the accounts upon which the Accountant’s Report was prepared by the Reporting Accountants or otherwise described in the Hong Kong Public Offering Documents and the Preliminary Prospectus.

20.5	All Governmental Authorizations required or advisable in connection with the events and transactions relating to the Historical Changes and the execution, delivery and performance of the Historical Changes Documents have been unconditionally obtained or made; all such Governmental Authorizations are valid and in full force and effect and none of such Governmental Authorizations is subject to any condition precedent which has not been satisfied or performed or other materially burdensome restrictions or conditions not described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus; each of the Governmental Authorizations granted by the relevant Authority to the Company or any of the Subsidiaries prior to the reorganization and necessary for the operation of the Company and the Subsidiaries has been validly and legally transferred, renewed, maintained or assumed following the reorganization; and neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Governmental Authorizations.

20.6	Transactions contemplated by the Historical Changes have been effected prior to the date hereof in compliance with all applicable Laws and in accordance with the Historical Changes Documents; other than the Historical Changes Documents, there are no other documents or agreements, written or oral, relating to the Company, any of the Subsidiaries and/or the Single Largest Group of Shareholders (where applicable) in connection with the events and transactions relating to the Historical Changes which have not been previously provided, or made available, to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Underwriters and/or the legal and other professional advisers to the Underwriters and which have not been disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus.

20.7	[Reserved]

21	Pre-IPO Investments

21.1	The descriptions of the events, transactions and documents relating to the pre-IPO investments as set forth in the section of each of the Hong Kong Public Offering Documents and the Preliminary Prospectus headed “History, Development and Corporate Structure” and “Description of Share Capital” (the “Pre-IPO Investments”) are complete, true and accurate in all material respects and not misleading.

21.2	(A) All Governmental Authorizations required in connection with the Pre-IPO Investments have been unconditionally obtained or made; (B) all such Governmental Authorizations are valid and in full force and effect, and none of such Governmental Authorizations is subject to any condition precedent which has not been satisfied or performed or other materially burdensome restrictions or conditions not described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus; and (C) neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Governmental Authorizations.

21.3	The Pre-IPO Investments are in compliance with Chapter 4.2 of the Guide.

22	Taxation

22.1	All returns, reports and filings (including elections, declarations, forms, disclosures, schedules, estimates and information returns, together with any attachments required to be included) which are required to have been filed by or in respect of the Company or the Subsidiaries for Taxation purposes have been filed, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect; and all such returns, reports and filings are complete, true and accurate and are not the subject of any dispute with the relevant Tax or other appropriate authorities; all Taxes required to be paid by each of the Company and the Subsidiaries have been paid in full whether or not shown on any Tax return (and all amounts required to be withheld from amounts owing to any employee, creditor, or third party have been withheld in full), except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect; the provisions included in the audited consolidated financial statements as set out in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus included appropriate and adequate provisions required under IFRS for all Taxation in respect of accounting periods ended on or before the accounting reference date to which such audited consolidated financial statements relate and for which the Company or any Subsidiary was then or might reasonably be expected thereafter to become or have become liable; none of the Company and the Subsidiaries has received written notice of any Tax audit or examination, or any Tax assessment or deficiency that has been asserted against the Company or any Subsidiary (nor does any of the Company or any of the Subsidiaries have any notice or knowledge of any Tax assessment or deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; there are no liens for Taxes on the assets of the Company or the Subsidiaries other than liens for Taxes (A) not yet due and payable; or (B) being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books and records of the Company and the Subsidiaries in accordance with IFRS and properly reflected on the audited consolidated financial statements (and any notes thereto). The Company is not a PRC resident enterprise for PRC tax purposes.

22.2	All local and national governmental Tax waivers and other local and national PRC or other Tax relief, concession and preferential treatment granted to the Company or the Subsidiaries are valid, binding and enforceable and do not violate any provision of any Law or statute or any order, rule or regulation of any Authority.

22.3	No stamp, documentary, issuance, registration, transfer, capital gains, income, withholding, value added or other Taxes or duties are payable by or on behalf of the Company, any Subsidiary or any Underwriters (including any parties that would receive, sell or deliver the Offer Shares or cash payments therefor) in the Cayman Islands, Hong Kong, the PRC, the United States, or any political subdivision or any taxing or other Authority thereof or therein in connection with (A) the creation, allotment and issuance of the Offer Shares; (B) the sale and delivery by the Company of the Offer Shares to or for the respective accounts of the International Underwriters and the Hong Kong Underwriters, as the case may be, in the manner contemplated in this Agreement and in the International Underwriting Agreement, (C) the execution, delivery or consummation of this Agreement and the International Underwriting Agreement, (D) the offer, sale and delivery within and outside Hong Kong by the International Underwriters or within Hong Kong by the Hong Kong Underwriters of the Offer Shares to the initial placees thereof in the manner contemplated in the Hong Kong Public Offering Documents and the Preliminary Prospectus, or (E) the deposit of the Offer Shares with the Hong Kong Securities Clearing Company Limited.

22.4	Neither the Company nor any of the Subsidiaries has been or is currently the subject of an inquiry into transfer pricing by any Taxation or other Authority and no Taxation Authority has indicated any intention to commence any such inquiry and there are no circumstances likely to give rise to any such inquiry.

22.5	Under existing Hong Kong Laws, holders of the Offer Shares are not subject to withholding Tax, income Tax or any other Taxes or duties imposed by any court or Authority of Hong Kong in respect of (i) any payments, dividends or other distributions made on the Offer Shares or (ii) gains made on sales of the Offer Shares between non-residents of Hong Kong consummated outside Hong Kong.

23	Dividends

23.1	Except as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, (A) none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its shares, capital stock or other equity interests, from making or repaying any loans or advances to the Company or any other Subsidiary, or from transferring any of the properties or assets to the Company or to any other Subsidiary; and (B) such dividends and other distributions, (i) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Authority in such entity’s jurisdiction of incorporation or tax residence, provided however, that (1) such distribution has been duly approved by the shareholders and/or board meeting of the Company or any of its other Subsidiaries pursuant to its constitutional documents, (2) in case of the dividends declared and payable on the equity interest in a Subsidiary of the Company that is a foreign invested enterprise in China, such Subsidiary has duly obtained, and maintain effective, its foreign exchange registration, (3) the allocations to statutory reserves by the Company or any of its other Subsidiaries have been duly made, and (4) the remittance of such dividends outside of the PRC complies with the procedures required under PRC laws relating to foreign exchange, and (ii) except for those already described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, are not and will not be subject to, and may be paid free and clear of and without deduction for or on account of, any withholding, value added or other Taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation or tax residence, and may be so paid without the necessity of obtaining any Governmental Authorization having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties, assets or operations.

24	Litigation and Other Proceedings

24.1	There are (A) (i) no legal, arbitral or governmental actions, proceedings, investigations or inquires pending or to the best of the Warrantors’ knowledge, threatened or contemplated by or before any Authority, to which the Company or any of the Subsidiaries, or any of their respective directors, supervisors (if any), officers, employees or affiliates, is or may be a party or to which any properties, assets, products or services of the Company or any Subsidiary, or any of their respective directors, supervisors (if any) or officers, is or may be subject (including but not limited to those challenging the effectiveness, validity or compliance with Laws of the events, transactions and documents relating to Historical Changes), (ii) no Laws that have been enacted, adopted or issued or proposed by any Authority, and (iii) no judgments, decrees, orders, proceedings, investigations or inquiries of any Authority, which, in any of clause (i), (ii) or (iii), would or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or adversely affect the power or ability of any of the Warrantors to perform its/his obligations under this Hong Kong Underwriting Agreement, the International Underwriting Agreement and the Operative Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement, the International Underwriting Agreement and the Operative Documents or otherwise adversely affect the Global Offering, or which are required to be described in the Hong Kong Public Offering Documents and the Preliminary Prospectus and are not so described; and (B) none of the Company or any of the Subsidiaries which is a party to a joint venture or shareholders’ agreement is in dispute with the other parties to such joint venture or shareholders’ agreement and there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties.

24.2	None of the Warrantors and the Subsidiaries has taken any action nor have any steps been taken or legal, legislative or administrative proceedings been started, threatened or contemplated or judgment been rendered (A) to wind up, make bankrupt, dissolve, deregister, liquidate, make dormant, or eliminate the Company or any Subsidiary; or (B) to withdraw, revoke or cancel any approval to conduct business or any operation of the Company or any Subsidiary.

25	Market Conduct

25.1	Save for the appointment of the Stabilizing Manager, none of the Warrantors or the Subsidiaries, or their affiliates, or any of their respective directors, supervisors (if any), officers, and to the best of the Warrantors’ knowledge, agents or employees, or any person acting on behalf of any of them (other than the Overall Coordinators, the Joint Global Coordinators and the Underwriters as to whom the Warrantors make no representation or warranty), has at any time prior to the date hereof, directly or indirectly, done any act or engaged in any course of conduct or will, until the Overall Coordinators have notified the Company of the completion of the distribution of the Offer Shares, do directly or indirectly any act or engage in any course of conduct: (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities; (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares; or (C) which constitutes non-compliance with the rules, regulations and requirements of the CSRC, the Stock Exchange, the SEC or any other Authority including those in relation to bookbuilding and placing activities.

25.2	Except for the stock borrowing arrangement as disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus, none of the Warrantors or the Subsidiaries, or their affiliates, or any of their respective directors, supervisors (if any), officers, agents or employees, or any person acting on behalf of any of them (other than the Overall Coordinators, the Joint Global Coordinators and the Underwriters as to whom the Warrantors make no representation or warranty) (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or any Subsidiary or otherwise; (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance, the market misconduct provisions of Parts XIII and XIV of the SFO, or the rules, regulations and requirements of the CSRC, or would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the SFO; (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters or any person acting for them of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the SFO or otherwise; (D) either alone or with one or more other persons, bid for or purchased, for any account in which it or any of its affiliates had a beneficial interest, any Offer Shares or attempted to induce any person to purchase any Offer Shares, provided that the granting of the Over-allotment Option or other stabilization action taken by the Stabilizing Manager or any person acting for it as stabilizing manager in accordance with Clause 6.1 of the Hong Kong Underwriting Agreement, Clause 1(d) of the International Underwriting Agreement, the Listing Rules, the SFO or any other applicable Laws in Hong Kong shall not constitute a breach of this subsection.

25.3	None of the Warrantors or any of the Subsidiaries, nor any of their respective directors, officers, supervisors (if any), employees or agents has, directly or indirectly, provided or offered (nor will, directly or indirectly, provide or offer) any rebates or preferential treatment to an investor in connection with the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by the Hong Kong Public Offering Documents and the Preliminary Prospectus. None of the Company or any of the Subsidiaries nor any of their respective directors, officers, agents or employees is aware of any arrangement which would result in an investor paying directly or indirectly, for the Offer Shares allocated, less than the total consideration as disclosed in the Hong Kong Public Offering Documents and the Preliminary Prospectus.

26	Immunity

26.1	Under the Laws of the Cayman Islands, the PRC, Hong Kong and the United States, none of the Company, the Subsidiaries, nor any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or crown status or otherwise from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court or arbitral tribunal, from service of process, from attachment to or in aid of execution of a judgment, arbitral award or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or arbitral award; and the irrevocable and unconditional waiver and agreement of the Company in Clause 18.7 hereof not to plead or claim any such immunity in any action, suit or proceeding arising out of or based on this Agreement or the International Underwriting Agreement or the transactions contemplated hereby and thereby is legal, valid and binding under the Laws of the Cayman Islands, Hong Kong, the PRC and the United States.

27	Choice of Law and Dispute Resolution

27.1	[Reserved]

27.2	The choice of law provisions set forth in this Agreement will be recognized by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States; the Company can sue and be sued in its own name under the Laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States; the agreement by the Company to resolve any dispute by arbitration at the Hong Kong International Arbitration Centre, the agreement to treat any decision and award of the Hong Kong International Arbitration Centre as final and binding on the parties to this Agreement, the irrevocable submission by the Company to the jurisdiction of the arbitral tribunal appointed or constituted for any arbitration commenced under Clause 18 of this Agreement and of any court of competent jurisdiction in which proceedings may be brought pursuant to Clause 18 of this Agreement, the waiver by the Company of any objection to the venue of an action, suit or proceeding in any such court, the waiver and agreement not to plead an inconvenient forum and the agreement that this Agreement shall be governed by and construed in accordance with the Laws of Hong Kong, are legal, valid and binding under the Laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States and will be respected by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States; service of process effected in the manner set forth in this Agreement will be effective, insofar as the Laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States is concerned, to confer valid personal jurisdiction over the Company; and any judgment obtained in the Hong Kong International Arbitration Centre arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced in the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States.

27.3	It is not necessary under the Laws of the Cayman Islands, Hong Kong, the PRC and the United States that any of the International Underwriters or the Hong Kong Underwriters (other than those incorporated or organized under the Laws of the Cayman Islands, Hong Kong, the PRC and the United States as the case may be) should be licensed, qualified or entitled to carry out business in Laws of the Cayman Islands, Hong Kong, the PRC and the United States (A) to enable them to enforce their respective rights under this Agreement, the International Underwriting Agreement or any other document to be furnished hereunder or thereunder; or (B) solely by reason of the execution, delivery or performance of this Agreement and the International Underwriting Agreement.

28	Professional Investor

28.1	The Warrantors have read and understood the Professional Investor Treatment Notice set forth in Schedule 6 of this Agreement hereto and acknowledges and agrees to the representations, waivers and consents contained in such notice, in which the expressions “you” or “your” shall mean the Warrantors, and “we” or “us” or “our” shall mean the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Underwriters.

29	No Other Arrangements Relating to Sale of Offer Shares; No Other Offerings

29.1	There are no contracts, agreements or understandings between the Warrantors or any Subsidiary and any person or entity (other than the Hong Kong Underwriters pursuant to this Hong Kong Underwriting Agreement and the International Underwriters pursuant to the International Underwriting Agreement) that would give rise to any claim against the Company, any Subsidiary or any Underwriter for brokerage commissions, finder’s fees or other payments in connection with the offer and sale of the Offer Shares.

29.2	Neither the Company nor any Subsidiary has entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Shares other than this Agreement, the International Underwriting Agreement and the Operative Documents. There are no contracts, agreements or understandings entered into by the Company or the Subsidiaries or any Single Largest Group of Shareholders in relation to the appointment of other capital market intermediaries or fee arrangement arising thereof, other than the arrangements already disclosed to the Joint Sponsors, the Joint Global Coordinators and the Overall Coordinators.

29.3	Except as described in the Hong Kong Public Offering Documents and the Preliminary Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

29.4	Except as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to the Registration Statement.

30	United States Securities Laws and Related Matters

30.1	The Registration Statement, Preliminary Prospectus, Final Prospectus and any free writing prospectus and the filing of the Registration Statement, Preliminary Prospectus, Final Prospectus and any Free Writing Prospectus with the SEC will be or have been duly authorized by and on behalf of the Company, and the Registration Statement will be or have been duly executed pursuant to such authorization by and on behalf of the Company.

30.2	The Company is not an “ineligible issuer” in connection with the offering of the Offer Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Offer Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Overall Coordinators’ prior written consent, prepare, use or refer to, any free writing prospectus.

30.3	The Company will be a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares from November 1, 2025.

30.4	The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Overall Coordinators with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Overall Coordinators to engage in Testing-the-Waters Communications. The Company reconfirms that the Overall Coordinators have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication other than those agreed to by the Overall Coordinators. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

30.5	The statements in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

30.6	The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act and Rule 3b-4 under the Exchange Act.

30.7	The Company believes that it may have been a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year. Based on the current and anticipated value of the Company’s assets and the composition of its income and assets, including goodwill (taking into account the expected cash proceeds from, and the Company’s anticipated market capitalization following, the Global Offering), the Company believes it is likely that it may be a PFIC for the current taxable year.

30.8	The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, will not be required to be registered as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

30.9	From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken through the date hereof), the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

30.10	There are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (i) any member of FINRA and (ii) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the SEC.

30.11	The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

30.12	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the SEC.

31	Directors, Officers and Shareholders

31.1	Any certificate signed by any director or officer of the Warrantors (to the extent applicable) and delivered to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Underwriters or any counsel for the Underwriters in connection with the Global Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI and Underwriter.

31.2	Any subscription or purchase of the Offer Shares by a Director or his/her associates or existing shareholder of the Company, if conducted, has been or will be in accordance with Rules 10.03 and 10.04 of the Listing Rules.

31.3	All the interests or short positions of each of the Directors in the securities, underlying securities and debentures of the Company or any associated corporation (within the meaning of Part XV of the Securities and Futures Ordinance) which will be required to be notified to the Company and the Stock Exchange pursuant to Part XV of the Securities and Futures Ordinance, or which will be required pursuant to section 352 of the Securities and Futures Ordinance to be entered in the register referred to therein, or which will be required to be notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers in the Listing Rules, in each case once the Shares are listed, are fully and accurately disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus.

31.4	The Directors have been duly and validly appointed and are the only directors of the Company.

31.5	Each of the independent non-executive Directors is in compliance with the requirements on independence as imposed by the Listing Rules.

31.6	[Reserved]

32	Specialist Technologies and Specialist Technology Products

32.1	The Company meets the definition of a Specialist Technology Company (as defined under the Chapter 18C of the Listing Rules and Chapter 2.5 of the Guide), and is both eligible and suitable for listing as a Commercial Company, meeting all the relevant requirements under the Chapter 18C of the Listing Rules and Chapter 2.5 of the Guide.

32.2	All Specialist Technologies (as defined under the Listing Rules) engaged in the Specialist Technology Products (as set out in the Hong Kong Prospectus) delivered by the Company and the Subsidiaries have been adequately described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus in accordance with the requirements under an acceptable sector of a specialist technology industry (as defined in the Listing Rules and set out in the Listing Guide).

32.3	Each description of design and development, and functions and features, of the Specialist Technology Products, research and development activities and capabilities, pipelines and path to profitability contained in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus is true and accurate and complete in all material aspects.

Part B: Additional Representations and Warranties of the Single Largest Group of Shareholders

Each of the Single Largest Group of Shareholders, jointly and severally, represents, warrants and undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and each of them as follows:

1	Information about the Single Largest Group of Shareholders

1.1	All the information with respect to the Single Largest Group of Shareholders included in the Hong Kong Public Offering Documents and the Preliminary Prospectus (A) did not contain and will not contain any untrue statement of a material fact; and (B) did not omit and will not omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

1.2	All information with respect to the Single Largest Group of Shareholders disclosed or made available in writing or orally from time to time by or on behalf of the Single Largest Group of Shareholders and/or any of their directors, officers, employees, Affiliates and/or agents, to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, any of the legal and other professional advisers to the Company or the Underwriters, the Stock Exchange, the SFC, the SEC, and/or the CSRC for the purposes of the Global Offering and/or the listing of the Shares on the Stock Exchange (including for the purposes of making submissions or applications to, or replying to queries or comments raised by, the Stock Exchange, the SFC, the SEC, and/or the CSRC) was, when disclosed or made available, and remains, complete, true and accurate in all material respects and not misleading, and was disclosed or made available in full and in good faith.

2	Capacity

2.1	The Single Largest Group of Shareholders have been duly incorporated and are validly existing and in good standing under the Laws of their jurisdiction of incorporation or organization (where applicable) with legal right, power and authority (corporate and other) to own, use, lease and operate their properties and conduct their business in the manner presently conducted and as described in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus and are capable of suing and being sued in their own names.

2.2	The Single Largest Group of Shareholders have full right, power and authority (corporate and other) to execute, deliver and perform this Agreement and each of the Operative Documents to which they are a party.

3	Execution and Authorization

3.1	This Agreement has been duly authorized, executed and delivered by the Single Largest Group of Shareholders and when duly authorized, executed and delivered by the other parties to this Agreement or thereto, constitutes a legal, valid and binding agreement of the Single Largest Group of Shareholders, enforceable against the Single Largest Group of Shareholders in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.2	The execution, delivery and performance of this Agreement, the International Underwriting Agreement and each of the Operative Documents to which the Single Largest Group of Shareholders are a party, the issuance and sale of the Offer Shares, the consummation of the transactions herein or therein contemplated, and the fulfilment of the terms of this Agreement or of those agreements, do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice, lapse of time, fulfilment of any condition and/or compliance with any formality, would result in a breach or violation of, constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under): (A) the memorandum and association and articles of association or other organizational or constitutional documents of the Single Largest Group of Shareholders; (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, authorization, lease, contract or other agreement or instrument to which the Single Largest Group of Shareholders are a party or by which the Single Largest Group of Shareholders or any of their properties or assets is or may be bound or affected; (C) any Laws applicable to the Single Largest Group of Shareholders or any of their properties or assets, or any judgment, order or decree of any Authority having jurisdiction over each Single Largest Group of Shareholders; or (D) result in the creation or imposition of any Encumbrance on any property or assets of the Single Largest Group of Shareholders.

3.3	The Single Largest Group of Shareholders are not in breach or violation of or in default under (and no event has occurred which, with notice, lapse of time, fulfilment of any condition and/or compliance with any formality, would result in a breach or violation of, constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (A) their memorandum and association and articles of association or other organizational or constitutional documents or their business license; (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or assets are or may be bound or affected; or (C) any Laws applicable to them or any of their properties or assets, with such exceptions in the case of (B) and (C) as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

3.4	Except for the final approval from the Stock Exchange for the listing of, and permission to deal in, the Shares on the Main Board of the Stock Exchange, all Governmental Authorizations under any Laws applicable to, or from or with any Authority having jurisdiction over, the Single Largest Group of Shareholders or any of their properties or assets, or otherwise from or with any other persons, required in connection with the performance by the Single Largest Group of Shareholders of their obligations under and the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement, the Operative Documents and each of the agreements relating to the Global Offering, have been obtained or made and are in full force and effect, and to the best of the Single Largest Group of Shareholders’ knowledge, there is no reason to believe that any such Governmental Authorizations may be revoked, suspended or modified.

3.5	Except as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus, or any individual Supplemental Offering Material, (A) there are no Actions or enquiries under any Laws or by or before any Authority pending or, to the best of the Single Largest Group of Shareholders’ knowledge, threatened, to which the Single Largest Group of Shareholders are or may be a party or to which any of their properties or assets is or may be subject, at law or in equity; (B) there is no Law that has been enacted, adopted or issued that has been proposed by any Authority and there is no judgment, decree or order of any Authority, which would, or could reasonably be expected to, materially and adversely affect the power or ability of such Single Largest Group of Shareholders to perform their obligations under this Agreement, or to consummate the transactions contemplated by this Agreement or otherwise materially and adversely affect the Global Offering.

4	Compliance with Laws

4.1	Neither the Single Largest Group of Shareholders, their respective directors, officers, or employees, or, to the knowledge of the Single Largest Group of Shareholders, any agents, affiliates, representatives or other person acting on behalf of the Single Largest Group of Shareholders or their respective affiliates (collectively, the “Shareholder Relevant Persons”) is aware of or has, directly or indirectly, made or authorised (A) the payment of any money or the giving of anything of value to any Government Official or to any person under circumstances where a Shareholder Relevant Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, where either the payment, the contribution or the gift, or the purpose thereof, was, is, or would be prohibited under any applicable anti-corruption Laws; (B) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (C) made, offered, agreed, requested or taken an act in furtherance of any bribe or other unlawful benefit, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; without prejudice to the foregoing, none of Shareholder Relevant Persons has violated or is in violation of Anti-Corruption Laws; and the Single Largest Group of Shareholders and their Affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with such laws and with the representations and warranties contained herein.

4.2	The operations and conducts (as applicable) of the Single Largest Group of Shareholders are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including but not limited to those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable Money Laundering Laws of all jurisdictions where the Single Largest Group of Shareholders conduct business, and no action, suit, proceeding, investigation or inquiry by or before any Authority involving the Single Largest Group of Shareholders with respect to the Anti-Money Laundering Laws is pending or, to the best of the knowledge of the Single Largest Group of Shareholders, threatened.

4.3	None of the Shareholder Relevant Person, is currently subject to or target of any Sanctions Laws and Regulations, nor is the Single Largest Group of Shareholders located, organized or resident in a country, region or territory that is the subject or the target of Sanctions Laws and Regulations, including, without limitation, any Sanctioned Country.

4.4	The Single Largest Group of Shareholders will cause the Company not to directly or indirectly use the proceeds, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity (i) for the purpose of financing or facilitating any activities or business of or with any Person that is subject to or the target of Sanctions Laws and Regulations, or of, with or in the Sanctioned Countries, or any country, region or territory that is targeted by or subject to any Sanctions Laws and Regulations, at the time of such funding or facilitation, or (ii) in any other manner that will result in a violation (including by any person or entity participating in the sale of the Offer Shares, whether as underwriter, advisor, investor or otherwise) of any of the Sanctions Laws and Regulations.

4.5	Since April 24, 2019, the Single Largest Group of Shareholders have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions directly or indirectly with any Person, or in any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or target of a Sanctions Laws and Regulations or any entity owned or controlled by a Person who is the target of the Sanctions Laws and Regulations, or with any Sanctioned Country, or that would result in a violation of Sanctions Laws and Regulations by any Person (including any Person participating in the offering of the Offer Shares).

4.6	There are (A) (i) no legal, arbitral or governmental actions, proceedings, investigations or inquires pending or threatened or contemplated by or before any Authority, to which the Single Largest Group of Shareholders or any of their subsidiaries, or any of their respective directors, supervisors (if any), officers, employees or Affiliates, is or may be a party or to which any properties, assets, products or services of the Single Largest Group of Shareholders or any of their subsidiaries, or any of their respective directors, supervisors (if any) or officers, is or may be subject, (ii) no Laws that have been enacted, adopted or issued or proposed by any Authority, and (iii) no judgments, decrees, orders proceedings, investigations or inquiries of any Authority, which, in any of clause (i), (ii) or (iii), would or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or adversely affect the power or ability of the Single Largest Group of Shareholders to perform their obligations under this Hong Kong Underwriting Agreement, the International Underwriting Agreement and the Operative Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement, the International Underwriting Agreement and the Operative Documents or otherwise adversely affect the Global Offering, or which are required to be described in the Hong Kong Public Offering Documents and the Preliminary Prospectus and are not so described; and (B) none of the Single Largest Group of Shareholders or any of their subsidiaries which is a party to a joint venture or shareholders’ agreement is in dispute with the other parties to such joint venture or shareholders’ agreement and there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties.

5	Connected Transactions

5.1	In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), (A) the Connected Transactions disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus have been entered into and carried out, and will be carried out, in the ordinary course of business and on commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole; and (B) the Connected Transactions as disclosed in each of the Hong Kong Public Offering Documents and the Preliminary Prospectus has been duly authorized, executed and delivered, constitutes a legal, valid and binding agreement or undertaking of the parties thereto, enforceable in accordance with its terms, and in full force and effect.

6	Immunity

6.1	Under the Laws of the Cayman Islands, British Virgin Islands, PRC, Hong Kong and the United States, none of the Single Largest Group of Shareholders, their subsidiaries, nor any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or crown status or otherwise from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court or arbitral tribunal, from service of process, from attachment to or in aid of execution of a judgment, arbitral award or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or arbitral award; and the irrevocable and unconditional waiver and agreement of the Single Largest Group of Shareholders in Clause 18.7 hereof not to plead or claim any such immunity in any action, suit or proceeding arising out of or based on this Agreement or the International Underwriting Agreement or the transactions contemplated hereby and thereby is legal, valid and binding under the Laws of the Cayman Islands, British Virgin Islands, Hong Kong, the PRC and the United States.

7	Winding-Up

7.1	Neither the Single Largest Group of Shareholders nor any person acting on their behalf have taken any action nor have any steps been taken or legal, legislative or administrative proceedings been started, threatened or contemplated or judgment been rendered to (A) wind up, make bankrupt, dissolve, deregister, liquidate, make dormant, or eliminate the Single Largest Group of Shareholders; or (B) withdraw, revoke or cancel any Governmental Authorizations under any Laws applicable to, or from or with any Authority having jurisdiction over, the Single Largest Group of Shareholders or any of their respective properties or assets, required in order to conduct the business of the Single Largest Group of Shareholders. The Single Largest Group of Shareholders have not made any voluntary arrangement with any of its creditors and is not insolvent or unable to pay its debts as they fall due.

7.2	The Single Largest Group of Shareholders have not, at any time during the six-month period immediately prior to the completion of the Global Offering, sold, transferred or conducted any private placement of the Shares of the Company held by, or otherwise beneficially owned by the Single Largest Group of Shareholders.

SCHEDULE 3

CONDITIONS PRECEDENT DOCUMENTS

Part A

LEGAL DOCUMENTS

1.	Three certified true copies of the resolutions of the Board (or a duly constituted committee of the Board):

1.1.	approving and authorizing (or delegation thereof) this Agreement, the International Underwriting Agreement and each of the Operative Documents to which the Company is a party and such documents as may be required to be executed by the Company pursuant to each such Operative Document or which are necessary or incidental to the Global Offering and the execution on behalf of the Company of, and the performance by the Company of its obligations under, each such document;

1.2.	approving (or delegation thereof) the Global Offering and any issue of Offer Shares pursuant thereto;

1.3.	approving and authorizing (or delegation thereof) the issue of the Hong Kong Public Offering Documents, and the issue of the Preliminary Prospectus and the Final Prospectus.

1.4.	approving and authorizing (or delegation thereof) the issue and the registration of the Hong Kong Prospectus with the Registrar of Companies in Hong Kong; and

1.5.	approving (or delegation thereof) the Verification Notes.

2.	Three certified copies of the minutes of a meeting (or written resolutions) of the governing body of Xu Han Limited, approving and/or ratifying (as applicable), among other things, the execution of this Agreement.

3.	Three certified copies of the minutes of a meeting (or written resolutions) of the governing body of Tonyhan Limited, approving and/or ratifying (as applicable), among other things, the execution of this Agreement.

DOCUMENTS RELATING TO THE HONG KONG PUBLIC OFFERING

4.	Three printed copies of the Hong Kong Prospectus duly signed by two Directors or their respective duly authorized attorneys and, if signed by their respective duly authorized attorneys, certified true copies of the relevant powers of attorney.

5.	Three certified true copies of the Articles of Association.

6.	Three certified true copies of each of the responsibility letters, the powers of attorney (except as already provided in item 4 above) and statements of interests signed by each of the Directors.

7.	Three certified true copies of the service contracts of each of the Directors.

8.	Three signed originals or certified true copies of the letter from each of the experts stated in the section headed “Other Information – Qualification of Experts” in Appendix IV to the Hong Kong Prospectus (except the consent letters from the Joint Sponsors), dated the Hong Kong Prospectus Date, containing consents to the issue of the Hong Kong Prospectus with the inclusion of references to the respective parties’ names, and where relevant their reports and letters in the form and context in which they are included.

9.	Three copies of each of the written confirmation from the Registrar of Companies in Hong Kong confirming the registration of the Hong Kong Prospectus and the authorization to register the Hong Kong Prospectus issued by the Stock Exchange.

10.	Three copies of the written notification issued by HKSCC stating that the Class A Ordinary Shares will be Eligible Securities (as defined in the Listing Rules).

11.	Three originals of the signature pages to the Verification Notes for the Hong Kong Prospectus duly signed by or on behalf of the Company and each of the directors of the Company (or their respective duly authorised attorneys).

12.	Three signed originals of the accountants’ report dated the Hong Kong Prospectus Date from the Reporting Accountants, the text of which is contained in Appendix I to the Hong Kong Prospectus.

13.	Three signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company, relating to the unaudited pro forma financial information relating to the adjusted net tangible assets, the text of which is contained in Appendix II to the Hong Kong Prospectus.

14.	Three signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company and copied the Joint Sponsors and the Overall Coordinators, and in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators, which letter shall, inter alia, confirm the indebtedness statement contained in the Hong Kong Prospectus.

15.	Three signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company and copied the Joint Sponsors and the Overall Coordinators, and in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators, regarding the statement as to the working capital sufficiency of the Group contained in the Hong Kong Prospectus.

16.	Three signed originals or certified true copies of the memorandum on the profit forecast for the year ending December 31, 2025 and the working capital forecast for the period ending December 31, 2026 approved by the Board.

17.	Three signed originals of the comfort letter from the Reporting Accountants, dated the date of the Hong Kong Prospectus and addressed to the Joint Sponsors, the Overall Coordinators and the Hong Kong Underwriters, and in form and substance satisfactory to the Joint Sponsors and Sponsor-OCs, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

18.	Three copies of the notification issued by the CSRC on the Company’s completion of the PRC filing procedures for the Global Offering and the listing of the Class A Ordinary Shares on the Main Board.

LEGAL OPINION

19.	Three signed originals or certified true copies of the legal opinion dated the date of the Hong Kong Prospectus from Commerce & Finance Law Offices, the Company's legal adviser as to PRC laws, addressed to the Company and in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

20.	Three signed originals or certified true copies of the legal opinion dated the date of the Hong Kong Prospectus from Commerce & Finance Law Offices, the Company's legal adviser as to PRC laws, in respect of the data compliance of the Group under PRC laws addressed to the Company and in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

21.	Three signed originals or certified true copies of the legal opinion dated the date of the Hong Kong Prospectus from Han Kun Law Offices, the Underwriters’ legal adviser as to PRC laws, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

22.	Three signed originals or certified true copies of the legal opinion dated the date of the Hong Kong Prospectus from Travers Thorp Alberga, the Company’s legal adviser as to Cayman Islands laws, addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters summarizing certain aspects of the corporate law of the Cayman Islands in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

23.	Three signed originals or certified true copies of the legal opinion dated the date of the Hong Kong Prospectus from Travers Thorp Alberga, the Company’s legal adviser as to Cayman Islands laws, addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters in respect of certain aspects of the Company under the Cayman Islands laws in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

24.	Three signed originals of the legal opinion dated the date of the Hong Kong Prospectus from the local counsel of Xu Han Limited and Tonyhan Limited, addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters in respect of certain aspects of Xu Han Limited and Tonyhan Limited under the BVI laws in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

25.	Three signed originals of the legal opinion dated the date of the Hong Kong Prospectus from JUN HE LAW OFFICES LLC, the Company’s legal adviser as to United States laws, addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters in respect of certain aspects of WeRide Corp. under United States laws in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

26.	Three signed originals of the memorandum dated the date of the Hong Kong Prospectus from Akin & Gump Strauss Hauer & FELD LLP, the Company’s export control adviser, addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters in respect of the assessment of export control risks of the Group in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

27.	Three signed originals of the memorandum dated the date of the Hong Kong Prospectus from Akin & Gump Strauss Hauer & FELD LLP, the Company’s CFIUS adviser, addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters in respect of the assessment of outbound investment risks of the Group in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators.

28.	Three signed originals or certified true copies of the industry report prepared by the Industry Consultant.

29.	Three signed originals or certified true copies of the internal controls report prepared by the Internal Control Consultant.

30.	Three certified true copies of the Receiving Bank Agreement duly signed by the parties thereto.

31.	Three certified true copies of the Registrar’s Agreement duly signed by the parties thereto.

32.	Three originals or certified true copies of (a) the certificate given by the relevant translator relating to the translation of the Hong Kong Prospectus and (b) the certificate issued by Toppan Nexus Limited as to the competency of such translator.

33.	Three certified true copies of the undertaking signed by Dr. Tony Xu Han, Xu Han Limited and Tonyhan Limited to the Stock Exchange pursuant to Rule 10.07 and Rule 18C.13 of the Hong Kong Listing Rules.

34.	Three certified true copies of the undertaking signed by key persons as disclosed in the Hong Kong Prospectus to the Stock Exchange pursuant to Rule 18C.14 of the Hong Kong Listing Rules.

35.	Three certified true copies of the undertaking from the Company to the Stock Exchange pursuant to Rule 10.08 of the Listing Rules.

36.	Three certified true copies of the undertaking from Dr. Tony Xu Han and Dr. Yan Li, respectively, to the Company pursuant to Rule 8A.43 of the Hong Kong Listing Rules.

37.	Three certified true copies of the compliance adviser agreement entered into between the Company and Rainbow Capital (HK) Limited.

38.	Three certified true copies of each of the following:

a)	the certificate of incorporation of the Company (and the certificate of incorporation on change of name of the Company);

b)	the certificate of registration of the Company under Part 16 of the Companies Ordinance; and

c)	the current business registration certificate of the Company issued pursuant to the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong).

Part B

1.	Three copies of a letter from the Stock Exchange giving its approval for the listing of the Class A Ordinary Shares.

2.	Three signed originals of the bring-down comfort letter from the Reporting Accountants, dated the Listing Date and addressed to the Joint Sponsors, the Overall Coordinators and the Hong Kong Underwriters, and in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

3.	Three signed originals of each of the comfort letters and bringdown comfort letters dated, respectively, the date of the International Underwriting Agreement and the Listing Date from the Reporting Accountants to the Directors, the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the other International Underwriters), in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators, which letters shall cover certain selected financial information contained in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus.

4.	Three signed originals or certified true copies of each of the following legal opinions, dated the Listing Date, and in form and substance satisfactory to the Joint Sponsors and the Overall Coordinators:

a)	opinion from Travers Thorp Alberga, the Company’s legal adviser as to Cayman Islands law, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters in respect of the Company (including a bring-down opinion of the opinions under item 23 of Part A);

b)	opinion from the local counsel of Xu Han Limited and Tonyhan Limited, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters in respect of Xu Han Limited and Tonyhan Limited;

c)	opinion from Commerce & Finance Law Offices, the Company’s legal adviser as to PRC law, addressed to the Company (including a bring-down opinion of the opinions under item 19 of Part A);

d)	opinion from Commerce & Finance Law Offices, the Company’s legal adviser as to PRC law, in respect of the data compliance of the Group, addressed to the Company (including a bring-down opinion of the opinions under item 20 of Part A);

e)	opinion from Han Kun Law Offices, the Underwriters’ legal adviser as to PRC law, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters (including a bring-down opinion of the opinions under item 21 of Part A);

f)	opinion from Cooley HK, the Company’s legal adviser as to United States laws, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters;

g)	opinion from Cooley HK, the Company’s legal adviser as to Hong Kong laws, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters, including certain matters in respect of WeRide HongKong Limited;

h)	negative assurance letter from Cooley HK, the Company’s legal adviser as to United States laws, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters;

i)	opinion from JUN HE LAW OFFICES LLC, the Company’s legal adviser as to United States laws, in respect of certain aspects of WeRide Corp., addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters;

j)	memorandum from Akin & Gump Strauss Hauer & Feld LLP, the Company’s export control adviser, in respect of the assessment of export control risks of the Group addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters.

k)	memorandum from Akin & Gump Strauss Hauer & Feld LLP, the Company’s CFIUS adviser, in respect of the assessment of outbound investment risks of the Group addressed to the Company, the Joint Sponsors, the Overall Coordinators and the Underwriters.

l)	opinion from Latham & Watkins LLP, the Underwriters’ legal adviser as to United States laws, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters;

m)	opinion from Latham & Watkins LLP, the Underwriters’ legal adviser as to Hong Kong laws, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters;

n)	negative assurance letter from Latham & Watkins LLP, the Underwriters’ legal adviser as to United States laws, addressed to the Joint Sponsors, the Overall Coordinators and the Underwriters;

5.	Three signed original of the certificates signed by one executive Director of the Company or their authorized representatives dated the Listing Date and furnished to the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the Underwriters) to the effect that (a) the representations, warranties and undertakings of the Company contained in this Agreement are true and accurate and not misleading as of the Listing Date; and (b) the Company has complied with all of the obligations and satisfied all of the conditions of its part to be performed or satisfied hereunder on or before the Listing Date, in the form set forth in a schedule to the International Underwriting Agreement, to be delivered as required under the International Underwriting Agreement.

6.	Three signed original of officer’s certificate in the form set out in a schedule to the International Underwriting Agreement from the Chief Financial Officer of the Company, dated the Listing Date, in respect of the financial, operating and business data and other information that has been identified on the copies of each of the Hong Kong Prospectus, the Time of Sale Prospectus and the Final Prospectus that are not comforted by the Reporting Accountants, to be delivered as required under the International Underwriting Agreement.

7.	Three signed original certificates issued by the joint company secretaries of the Company, dated the Listing Date, in the form set forth in a schedule to the International Underwriting Agreement, to be delivered as required under the International Underwriting Agreement.

8.	Three signed originals of the certificates of each of Dr. Tony Xu Han, Xu Han Limited and Tonyhan Limited (each a member of the Single Largest Group of Shareholders of the Company) dated the Listing Date, in the form set forth in a schedule to the International Underwriting Agreement, to be delivered as required under the International Underwriting Agreement.

9.	Three signed originals or certified true copies of the Price Determination Agreement duly signed by the parties thereto.

10.	Three signed originals or certified true copies of the Stock Borrowing Agreement dated the Price Determination Date, each duly signed by the parties thereto.

11.	Three copies of the certified true copy of the written resolutions by the authorized attorneys or committee of the Board approving the determination of final International Offer Price, Hong Kong Offer Price, the basis of allocation and the allotment and issue of the Offer Shares to the allottees.

SCHEDULE 4

SET-OFF ARRANGEMENTS

1.	This Schedule sets out the arrangements and terms pursuant to which the Hong Kong Underwriting Commitment of each Hong Kong Underwriter will be reduced to the extent that it makes (or procures to be made on its behalf) one or more valid Hong Kong Underwriter's Applications pursuant to the provisions of Clause 4.7. These arrangements mean that in no circumstances will any Hong Kong Underwriter have any further liability as a Hong Kong Underwriter to apply to purchase or procure applications to purchase Hong Kong Offer Shares if one or more Hong Kong Underwriter’s Applications, duly made by it or procured by it to be made is/are validly made and accepted for an aggregate number of Hong Kong Offer Shares being not less than the number of Hong Kong Offer Shares comprised in its Hong Kong Underwriting Commitment.

2.	In order to qualify as Hong Kong Underwriter’s Applications, such applications must be made online through the White Form eIPO Service at www.eipo.com.hk or by submitting an EIPO application through FINI complying in all respects with the terms set out in the section headed “How to Apply for Hong Kong Offer Shares” in the Hong Kong Prospectus by not later than 12:00 noon on the Acceptance Date in accordance with Clause 4.4. Copies of records for such applications will have to be faxed to the Overall Coordinators immediately after completion of such applications. Each such application must bear the name of the Hong Kong Underwriter by whom or on whose behalf the application is made and there must be clearly marked on the applications “Hong Kong Underwriter's Application”, to the extent practicable.

3.	No preferential consideration under the Hong Kong Public Offering will be given in respect of Hong Kong Underwriter’s Applications.

SCHEDULE 5
Formal Notice

The Formal Notice is to be published on the official website of the Stock Exchange and the website of the Company on the following date:

Name of Publication	Dates of Advertisement

Stock Exchange website	October 28, 2025

Company website	October 28, 2025

SCHEDULE 6

PROFESSIONAL INVESTOR TREATMENT NOTICE

Part A – IF YOU ARE AN INSTITUTIONAL INVESTOR:

1.	You are an Institutional Professional Investor by reason of your being within a category of person described in paragraphs (a) to (i) of the definition of “professional investor” in section 1 of Part 1 of Schedule 1 to the SFO and any subsidiary legislation thereunder (“Institutional Professional Investor”).

2.	Since you are an Institutional Professional Investor, the Overall Coordinators are automatically exempt from certain requirements under paragraphs 15.4 and 15.5 of the Code of Conduct for Persons Licensed by or Registered with the SFC (the “Code”), and the Overall Coordinators have no regulatory responsibility to do but may in fact do some or all of the following in providing services to you:

2.1            Information about clients

(i)	establish your financial situation, investment experience and investment objectives, except where the Overall Coordinators are providing advice on corporate finance work;

(ii)	ensure that a recommendation or solicitation is suitable for you in the light of your investment objectives, investment strategy and financial position;

(iii)	assess your knowledge of derivatives and characterize you based on your knowledge of derivatives;

2.2            Client agreement

(i)	enter into a written agreement complying with the Code in relation to the services that are to be provided to you and provide you with the relevant risk disclosure statements;

2.3            Information for client

(i)	disclose related information to you in respect of the transactions contemplated under this Agreement;

(ii)	inform you about the business and the identity and status of employees and others acting on their behalf with whom you will have contact;

(iii)	promptly confirm the essential features of a transaction after effecting a transaction for you;

(iv)	provide you with documentation on the Nasdaq-Amex Pilot Program (the “Program”), if you wish to deal through the Stock Exchange in securities admitted to trading on the Program;

(v)	disclose transaction related information as required under paragraph 8.3A of the Code;

2.4            Discretionary accounts

(i)	obtain from you an authority in written form prior to effecting transactions for you without your specific authority; and

(ii)	explain the authority described under paragraph 3.4(i) of Part B of this Schedule 6 and confirm it on an annual basis.

3.	By entering into this Agreement, you represent and warrant to us that you are knowledgeable and have sufficient expertise in the products and markets that you are dealing in and are aware of the risks in trading in the products and markets that you are dealing in.

4.	By entering into this Agreement, you hereby agree and acknowledge that you have read and understood and have been explained the consequences of consenting to being treated as a Professional Investor.

5.	By entering into this Agreement, you agree and acknowledge that the Overall Coordinators will not provide you with any contract notes, statements of account or receipts under the Hong Kong Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules (Chapter 571Q of the Laws of Hong Kong) where such would otherwise be required.

Part B – IF YOU ARE A CORPORATE INVESTOR AND WE HAVE COMPLIED WITH PARAGRAPHS 15.3A AND 15.3B OF THE CODE:

1.	You are a Corporate Professional Investor by reason of your being within a category of person described in sections 3(a), (c) and (d) of the Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong) (“Professional Investor Rules”) (“Corporate Professional Investor”).

The following persons are Corporate Professional Investors under Sections 3(a), (c) and (d) of the Professional Investor Rules:

(i)	a trust corporation having been entrusted under one or more trusts of which it acts as a trustee with total assets of not less than $40 million at the relevant date or as ascertained in accordance with Section 8 of the Professional Investor Rules;

(ii)	a corporation (other than a trust corporation referred to in paragraph (i)):

(A)            having:

(I)	a portfolio of not less than $8 million; or

(II)	total assets of not less than $40 million,

at the relevant date or as ascertained in accordance with Section 8 of the Professional Investor Rules;

(B)          which, at the relevant date, has as its principal business the holding of investments and is wholly owned by any one or more of the following persons:

(I)	a trust corporation specified in paragraph (i);

(II)	an individual specified in Section 5(1) of the Professional Investor Rules;

(III)	a corporation specified in this paragraph or paragraph (ii)(A);

(IV)	a partnership specified in paragraph (iii);

(V)	a professional investor within the meaning of paragraph (a), (d), (e), (f), (g) or (h) of the definition of professional investor in section 1 of Part 1 of Schedule 1 to the SFO; or

(C)	which, at the relevant date, wholly owns a corporation referred to in paragraph (ii)(A);

and

(iii)	a partnership having:

(A)            a portfolio of not less than $8 million; or

(B)            total assets of not less than $40 million,

at the relevant date or as ascertained in accordance with Section 8 of the Professional Investor Rules.

Section 8 of the Professional Investor Rules requires that the total assets entrusted to a trust corporation, or the portfolio or total assets of a corporation or partnership, are to be ascertained by referring to any one or more of the following:

(i)	the most recent audited financial statement prepared within 16 months before the relevant date in respect of the trust corporation (or a trust of which it acts as a trustee), corporation or partnership;

(ii)      any one or more of the following documents issued or submitted within 12 months before the relevant date:

(A)            a statement of account or a certificate issued by a custodian;

(B)            a certificate issued by an auditor or a certified public accountant;

(C)	a public filing submitted by or on behalf of the trust corporation (whether on its own behalf or in respect of a trust of which it acts as a trustee), corporation or partnership.

2.	The Overall Coordinators have categorized you as a Corporate Professional Investor based on information you have given to the Overall Coordinators. You will inform the Overall Coordinators promptly in the event any such information ceases to be true and accurate. You will be treated as a Corporate Professional Investor in relation to all investment products and markets. As a consequence of your categorization as a Corporate Professional Investor and the Overall Coordinators’ assessment of you as satisfying the criteria set out in Paragraph 15.3A(b) of the Code, the Overall Coordinators are exempt from certain requirements under Paragraphs 15.4 and 15.5 of the Code.

3.	By entering into this Agreement, you hereby consent to being treated as a Corporate Professional Investor, agree and acknowledge that you have read and understood and have been explained the risks and consequences of consenting to being treated as a Corporate Professional Investor and agree that the Overall Coordinators have no regulatory responsibility to do but may in fact do some or all of the following in providing services to you:

3.1	Information about clients

(iv)	establish your financial situation, investment experience and investment objectives, except where the Overall Coordinators are providing advice on corporate finance work;

(v)	ensure that a recommendation or solicitation is suitable for you in the light of your investment objectives, investment strategy and financial position;

(vi)	assess your knowledge of derivatives and characterize you based on your knowledge of derivatives;

3.2	Client agreement

(ii)	enter into a written agreement complying with the Code in relation to the services that are to be provided to you and provide you with the relevant risk disclosure statements;

3.3	Information for client

(vi)	disclose related information to you in respect of the transactions contemplated under this Agreement;

(vii)	inform you about the business and the identity and status of employees and others acting on their behalf with whom you will have contact;

(viii)	promptly confirm the essential features of a transaction after effecting a transaction for you;

(ix)	provide you with documentation on the Nasdaq-Amex Pilot Program (the “Program”), if you wish to deal through the Stock Exchange in securities admitted to trading on the Program;

(x)	disclose transaction related information as required under paragraph 8.3A of the Code;

3.4	Discretionary accounts

(iii)	obtain from you an authority in written form prior to effecting transactions for you without your specific authority; and

(iv)	explain the authority described under paragraph 3.4(i) of Part B of this Schedule 6 and confirm it on an annual basis.

4.	You have the right to withdraw from being treated as a Corporate Professional Investor at any time in respect of all or any investment products or markets by giving a written notice to the Overall Coordinators.

5.	By entering into this Agreement, you represent and warrant to us that you are knowledgeable and have sufficient expertise in the products and markets that you are dealing in and are aware of the risks in trading in the products and markets that you are dealing in.

6.	By entering into this Agreement, you hereby agree and acknowledge that the Overall Coordinators or Affiliates of the Overall Coordinators (and any person acting as the settlement agent for the Hong Kong Public Offering and/or the Global Offering) will not provide you with any contract notes, statements of account or receipts under the Hong Kong Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules (Chapter 571Q of the Laws of Hong Kong) where such would otherwise be required.

Part C – IF YOU ARE AN INDIVIDUAL INVESTOR:

1.	You are a Professional Investor by reason of your being within a category of person described in section 3(b) of the Professional Investor Rules (“Individual Professional Investor”). You will inform the Overall Coordinators promptly in the event any information you have given the Overall Coordinators ceases to be true and accurate.

The following persons are Individual Professional Investors under Section 3(b) of the Professional Investor Rules:

(i)	an individual having a portfolio of not less than $8 million at the relevant date or as ascertained in accordance with Section 8 of the Professional Investor Rules, when any one or more of the following are taken into account:

(A)           a portfolio on the individual’s own account;

(B)           a portfolio on a joint account with the individual’s associate;

(C)           the individual’s share of a portfolio on a joint account with one or more  persons other than the individual’s associate;

(D)	a portfolio of a corporation which, at the relevant date, has as its principal business the holding of investments and is wholly owned by the individual.

For the purposes of paragraph (i)(C), an individual’s share of a portfolio on a joint account with one or more persons other than the individual’s associate is:

(A)      the individual’s share of the portfolio as specified in a written agreement  among the account holders; or

(B)      in the absence of an agreement referred to in paragraph (A), an equal share of the portfolio.

Section 8 of the Professional Investor Rules requires the portfolio of an individual to be ascertained by referring to the following:

(i)      any one or more of the following documents issued or submitted within 12  months before the relevant date:

(A)            a statement of account or a certificate issued by a custodian;

(B)            a certificate issued by an auditor or a certified public accountant;

(C)            a public filing submitted by or on behalf of the individual.

2.	By entering into this Agreement, you hereby consent to being treated as an Individual Professional Investor in respect of all investment products and markets, agree and acknowledge that you have read and understood and have been explained the risks and consequences of consenting to being treated as an Individual Professional Investor and agree that the Overall Coordinators have no regulatory responsibility to do but may in fact do some or all of the following in providing services to you:

(i)	inform you about the business and the identity and status of employees and others acting on their behalf with whom you will have contact;

(ii)	promptly confirm the essential features of a transaction after effecting a transaction for you; and

(iii)	provide you with documentation on the Program, if you wish to deal through the Stock Exchange in securities admitted to trading on the Program.

3.	You have the right to withdraw from being treated as an Individual Professional Investor at any time in respect of all or any investment products or markets by giving a written notice to the Overall Coordinators.

4.	By entering into this Agreement, you hereby agree and acknowledge that the Overall Coordinators or Affiliates of the Overall Coordinators (and any person acting as the settlement agent for the Hong Kong Public Offering and/or the Global Offering) will not provide you with any contract notes, statements of account or receipts under the Hong Kong Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules (Chapter 571Q of the Laws of Hong Kong) where such would otherwise be required.

5.	If the Overall Coordinators solicit the sale of or recommend any financial product to you, the financial product must be reasonably suitable for you having regard to your financial situation, investment experience and investment objectives. No other provision of this Agreement or any other document the Overall Coordinators may ask you to sign and no statement the Overall Coordinators may ask you to make derogates from this paragraph 5 of Part C of this Schedule 6.

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

SIGNED by Xu Han	)
for and on behalf of	)	/s/ Xu Han
WeRide Inc.	)

Signature page of Hong Kong Underwriting Agreement

SIGNED by	)
Xu Han	)	/s/ Xu Han

Signature page of Hong Kong Underwriting Agreement

SIGNED by Xu Han	)
for and on behalf of	)	/s/ Xu Han
Xu Han Limited	)

Signature page of Hong Kong Underwriting Agreement

SIGNED by Xu Han	)
for and on behalf of	)	/s/ Xu Han
Tonyhan Limited	)

Signature page of Hong Kong Underwriting Agreement

SIGNED by Zhang Hongyi	)
for and on behalf of	)	/s/ Zhang Hongyi
China International Capital Corporation	)
Hong Kong Securities Limited	)

Signature page of Hong Kong Underwriting Agreement

SIGNED by Alvin Cheung	)
for and on behalf of	)	/s/ Alvin Cheung
Morgan Stanley Asia Limited	)

Signature page of Hong Kong Underwriting Agreement

SIGNED by Peihao Huang	)
for and on behalf of	)	/s/ Peihao Huang
J.P. Morgan Securities (Asia Pacific) Limited	)

Signature page of Hong Kong Underwriting Agreement

SIGNED by Zhang Hongyi	)
for and on behalf of	)
China International Capital Corporation	)	/s/ Zhang Hongyi
Hong Kong Securities Limited	)
as attorney for and on behalf of each of	)
the other Hong Kong Underwriters (as defined herein))

Signature page of Hong Kong Underwriting Agreement

SIGNED by Alvin Cheung	)
for and on behalf of	)
Morgan Stanley Asia Limited	)	/s/ Alvin Cheung
as attorney for and on behalf of each of	)
the other Hong Kong Underwriters (as defined herein))

Signature page of Hong Kong Underwriting Agreement

SIGNED by Peihao Huang	)
for and on behalf of	)
J.P. Morgan Securities (Asia Pacific) Limited	)	/s/ Peihao Huang
as attorney for and on behalf of each of	)
the other Hong Kong Underwriters (as defined herein))

Signature page of Hong Kong Underwriting Agreement